 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-236211
PROSPECTUS SUPPLEMENT
(To Prospectus dated June 22, 2020)
FRANCHISE GROUP, INC.
1,200,000 Shares of 7.50% Series A Cumulative Perpetual Preferred Stock
(Liquidation Preference of $25.00 Per Share)
We are offering for sale 1,200,000 shares of our 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”). The liquidation preference of each share of Series A Preferred Stock is $25.00.
We will pay cumulative distributions on the Series A Preferred Stock, from, and including, the date of original issuance, in the amount of $1.875 per share each year, which is equivalent to 7.50% of the $25.00 liquidation preference per share. Dividends on the Series A Preferred Stock will be payable quarterly in arrears, on or about the 15th day of January, April, July and October of each year (or, if not on a business day, on the next succeeding business day). The first dividend on the Series A Preferred Stock sold in this offering will be paid on or about October 15, 2020.
Investing in our Series A Preferred Stock involves risks. See the section entitled “Risk Factors” beginning on page S-9 of this prospectus supplement and page 7 of the accompanying base prospectus to read about factors you should consider before buying our Series A Preferred Stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price(1)	$25.00	$30,000,000
Underwriting discount(2)	$0.7875	$945,000
Proceeds to us, before expenses(3)	$24.2125	$29,055,000

(1)
Plus accrued dividends, if any, from the original date of issuance.

(2)
See “Underwriting” for a description of all underwriting compensation payable in connection with this offering.

(3)
Assumes no exercise of the underwriters’ option described below.

We have granted the underwriters an option to purchase up to an additional 180,000 shares of Series A Preferred Stock within 30 days from the date of this prospectus supplement. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $1,086,750 (excluding the structuring fee), and the total proceeds to us, before payment of the structuring fee and expenses will be $33,413,250.
B. Riley Securities, Inc. (“B. Riley Securities”) has a “conflict of interest” in this offering within the meaning of Financial Industry Regulatory Authority (“FINRA”) Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Incapital LLC has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering.
The underwriters expect to deliver the shares of Series A Preferred Stock on or about September 18, 2020.
Joint Book-Running Managers
B. Riley Securities
Incapital
D.A. Davidson & Co.
Janney Montgomery Scott
Ladenburg Thalmann
National Securities Corporation
Aegis Capital Corp.
The date of this prospectus supplement is September 15, 2020.

(Prospectus cover continued from preceding page.)
Generally, we may not redeem the Series A Preferred Stock until September 18, 2025, and except as described below upon the occurrence of a Delisting Event or Change of Control (each as defined herein), as applicable. On or after September 18, 2025, we may, at our option, redeem the shares of the Series A Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. In addition, upon the occurrence of a Delisting Event or a Change of Control (each as defined herein), we may, subject to certain conditions, at our option, redeem the Series A Preferred Stock, in whole or in part within 90 days after the first date on which such Delisting Event occurred or within 120 days after the first date on which such Change of Control occurred, as applicable, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the redemption date. If we exercise any of our redemption rights relating to the Series A Preferred Stock, the holders of Series A Preferred Stock will not have the conversion right described below.
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined herein), we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the shares of Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock per share of Series A Preferred Stock equal to the lesser of:
•
the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accumulated and unpaid dividends thereon to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (ii) the Common Stock Price (as defined herein); and

•
1.9608 (i.e., the “Share Cap”), subject to certain adjustments;

subject, in each case, to the conditions described in this prospectus supplement, including, under specified circumstances, an aggregate cap on the total number of shares of common stock issuable upon conversion and to provisions for the receipt of alternative consideration.
The Series A Preferred Stock has no maturity date and will remain outstanding indefinitely unless redeemed by us or converted into shares of common stock in connection with a Delisting Event or Change of Control by the holders of the Series A Preferred Stock. Investors in the Series A Preferred Stock generally will have no voting rights, but will have limited voting rights if we fail to pay dividends for six or more quarters (whether or not declared or consecutive) and in certain other events.
We will apply to list the Series A Preferred Stock on The NASDAQ Global Market (“Nasdaq”) under the symbol “FRGAP.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of the Series A Preferred Stock to the underwriters.

Prospectus Supplement

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is part of the registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process and consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, gives more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information in the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement or the accompanying base prospectus.
If information in this prospectus supplement is inconsistent with the accompanying base prospectus or with any document incorporated by reference therein that was filed with the SEC before the date of this prospectus supplement, you should rely on this prospectus supplement. This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein include important information about us, the securities being offered and other information you should know before investing in our securities. You should read the entire prospectus supplement and the accompanying base prospectus carefully, including the “Risk Factors” contained in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein and the financial statements incorporated by reference in this prospectus supplement and the accompanying base prospectus, before making an investment decision. You should also read and consider information in the documents we have referred you to in the section of this prospectus supplement and the accompanying base prospectus entitled “Where You Can Find More Information” and “Incorporation of Information by Reference” as well as any free writing prospectus provided in connection with this offering.
You should rely only on this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering and the information incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus. We have not, and the underwriters have not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any free writing prospectus provided in connection with this offering. If anyone provides you with different or inconsistent information, you should not rely on it. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any free writing prospectus provided in connection with this offering is accurate as of any date other than as of the date of this prospectus supplement, the accompanying base prospectus, or such free writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any sale of our securities. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
The industry and market data and other statistical information contained in this prospectus supplement, the accompanying base prospectus and the documents we incorporate by reference herein or therein are based on management’s estimates, independent publications, government publications, reports by market research firms or other published independent sources, and, in each case, are believed by management to be reasonable estimates. Although we believe these sources are reliable, we have not independently verified the information. None of the independent industry publications used in this prospectus supplement, the

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accompanying base prospectus or the documents we incorporate by reference herein or therein were prepared on our or our affiliates’ behalf and none of the sources cited by us consented to the inclusion of any data from its reports, nor have we sought their consent.
Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus supplement to the “Company,” “Franchise Group,” “we,” “us,” “our” and similar terms refer to Franchise Group, Inc. and its subsidiaries and references in this prospectus supplement to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Franchise Group, Inc.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations, financial performance, and condition, as well as our plans, objectives, and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A — Risk Factors” in our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and other filings with the SEC, including:
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the uncertainty of the future impact of the COVID-19 pandemic and public health measures on our business and results of operations, including uncertainties surrounding the physical and financial health of our customers, the ability of government assistance programs to individuals, households and businesses to support consumer spending, levels of foot traffic in our stores, changes in customer demand for our products and services, possible disruptions in our supply chain or sources of supply, and whether we will have the governmental approvals, personnel and sources of supply to be able to keep our stores open;

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our plans and expectations in response to the COVID-19 pandemic, including increased expenses for potential higher wages and bonuses paid to associates and the cost of personal protective equipment and additional cleaning supplies and protocols for the safety of our associates, and expected delays in new store openings;

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the effect of steps the Company takes in response to COVID-19, the severity and duration of the pandemic, including whether there is a “second wave” as a result of the loosening of governmental restrictions, the pace of recovery when the pandemic subsides and the heightened impact it has on many of the risks described herein and other filings with the SEC;

•
potential regulatory actions relating to the COVID-19 pandemic;

•
the possibility that any of the anticipated benefits of our acquisitions will not be realized or will not be realized within the expected time period, the businesses of the Company and the Buddy’s segment, Vitamin Shoppe segment or American Freight segment may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected, revenues following our acquisitions may be lower than expected;

•
our inability to grow on a sustainable basis;

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changes in operating costs, including employee compensation and benefits;

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the seasonality of certain of the Company’s business segments;

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departures of key executives or directors;

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our ability to attract additional talent to our senior management team;

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our ability to maintain an active trading market for our common stock on Nasdaq;

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our inability to secure reliable sources of the products and services we make available to our customers;

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government regulation and oversight over our products and services;

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our ability to comply with the terms of our settlement with the Department of Justice and the Internal Revenue Service;

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government initiatives that simplify tax return preparation, improve the timing and efficiency of processing tax returns, limit payments to tax preparers, or decrease the number of tax returns filed or the size of the refunds;

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government initiatives to pre-populate income tax returns;

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the effect of regulation of the products and services that we offer, including changes in laws and regulations and the costs and administrative burdens associated with complying with such laws and regulations;

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the possible characterization of refund transfers as a form of loan or extension of credit;

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changes in the tax settlement products offered to our customers that make our services less attractive to customers or more costly to us;

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delays in the commencement of the tax season attributable to Congressional action affecting tax matters and the resulting inability of federal and state tax agencies to accept tax returns on a timely basis or other changes that have the effect of delaying the tax refund cycle;

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our ability to maintain relationships with our third-party product and service providers;

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our ability to offer merchandise and services that our customers demand;

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our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

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competitive conditions in the retail industry;

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the performance of our products within the prevailing retail industry;

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disruption of manufacturing, warehouse or distribution facilities or information systems;

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the continued reduction of our competitors promotional pricing on new-in-box appliances, potentially adversely impacting our sales of out-of-box appliances and associated margin;

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competitive conditions in the retail industry and tax preparation market;

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worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, change in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

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the risk that natural disasters, public health crises, political uprisings, uncertainty or unrest, or other catastrophic events could adversely affect our operations and financial results, including the impact of the COVID-19 pandemic on manufacturing operations and our supply chain, customer traffic and our operations in general;

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any potential non-compliance, fraud or other misconduct by our franchisees or employees;

•
our ability and the ability of our franchisees to comply with legal and regulatory requirements;

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failures by our franchisees and their employees to comply with their contractual obligations to us and with laws and regulations, to the extent these failures affect our reputation or subject us to legal risk;

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the ability of our franchisees to open new territories and operate them successfully;

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the availability of suitable store locations at appropriate lease terms;

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the ability of our franchisees to generate sufficient revenue to repay their indebtedness to us;

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our ability to manage Company-owned offices;

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our exposure to litigation and any governmental investigations;

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our ability and our franchisees’ ability to protect customers’ personal information, including from a cyber-security incident;

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the impact of identity-theft concerns on customer attitudes toward our services;

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our ability to access the credit markets and satisfy our covenants to lenders;

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challenges in deploying accurate tax software in a timely way each tax season;

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the effect of federal and state legislation that affects the demand for paid tax preparation, such as the Affordable Care Act and potential immigration reform;

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our reliance on technology systems and electronic communications;

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our ability to effectively deploy software in a timely manner and with all the features our customers require;

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the impact of any acquisitions or dispositions, including our ability to integrate acquisitions and capitalize on their anticipated synergies; and

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other factors, including the risk factors discussed in this prospectus supplement.

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date hereof. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus supplement.

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PROSPECTUS SUPPLEMENT SUMMARY
The following summary contains basic information about this offering. It may not contain all the information that is important to you. The following summary is qualified in its entirety by reference to the more detailed information appearing elsewhere in this prospectus supplement and in the accompanying base prospectus. You should also review the “Risk Factors” section of this prospectus supplement to determine whether an investment in our Series A Preferred Stock is appropriate for you.
THE COMPANY
We are a retailer, franchisor operator and acquirer of franchised and franchisable businesses that can be scaled using our operating philosophies. We currently operate four reportable segments: Liberty Tax, Buddy’s, American Freight, and Vitamin Shoppe.
Our Liberty Tax segment is one of the largest providers of tax preparation services in the U.S. and Canada. Our tax preparation services and related tax settlement products are offered primarily through franchised locations, although we operate a limited number of Company-owned offices each tax season.
On July 10, 2019, we completed our acquisition of Buddy’s Home Furnishings. Our Buddy’s segment franchises or operates rent-to-own stores that lease household durable goods, such as electronics, residential furniture, appliances and household accessories, to customers on a rent-to-own basis. Merchandise is also offered for immediate purchase or an installment sales basis.
On October 23, 2019, we completed the acquisition of the Sears Outlet business from Sears Hometown and Outlet Stores, Inc. Sears Outlet has been rebranded as American Freight Outlet and is included in the American Freight segment. American Freight Outlet provides in-store and online access to purchase outlet-value products primarily in the home appliance category. Since the rebranding, American Freight Outlet stores also carry a large selection of the American Freight furniture and mattresses assortments, which offers deep value price points to consumers. Merchandise categories formerly associated with Sears Outlet, such as apparel, sporting goods, lawn and garden equipment, tools, and other household goods have been discontinued to make space for a new furniture and mattress program. Products are generally covered by a warranty and a full suite of extended-service plans and services are also offered.
On December 16, 2019, we completed our acquisition of the Vitamin Shoppe, Inc. Our Vitamin Shoppe segment is an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products. We believe the Vitamin Shoppe offers one of the largest varieties of products among vitamin, mineral and supplement retailers and continues to refine its product assortment with approximately 7,200 stock keeping units offered in its stores or though e-commerce. We believe the Vitamin Shoppe product offering and emphasis on product knowledge and customer service helps it meet the needs of its target customer and serves as a foundation for enhancing strong customer loyalty.
On February 14, 2020, we completed the acquisition of American Freight Group, Inc. Our American Freight segment is a retail chain offering brand-name furniture, mattresses and home accessories at discount prices. American Freight buys direct from manufacturers and sells direct in warehouse-style stores. As noted above, we have combined American Freight with the Sears Outlet business and have rebranded the combined business as American Freight Furniture, Mattress and Appliance. These acquisitions have transformed us from a tax preparation business to a multi-segment operator and franchisor.
Conflict of Interest
B. Riley Securities has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Incapital LLC has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Incapital LLC will not receive any additional compensation for acting as qualified independent underwriter. We have agreed to indemnify Incapital LLC for acting as a qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and to contribute to payments that Incapital LLC may be required to make for these liabilities.
Additional Information
Our principal executive offices are located at 2387 Liberty Way, Virginia Beach, Virginia 23456. Our telephone number is (757) 493-8855. Our website address is www.franchisegrp.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

THE OFFERING
Issuer
Franchise Group, Inc.
Securities offered
1,200,000 shares of 7.50% Series A Cumulative Perpetual Preferred Stock, par value $0.01 per share (or 1,380,000 shares if the underwriters exercise their option to purchase additional shares in full).
We reserve the right to re-open this series of preferred stock and issue additional shares of Series A Preferred Stock either through public or private sales at any time and from time to time, without notice to or consent of holders of the Series A Preferred Stock. The additional shares would form a single series together with all previously issued shares of Series A Preferred Stock.
Option to purchase additional
shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional 180,000 shares of Series A Preferred Stock.
Ranking
The Series A Preferred Stock will rank, as to dividend rights and rights upon our liquidation, dissolution or winding up:
1)
Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

2)
On parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

3)
Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

4)
Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends
We will pay cumulative cash dividends on the Series A Preferred Stock, when and as declared by our Board of Directors, at the rate of 7.50% of the $25.00 liquidation preference per share per year (equivalent to $1.875 per year).
Dividends will be payable quarterly in arrears, on or about the 15th day of January, April, July and October, beginning on or about October 15, 2020; provided that if any dividend payment date is not a business day, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day, and no interest, additional dividends or other sums will accumulate. Dividends will accumulate and be cumulative from, and including, the date of original issuance, which is expected to be September 18, 2020. The first dividend, which is scheduled to be paid on or about October 15, 2020 in the amount of $0.140625 per share of Series A Preferred Stock, will be for less than a full quarter and will cover the period from, and including, the first date we issue and sell the Series A Preferred Stock through, but not including, October 15, 2020. Dividends on the Series A Preferred Stock will continue to accumulate whether or not (i) any of our agreements prohibit the current payment of dividends, (ii) we have earnings or funds legally available to pay the dividends, or (iii) our Board of Directors does not declare the payment of the dividends.
Liquidation preference
The liquidation preference of each share of Series A Preferred Stock is $25.00. Upon liquidation, holders of Series A Preferred Stock will be entitled to receive the liquidation preference with respect to their shares of Series A Preferred Stock plus an amount equal to accumulated but unpaid dividends with respect to such shares. See “Description of Series A Preferred Stock — Liquidation Preference” on page S-20 of this prospectus supplement.
Optional redemption
We may not redeem the Series A Preferred Stock prior to September 18, 2025, except as described below under “Special Optional Redemption.” At any time on or after September 18, 2025, we may, at our option, redeem the Series A Preferred Stock, in whole or from time to time in part, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption. We refer to this redemption as an “optional redemption.”
Special optional redemption
Upon the occurrence of a Delisting Event (as defined below), we may, at our option, redeem the Series A preferred stock, in whole or in part, within 90 days after the first date on which such Delisting Event occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.
A “Delisting Event” occurs when, after the original issuance of Series A Preferred Stock, both (i) the shares of Series A Preferred Stock are no longer listed on Nasdaq, the New York Stock Exchange (the “NYSE”) or the NYSE American LLC (“NYSE AMER”), or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), but any Series A Preferred Stock is still outstanding.
Upon the occurrence of a Change of Control (as defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part within 120 days after the first date on which such Change of Control occurred, for cash, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends to, but not including, the date of redemption.

A “Change of Control” occurs when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
•
the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•
following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity), has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

We refer to redemption following a Delisting Event or Change of Control as a “special optional redemption.” If, prior to the Delisting Event Conversion Date or the Change of Control Conversion Date, as applicable, we have provided or provide notice of exercise of any of our redemption rights relating to the Series A Preferred Stock (whether our optional redemption right or our special optional redemption right), the holders of the Series A Preferred Stock will not have the conversion right described below.
Conversion rights
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder of Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock held by such holder on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock equal to the lesser of:
•
the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control

Conversion Date, as applicable is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and unpaid dividend will be included in this sum) by (2) the Common Stock Price (as defined herein); and
•
1.9608 (i.e., the Share Cap), subject to certain adjustments;

and subject, in each case, to the conditions described in this prospectus supplement, including, under specified circumstances, an aggregate cap on the total number of shares of our common stock issuable upon conversion and to provisions for the receipt of alternative consideration.
If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right or our optional redemption right, holders of Series A Preferred Stock will not have any right to convert the Series A Preferred Stock, and any Series A Preferred Stock subsequently selected for redemption that has been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.
In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Preferred Stock cash in lieu of such fractional shares.
For a definition of “Change of Control Conversion Right”, “Change of Control Conversion Date,” “Common Stock Price,” “Delisting Event Conversion Right,” and “Delisting Event Conversion Date” and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Delisting Event Conversion Right or Change of Control Conversion Right described above, see “Description of Series A Preferred Stock — Conversion Rights.”
Except as provided above in connection with a Delisting Event or Change of Control, shares of the Series A Preferred Stock are not convertible into or exchangeable for any other securities or property.
No maturity, sinking fund or mandatory redemption
The Series A Preferred Stock does not have any stated maturity date and is not subject to mandatory redemption at the option of the holder or any sinking fund. We are not required to set aside funds to redeem the Series A Preferred Stock. Accordingly, the shares of Series A Preferred Stock will remain outstanding indefinitely unless we decide to redeem them pursuant to our optional redemption or special optional redemption rights, or they are converted in connection with a Delisting Event or Change of Control.

Limited voting rights
Holders of Series A Preferred Stock generally will have no voting rights. However, if we do not pay dividends on any outstanding shares of Series A Preferred Stock for six or more quarterly dividend periods (whether or not declared or consecutive), holders of Series A Preferred Stock (voting separately as a class with all other outstanding series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to elect two additional directors to our Board of Directors to serve until all unpaid dividends have been fully paid or declared and set apart for payment. In addition, certain material and adverse changes to the terms of the Series A Preferred Stock cannot be made without the affirmative vote of holders of at least 66 2/3% of the outstanding shares of Series A Preferred Stock, voting as a separate class. See “Description of Series A Preferred Stock — Limited Voting Rights” beginning on page S-26 of this prospectus supplement. In any matter in which the Series A Preferred Stock may vote, each share of Series A Preferred Stock shall be entitled to one vote.
Use of proceeds
We intend to use the net proceeds from this offering for general corporate purposes, including funding future acquisitions and investments. See “Use of Proceeds” on page S-15 of this prospectus supplement.
Risk factors
An investment in the Series A Preferred Stock involves risks. You should carefully consider the discussion of risks in “Risk Factors” in this prospectus supplement and the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus before making an investment decision.
Material federal income tax considerations
Material federal income tax considerations of purchasing, owning and disposing of the Series A Preferred Stock are summarized in “Material U.S. Federal Income Tax Considerations” in this prospectus supplement.
Listing
No current market exists for the Series A Preferred Stock. We will apply to list the Series A Preferred Stock on Nasdaq under the symbol “FRGAP.” If the application is approved, we expect trading on Nasdaq will commence within 30 days after the initial delivery of the Series A Preferred Stock to the underwriters. We cannot assure you that our listing application will be approved within 30 days or at all.
Conflicts of interest
B. Riley Securities has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Incapital LLC has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. In addition, B. Riley Securities and its affiliates have performed investment banking, commercial banking and advisory services for us from time to time for which they have received customary fees and expenses. B. Riley Securities may, from time to time in the future, engage in transactions with and perform services for us in the ordinary course of business. Affiliates of B. Riley Securities participate in our credit facilities. As a result, such affiliates may receive a portion of the net proceeds of this offering through the repayment of any borrowings under such facilities if we decide to pay down such indebtedness. See “Underwriting (Conflicts of Interest)” on page S-35 of this prospectus supplement.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our most recent Transition Report on Form 10-K/T, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into such reports and this prospectus supplement and the accompanying base prospectus. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus supplement, the accompanying base prospectus or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to this Offering and to the Series A Preferred Stock
Risks relating to this offering and to the Series A Preferred Stock include, but are not limited to, the following:
The Company’s results of operations and financial condition have been, and will likely continue to be, adversely affected by the COVID-19 pandemic and, depending on future developments, may be materially adversely impacted by the COVID-19 pandemic.
The outbreak of the novel coronavirus and the resulting COVID-19 pandemic, the widespread government response and the impact on consumers and businesses in our market area have caused significant disruption in the United States and international economies and financial markets and have had and will likely continue to have a significant impact on the operations and financial performance of the Company. Beginning in March 2020, governments, businesses and the public began taking unprecedented actions to contain the spread of COVID-19 and to mitigate its effects including quarantines, shelter-in-place orders, state of emergency declarations, travel bans, closures of businesses and schools, fiscal stimulus and legislative initiatives to deliver monetary aid and other relief. The National Bureau of Economic Research has determined that the U.S. economy has entered a recession as a result of the effects of the COVID-19 pandemic. Although the scope, duration and full effects of the pandemic are rapidly evolving and cannot be fully known at this time, consequences of the pandemic and efforts to contain the spread of COVID-19 and mitigate the pandemic’s effects have included and may include further market volatility, disrupted trade and supply chains, increased unemployment and reduced economic activity. The period of recovery from the economic recession cannot be predicted and may be protracted. Additionally, our business operations may be disrupted if key personnel or significant portions of our employees are unable to work effectively, including because of illness.
The extent to which the COVID-19 pandemic impacts our business, results of operations and financial condition will depend on future developments, which are highly uncertain and cannot be predicted, including, but not limited to the duration, spread, severity and impact of the COVID-19 pandemic, and the actions required to contain and mitigate it, the effects of the pandemic on our customers and vendors and the remedial actions and stimulus measures adopted by local, state and federal governments, the timing and availability of government support for the economy and financial markets, the short- and long-term health impacts of the pandemic, and how quickly and to what extent normal economic and operating conditions can resume. If the severity of the COVID-19 pandemic worsens, additional actions may be taken by federal, state, and local governments to contain COVID-19 or treat its impact, including additional shelter-in-place orders. There can be no assurance that any efforts by the Company to address the adverse impacts of the COVID-19 pandemic will be effective. Even after the COVID-19 pandemic has subsided, we may continue to experience adverse impacts to our business as a result of any economic recession or depression that has occurred or may occur in the future. For instance, changes in the behavior of customers, businesses and their employees as a result of the COVID-19 pandemic, including social distancing practices, even after formal restrictions have been lifted, are unknown. Furthermore, the financial condition of our customers and vendors may be adversely impacted, which may result in a decrease in the demand for our products, the inability and our franchisees’ ability to operate store locations or a disruption our supply chain. Any of these events may, in turn, have a material adverse impact our business, results of operations and financial condition.
There is no established market for the Series A Preferred Stock and the market value of the Series A Preferred Stock could be substantially affected by various factors.
The shares of Series A Preferred Stock are a new issue of securities with no established trading market. We intend to apply to list the Series A Preferred Stock on Nasdaq. Our listing application may not be approved by the Nasdaq. Further, even if approved for listing by the Nasdaq, an active trading market on Nasdaq for the Series A Preferred Stock may not develop or last, in which case the trading price of the Series A Preferred Stock could be adversely affected. If an active trading market does develop on Nasdaq, the shares of Series A Preferred Stock may trade at prices higher or lower than their initial offering price.
The trading price of the Series A Preferred Stock would also depend on many factors, including:
•
prevailing interest rates;

•
the market for similar securities;

•
general economic and financial market conditions;

•
our financial condition, results of operations and prospects; and

•
the matters discussed in this prospectus supplement under the captions “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” and in our most recent Transition Report on Form 10-K/T, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.”

We have been advised by some of the underwriters that they intend to make a market in the Series A Preferred Stock, but they are not obligated to do so and may discontinue market-making at any time without notice.
The Series A Preferred Stock rank junior to all of our indebtedness and other liabilities and are effectively junior to all indebtedness and other liabilities of our subsidiaries.
In the event of our bankruptcy, liquidation, dissolution or winding-up of our affairs, our assets will be available to pay obligations on the Series A Preferred Stock only after all of our indebtedness and other liabilities have been paid. The rights of holders of the Series A Preferred Stock to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred stock we may issue that ranks senior to the Series A Preferred Stock. In addition, the Series A Preferred Stock effectively ranks junior to all existing and future indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are and any future subsidiaries would be separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the Series A Preferred Stock. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the Series A Preferred Stock then outstanding. We and our subsidiaries have incurred and may in the future incur substantial amounts of debt and other obligations that will rank senior to the Series A Preferred Stock. We may incur additional indebtedness and become more highly leveraged in the future, which could harm our financial position and potentially limit our cash available to pay dividends. As a result, we may not have sufficient funds remaining to satisfy our dividend obligations relating to our Series A Preferred Stock if we incur additional indebtedness.
Future offerings of debt or senior equity securities may adversely affect the market price of the Series A Preferred Stock. If we decide to issue debt or senior equity securities in the future, it is possible that these securities will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of the Series A Preferred Stock and may result in dilution to holders of the Series A Preferred Stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities. Because our decision to issue debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus holders of the Series A Preferred Stock will bear the risk of our future offerings reducing the market price of the Series A Preferred Stock and diluting the value of their holdings in us.
We may issue additional shares of the Series A Preferred Stock and additional series of preferred stock that rank on a parity with the Series A Preferred Stock as to dividend rights, rights upon liquidation or voting rights.
We are allowed to issue additional shares of Series A Preferred Stock and additional series of preferred stock that would rank on a parity with the Series A Preferred Stock as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs pursuant to our certificate of incorporation and the certificate of designation for the Series A Preferred Stock without any vote of the holders of the Series A Preferred Stock. Our certificate of incorporation authorizes us to issue up to 20,000,000 shares of preferred stock in one or more series on terms determined by our Board of Directors, of which 1,886,667 shares are designated as shares of Voting Non-Economic Preferred Stock. Prior to this offering, we have no outstanding series of preferred stock. The issuance of additional shares of Series A Preferred Stock and additional series of parity preferred stock could have the effect of reducing the amounts available to the holders of Series A Preferred Stock issued in this offering upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the Series A Preferred Stock issued in this offering if we do not have sufficient funds to pay dividends on all Series A Preferred Stock outstanding and other classes of stock with equal priority with respect to dividends.
In addition, although holders of the Series A Preferred Stock are entitled to limited voting rights, as described in “Description of Series A Preferred Stock — Voting Rights,” with respect to such matters, the holders of the Series A Preferred Stock will vote separately as a class along with all other outstanding series of our preferred stock that we may issue upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of the Series A Preferred Stock may be significantly diluted, and the holders of such other series of preferred stock that we may issue may be able to control or significantly influence the outcome of any vote.
Future issuances and sales of parity preferred stock, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series A Preferred Stock and our common stock to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us. Such issuances may also reduce or eliminate our ability to pay dividends on our common stock.
As a holder of Series A Preferred Stock, you will have extremely limited voting rights.
Your voting rights as a holder of Series A Preferred Stock will be limited. Our common stock is the only class of our securities that carries full voting rights. Voting rights for holders of Series A Preferred Stock will exist primarily with respect to the ability to elect (together with the holders of other outstanding series of our preferred stock, or additional series of preferred stock we may issue in the future and upon which similar voting rights have been or are in the future conferred and are exercisable) two additional directors to our Board of Directors in the event that six quarterly dividends (whether or not declared or consecutive) payable on the Series A Preferred Stock are in arrears, and with respect to voting on amendments to our certificate of incorporation or certificate of designation (in some cases voting together with the holders of other outstanding series of our preferred stock as a single class) that materially and adversely affect the rights of the holders of Series A Preferred Stock (and other series of preferred stock, as applicable) or create additional classes or series of our stock that are senior to the Series A Preferred Stock, provided that in any event adequate provision for redemption has not been made. Other than the limited circumstances described in this prospectus supplement, holders of Series A Preferred Stock will not have any voting rights. See “Description of Series A Preferred Stock — Limited Voting Rights.”
The Series A Preferred Stock has not been rated.
The Series A Preferred Stock has not been rated and may never be rated. It is possible, however, that one or more rating agencies might independently decide to assign a rating to the Series A Preferred Stock or that we may elect to obtain a rating of the Series A Preferred Stock in the future. Furthermore, we may elect to issue other securities for which we may seek to obtain a rating. If any ratings are assigned to the

Series A Preferred Stock in the future or if we issue other securities with a rating, such ratings, if they are lower than market expectations or are subsequently lowered or withdrawn, could adversely affect the market for, or the market value of, the Series A Preferred Stock.
Ratings reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward, placed on negative outlook or withdrawn entirely at the discretion of the issuing rating agency or agencies. Furthermore, a rating is not a recommendation to purchase, sell or hold any particular security, including the Series A Preferred Stock. Ratings do not reflect market prices or the suitability of a security for a particular investor, and any future rating of the Series A Preferred Stock may not reflect all risks related to us and our business, or the structure or market value of the Series A Preferred Stock.
The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over our company and may discourage a party from taking over the Company.
Upon the occurrence of a Delisting Event or Change of Control, holders of the Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock) to convert some or all of the Series A Preferred Stock into our common stock (or equivalent value of alternative consideration), and under these circumstances we will also have a special optional redemption right to redeem the Series A Preferred Stock. See “Description of Series A Preferred Stock — Conversion Rights” and “— Special Optional Redemption.” Upon such a conversion, the holders will be limited to a maximum number of shares of our common stock equal to the Share Cap multiplied by the number of shares of Series A Preferred Stock converted. If the Common Stock Price is less than $12.75 (which is approximately 50% of the closing sale price per share of our common stock on September 14, 2020), subject to adjustment, the holders will receive a maximum of shares of our common stock per share of Series A Preferred Stock, which may result in a holder receiving value that is less than the liquidation preference of the Series A Preferred Stock. In addition, those features of the Series A Preferred Stock may have the effect of inhibiting a third party from making an acquisition proposal for our company or of delaying, deferring or preventing a change of control of the Company under circumstances that otherwise could provide the holders of our common stock and Series A Preferred Stock with the opportunity to realize a premium over the then-current market price or that stockholders may otherwise believe is in their best interests.
The market price of the Series A Preferred Stock could be substantially affected by various factors.
The market price of the Series A Preferred Stock will depend on many factors, which may change from time to time, including:
•
prevailing interest rates, increases in which may have an adverse effect on the market price of the Series A Preferred Stock;

•
the annual yield from distributions on the Series A Preferred Stock as compared to yields on other financial instruments;

•
actual or anticipated variations in our operating results from quarter to quarter;

•
actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

•
actual or anticipated variations in our operating results from our competitors;

•
fluctuations in the valuation of companies perceived by investors to be comparable to us;

•
sales of equity or other securities by us or our stockholders in the future;

•
changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

•
certain non-compliance, fraud and other misconduct by our franchisees and/or employees;

•
departures of key executives or directors;

•
resignation of our auditors;

•
announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

•
delays or other changes in our expansion plans;

•
involvement in litigation or governmental investigations or enforcement activity;

•
stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

•
general market conditions in our industry and the industries of our customers;

•
general economic and stock market conditions;

•
regulatory or political developments;

•
global pandemics (such as the recent coronavirus (COVID-19) pandemic); and

•
terrorist attacks or natural disasters.

Furthermore, the capital markets experience extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact the market price of the Series A Preferred Stock. If the market price of the Series A Preferred Stock does not exceed the price at which the holders acquired their shares, such holders may not realize any return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We currently are, and may be in the future, the target of this type of litigation.
We have broad discretion in the use of the net proceeds of this offering and may not use them effectively.
We intend to use the net proceeds from this offering for general corporate purposes, including funding future acquisitions and investments. However, our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business and cause the price of our common stock to decline.
Holders of Series A Preferred Stock may be unable to use the dividends-received deduction and may not be eligible for the preferential tax rates applicable to “qualified dividend income.”
Distributions paid to corporate U.S. holders (as defined below in the “Material U.S. Federal Income Tax Consequences” section) on the Series A Preferred Stock may be eligible for the dividends-received deduction, and distributions paid to non-corporate U.S. holders on the Series A Preferred Stock may be subject to tax at the preferential tax rates applicable to “qualified dividend income,” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Series A Preferred Stock to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Series A Preferred Stock with respect to any fiscal year fail to be treated as dividends for U.S. federal income tax purposes, corporate U.S. holders would be unable to use the dividends-received deduction and non-corporate U.S. holders may not be eligible for the preferential tax rates applicable to “qualified dividend income” and generally would be required to reduce their tax basis in the Series A Preferred Stock by the extent to which the distribution is not treated as a dividend. See the “Material U.S. Federal Income Tax Consequences” section for additional information.
You may be subject to tax if we make or fail to make certain adjustments to the Conversion Rate of the Series A Preferred Stock even though you do not receive a corresponding cash dividend.
The Conversion Rate (as defined in “Description of Series A Preferred Stock — Conversion Rights”) for the Series A Preferred Stock is subject to adjustment in certain circumstances. A failure to adjust (or to adjust adequately) the Conversion Rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Considerations”), any deemed dividend may be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable treaty, which may be set off against subsequent payments on the Series A Preferred Stock. In April 2016, the Internal Revenue Service issued new proposed income tax regulations in regard to the taxability of changes in conversion rights that will apply to the Series A Preferred Stock when published in final form and may be applied to us before final publication in certain instances. See “Material U.S. Federal Income Tax Considerations.”

USE OF PROCEEDS
The net proceeds from the sale of the Series A Preferred Stock in this offering, after deducting the underwriting discount, the structuring fee and other estimated expenses of this offering payable by us, are estimated to be approximately $29 million (approximately $33 million if the underwriters’ option to purchase up to 180,000 additional shares of Series A Preferred Stock is exercised in full).
We intend to use the net proceeds from this offering for general corporate purposes, including funding future acquisitions and investments.

CAPITALIZATION
The following table sets forth our cash and cash equivalents and capitalization as of June 27, 2020:
•
on an actual basis; and

•
on an as-adjusted basis to give effect to the sale of 1,200,000 shares of the Series A Preferred Stock by us in this offering (assuming no exercise of the underwriters’ option to purchase additional shares of Series A Preferred Stock) at the public offering price of $25.00 per share, and after deducting the underwriting discount, the structuring fee and estimated offering expenses payable by us.

	As of June 27, 2020
	Actual	As Adjusted
	(Amounts in thousands, except share count and per share data)
Cash & Cash Equivalents	$105,473	$134,078
Long-Term Debt
Revolving Credit Facilities(1)	158,500	158,500
Term loan net of debt issuance costs	577,126	577,126
Amounts due to former ADs, franchisees and third parties	1,882	1,882
Mortgages	1,758	1,758
Finance lease debt	1,372	1,372
Total Debt	740,638	740,638
Stockholders’ Equity
Common Stock, $0.01 par value per share, 180,000,000 shares authorized, 35,185,710 shares issued and outstanding(1)	352	352
Preferred Stock, $0.01 par value per share, 20,000,000 shares authorized, no shares issued and outstanding (actual), and 1,200,000 shares issued and outstanding (as adjusted)(2)	—	12
Additional paid-in capital	249,525	278,118
Accumulated other comprehensive loss, net of taxes	(2,103)	(2,103)
Retained Earnings	42,935	42,935
Total equity attributable to Franchise Group, Inc.	290,709	319,314
Total Equity	290,709	319,314
Total Capitalization	$1,031,347	$1,059,952

(1)
The number of shares of our common stock issued and outstanding actual and as adjusted in the table above excludes, as of June 27, 2020:

•
419,187 shares of our common stock reserved for issuance upon the exercise of outstanding stock options;

•
915,034 shares of our common stock reserved for issuance upon the vesting of restricted stock units and performance restricted stock units; and

•
4,128,173 shares of our common stock reserved for future awards under our 2019 Omnibus Incentive Plan.

(2)
All previously issued and outstanding shares of our preferred stock were subsequently redeemed for shares of our common stock.

You should read this table in conjunction with “Use of Proceeds” as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements, including the related notes, incorporated by reference into this prospectus supplement and the accompanying base prospectus from our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and our subsequent quarterly reports on Form 10-Q, and incorporated by reference herein and therein.

DIVIDEND POLICY
We are committed to paying a regular dividend based on our operating performance and availability of cash. However, we have no formal policy regarding dividends and, as such, investors cannot make assumptions regarding the possibility of future dividend payments nor the amounts and timing thereof. The declaration of dividends is subject to approval by our Board of Directors and its continuing determination that such declaration of dividends is in the best interests of the Company and its stockholders. Future dividends may be adjusted at the discretion of our Board of Directors based on market conditions and availability of cash. We are not required to pay dividends, and our stockholders will not be guaranteed, or have contractual or other rights to receive, dividends.

DESCRIPTION OF SERIES A PREFERRED STOCK
The following is a summary of the material terms and provisions of the Series A Preferred Stock. The statements below describing our Series A Preferred Stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our certificate of incorporation, including the certificate of designation establishing the Series A Preferred Stock, and our bylaws, each of which is available from us as described in the “Where You Can Find More Information” section of this prospectus supplement and is incorporated by reference in this prospectus supplement. This description of the particular terms of the Series A Preferred Stock supplements the description of the general terms and provisions of our preferred stock set forth in the accompanying prospectus under “Description of Capital Stock — Preferred Stock.” For a description of the common stock into which the Series A Preferred Stock is convertible, see “Description of Capital Stock — Common Stock” in the accompanying prospectus.
General
The Company’s current authorized capital stock consists of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share, of which 1,886,667 shares are designated as shares of Voting Non-Economic Preferred Stock. No shares of Voting Non-Economic Preferred Stock are currently outstanding.
Our Board of Directors may fix the rights, preferences, privileges and restrictions of up to an aggregate of 18,113,333 shares of preferred stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series. The Series A Preferred Stock is being issued pursuant to the certificate of designation that sets forth the terms of a series of preferred stock consisting of up to 1,380,000 shares, designated 7.50% Series A Cumulative Perpetual Preferred Stock.
The registrar, transfer agent and distributions disbursing agent for the Series A Preferred Stock is EQ Shareowner Services.
Ranking
The Series A Preferred Stock will, as to dividend rights and rights upon our liquidation, dissolution or winding-up, rank:
1)
Senior to all classes or series of our common stock and to all other equity securities issued by us expressly designated as ranking junior to the Series A Preferred Stock;

2)
On parity with any future class or series of our equity securities expressly designated as ranking on parity with the Series A Preferred Stock;

3)
Junior to all equity securities issued by us with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up, none of which exists on the date hereof; and

4)
Effectively junior to all our existing and future indebtedness (including indebtedness convertible into our common stock or preferred stock) and to the indebtedness and other liabilities of (as well as any preferred equity interests held by others in) our existing or future subsidiaries.

Dividends
Holders of Series A Preferred Stock will be entitled to receive, when and as declared by our Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 7.50% of the $25.00 liquidation preference per year (equivalent to $1.875 per year). Dividends on the Series A Preferred Stock will accumulate and be cumulative from, and including, the date of original issue by us of the Series A Preferred Stock. Dividends will be payable quarterly in arrears on or about the 15th day of January, April, July and October beginning on or about October 15, 2020; provided that if any dividend payment date is not a business day, as defined in the certificate of designation, then the dividend which would otherwise have been payable on that dividend payment date may be paid on the next succeeding business day and no interest, additional dividends or other sums will accumulate on the amounts so payable for the period from and after that dividend payment date to that next succeeding business day. We refer to each such date as a Dividend Payment Date. The first dividend on the Series A Preferred Stock is scheduled to be paid on or about October 15, 2020, which will be for less than a full quarter and will cover the period from the first date we issue and sell the Series A Preferred Stock through, but not including, October 15, 2020.
Any dividend, including any dividend payable on the Series A Preferred Stock for any partial dividend period, will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends are payable to holders of record of Series A Preferred Stock as they appear in the transfer agent’s records at the close of business on the applicable record date, which will be the date that our Board of Directors designates for the payment of a dividend that is not more than 30 nor less than 10 days prior to the Dividend Payment Date, which we refer to as a Dividend Payment Record Date.
Our Board of Directors will not authorize, pay or set apart for payment by us any dividend on the Series A Preferred Stock at any time that:
•
the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, prohibits such authorization, payment or setting apart for payment;

•
the terms and provisions of any of our agreements, including any agreement relating to our indebtedness, provides that such authorization, payment or setting apart for payment thereof would constitute a breach of, or a default under, such agreement; or

•
the law restricts or prohibits the authorization or payment.

Notwithstanding the foregoing, dividends on the Series A Preferred Stock will accumulate whether or not:
•
the terms and provisions of any of our agreements relating to our indebtedness prohibit such authorization, payment or setting apart for payment;

•
we have earnings;

•
there are funds legally available for the payment of the dividends; and

•
the dividends are authorized.

No interest, or sums in lieu of interest, will be payable in respect of any dividend payment or payments on the Series A Preferred Stock, which may be in arrears, and holders of the Series A Preferred Stock will not be entitled to any dividends in excess of the full cumulative dividends described above. Any dividend payment made on the Series A Preferred Stock shall first be credited against the earliest accumulated but unpaid dividends due with respect to those shares.
We will not pay or declare and set apart for payment any dividends (other than a dividend paid in common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up) or declare or make any distribution of cash or other property on common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up or redeem or otherwise acquire common stock or other stock that ranks junior to or on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up (except (i) by conversion into or exchange for common stock or other stock ranking junior to the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up, (ii) for the redemption of shares of our stock pursuant to the provisions of our charter relating to the restrictions upon ownership and transfer of our stock and (iii) for a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock and any other stock that ranks on parity with the Series A Preferred Stock with respect to dividend rights and rights upon our voluntary or involuntary liquidation, dissolution or winding up), unless we also have either paid or declared and set apart for payment full cumulative dividends on the Series A Preferred Stock for all past dividend periods.
Notwithstanding the foregoing, if we do not either pay or declare and set apart for payment full cumulative dividends on the Series A Preferred Stock and all stock that ranks on parity with the Series A Preferred Stock with respect to dividends, the amount which we have declared will be allocated pro rata to the holders of Series A Preferred Stock and to each equally ranked class or series of stock, so that the amount declared for each share of Series A Preferred Stock and for each share of each equally ranked class or series of stock is proportionate to the accrued and unpaid dividends on those shares. Any dividend payment made on the Series A Preferred Stock will first be credited against the earliest accrued and unpaid dividend.
Liquidation Preference
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of shares of Series A Preferred Stock are entitled to be paid out of our assets legally available for distribution to our shareholders a liquidation preference of $25.00 per share, plus an amount equal to any accumulated and unpaid dividends to the date of payment (whether or not declared), before any distribution or payment may be made to holders of shares of common stock or any other class or series of our equity stock ranking, as to liquidation rights, junior to the Series A Preferred Stock.
If, upon our voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the full amount of the liquidating distributions on all outstanding shares of Series A Preferred Stock and the corresponding amounts payable on all shares of each other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock, then the holders of the Series A Preferred Stock and each such other class or series of capital stock ranking, as to liquidation rights, on a parity with the Series A Preferred Stock will share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled. Holders of Series A Preferred Stock will be entitled to written notice of any liquidation no fewer than 30 days and no more than 60 days prior to the payment date. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Stock will have no right or claim to any of our remaining assets.
Our consolidation or merger with or into any other entity or the sale, lease, transfer or conveyance of all or substantially all of our property or business will not be deemed to constitute our liquidation, dissolution or winding up. The Series A Preferred Stock will rank senior to the common stock as to priority for receiving liquidating distributions and on a parity with any existing and future equity securities which, by their terms, rank on a parity with the Series A Preferred Stock.
Optional Redemption
The Series A Preferred Stock is not redeemable prior to September 18, 2025, except under the circumstances described below. On or after September 18, 2025, the Series A Preferred Stock may be redeemed at our option, in whole or in part, from time to time, at a redemption price of $25.00 per share, plus all dividends accumulated and unpaid (whether or not declared) on the Series A Preferred Stock up to, but not including, the date of such redemption, upon the giving of notice, as provided below.
If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be determined pro rata or by lot.
In the event we elect to redeem Series A Preferred Stock, notice of redemption will be mailed to each holder of record of Series A Preferred Stock called for redemption at such holder’s address as it appear on our stock transfer records, not less than 30 nor more than 60 days prior to the date fixed for redemption. The notice will notify the holder of the election to redeem the shares and will state at least the following:
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the date fixed for redemption thereof, which we refer to as the Redemption Date;

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the redemption price;

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the number of shares of Series A Preferred Stock a to be redeemed (and, if fewer than all the shares are to be redeemed, the number of shares to be redeemed from such holder);

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the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment; and

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that dividends on the shares of Series A Preferred Stock will cease to accumulate on the date prior to the Redemption Date.

On or after the Redemption Date, each holder of Series A Preferred Stock to be redeemed that holds a certificate other than through DTC book entry described below must present and surrender the certificates evidencing the shares of Series A Preferred Stock at the place designated in the notice of redemption and shall be entitled to the redemption price and any accumulated and unpaid dividends payable upon the redemption following the surrender.
From and after the Redemption Date (unless we default in payment of the redemption price):
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all dividends on the shares designated for redemption in the notice will cease to accumulate;

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all rights of the holders of the shares, except the right to receive the redemption price thereof (including all accumulated and unpaid dividends up to the date prior to the Redemption Date), will cease and terminate; and

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the shares will not be deemed to be outstanding for any purpose whatsoever.

Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.
Special Optional Redemption
During any period of time (whether before or after September 18, 2025) that both (i) the Series A Preferred Stock are no longer listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER, and (ii) we are not subject to the reporting requirements of the Exchange Act, but any Series A Preferred Stock is still outstanding (which we refer to collectively as a “Delisting Event”), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 90 days after the date of the Delisting Event, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption.
In addition, upon the occurrence of a Change of Control (defined below), we may, at our option, redeem the Series A Preferred Stock, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accumulated and unpaid dividends to, but not including, the date of redemption (other than any dividend with a record date before the applicable redemption date and a payment date after the applicable redemption date, which will be paid on the payment date notwithstanding prior redemption of such shares).
If, prior to the Delisting Event Conversion Date or Change of Control Conversion Date (each as defined below), as applicable, we have provided or provide notice of redemption with respect to the Series A Preferred Stock (whether pursuant to our optional redemption right described above or our special optional redemption), the holders of Series A Preferred Stock will not be permitted to exercise the conversion right described below under “— Conversion Rights” in respect of their shares called for redemption.
We will mail to you, if you are a record holder of the Series A Preferred Stock, a notice of redemption, no fewer than 30 days nor more than 60 days before the redemption date. No failure to give the notice or any defect in the notice or in the mailing of the notice will affect the validity of the proceedings for the redemption of any shares of our Series A Preferred Stock except as to a holder to whom notice was defective or not given. Each notice will state the following:

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the redemption date;

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the redemption price;

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the number of shares of Series A Preferred Stock to be redeemed;

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the place(s) where holders may surrender certificates, if any, evidencing the Series A Preferred Stock for payment;

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that the Series A Preferred Stock is being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Delisting Event or Change of Control, as applicable, and a brief description of the transaction or transactions or circumstances constituting such Delisting Event or Change of Control, as applicable;

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that the holders Series A Preferred Stock to which the notice relates will not be able to convert such shares of Series A Preferred Stock in connection with the Delisting Event or Change of Control, as applicable, and each share of Series A Preferred Stock tendered for conversion that is selected, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, for redemption will be redeemed on the related date of redemption instead of converted on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

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that dividends on the Series A Preferred Stock to be redeemed will cease to accumulate on the date prior to the redemption date.

A “Change of Control” is when, after the original issuance of the Series A Preferred Stock, the following have occurred and are continuing:
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the acquisition by any person, including any syndicate or group deemed to be a “person” under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of directors (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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following the closing of any transaction referred to in the bullet point above, neither we nor any acquiring or surviving entity (or if, in connection with such transaction shares of our common stock are converted into or exchanged for (in whole or in part) common equity securities of another entity, such other entity) has a class of common securities (or ADRs representing such securities) listed on Nasdaq, the NYSE or the NYSE AMER, or listed or quoted on an exchange or quotation system that is a successor to Nasdaq, the NYSE or the NYSE AMER.

If we redeem fewer than all of the outstanding shares of Series A Preferred Stock, the notice of redemption mailed to each record holder of Series A Preferred Stock will also specify the number of shares of Series A Preferred Stock that we will redeem from such record holder. In this case, we will determine the number of shares of Series A Preferred Stock to be redeemed on a pro rata basis or by lot.
If we have given a notice of redemption and have irrevocably set aside sufficient funds for the redemption for the benefit of the holders of the shares of Series A Preferred Stock called for redemption, then from and after the redemption date, those shares of Series A Preferred Stock will be treated as no longer being outstanding, no further dividends will accumulate on the Series A Preferred Stock and all other rights of the holders of those shares of Series A Preferred Stock will terminate. If any redemption date is not a business day, then the redemption price and accumulated and unpaid dividends, if any, payable upon redemption may be paid on the next business day and no interest, additional dividends or other sums will accumulate on the amount payable for the period from and after that redemption date to that next business day. The holders of those shares of Series A Preferred Stock will retain their right to receive the redemption price for their shares of Series A Preferred Stock (including any accumulated and unpaid dividends to but excluding the redemption date).
The holders of Series A Preferred Stock at the close of business on a dividend record date will be entitled to receive the dividend payable with respect to the Series A Preferred Stock on the corresponding payment date notwithstanding the redemption of the Series A Preferred Stock between such record date and the corresponding payment date or our default in the payment of the dividend due. Except as provided above, we will make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Stock to be redeemed.
Unless full cumulative dividends on all shares of Series A Preferred Stock shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof has been or contemporaneously is set apart for payment for all past dividend periods, no shares of Series A Preferred Stock shall be redeemed unless all outstanding shares of Series A Preferred Stock are simultaneously redeemed and we shall not purchase or otherwise acquire directly or indirectly any shares of Series A Preferred Stock (except by exchanging it for our capital stock ranking junior to the Series A Preferred Stock as to dividends and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition by us of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all shares of Series A Preferred Stock.
Conversion Rights
Upon the occurrence of a Delisting Event or a Change of Control, as applicable, each holder Series A Preferred Stock will have the right (unless, prior to the Delisting Event Conversion Right or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem the Series A Preferred Stock as described above under “— Optional Redemption” or “— Special Optional Redemption”) to convert some or all of the shares of Series A Preferred Stock held by such holder (the “Delisting Event Conversion Right” or “Change of Control Conversion Right,” as applicable) on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, into a number of shares of our common stock (or equivalent value of alternative consideration) per share of Series A Preferred Stock, or the “Common Stock Conversion Consideration,” equal to the lesser of:
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the quotient obtained by dividing (1) the sum of the $25.00 per share liquidation preference plus the amount of any accumulated and unpaid dividends to, but not including, the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (unless the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, is after a record date for a Series A Preferred Stock dividend payment and prior to the corresponding Series A Preferred Stock dividend payment date, in which case no additional amount for such accumulated and then remaining unpaid dividend will be included in this sum) by (2) the Common Stock Price (such quotient, the “Conversion Rate”); and

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1.9608 (i.e., the Share Cap), subject to certain adjustments described below.

The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of shares of our common stock to existing holders of common stock), subdivisions or combinations (in each case, a “Share Split”) with respect to our common stock as follows: the adjusted Share Cap as the result of a Share Split will be the number of shares of our common stock that is equivalent to the product obtained by multiplying (1) the Share Cap in effect immediately prior to such Share Split by (2) a fraction, the numerator of which is the number of shares of our common stock outstanding after giving effect to such Share Split and the denominator of which is the number of shares of our common stock outstanding immediately prior to such Share Split.
In the case of a Delisting Event or Change of Control pursuant to, or in connection with, which our common stock will be converted into cash, securities or other property or assets (including any combination thereof) (the “Alternative Form Consideration”), a holder of Series A Preferred Stock will receive upon conversion of such Series A Preferred Stock the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Delisting Event or Change of Control, as applicable, had such holder held a number of shares of our common stock equal to the Common Stock Conversion Consideration immediately prior to the effective time of the Delisting Event or Change of Control, as applicable (the “Alternative Conversion Consideration,” and the Common Stock Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Delisting Event or Change of Control, as applicable, is referred to as the “Conversion Consideration”).

If the holders of our common stock have the opportunity to elect the form of consideration to be received in the Delisting Event or Change of Control, the Conversion Consideration that the holders of Series A Preferred Stock will receive will be the form and proportion of the aggregate consideration elected by the holders of our common stock who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common stock are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in, or in connection with, the Delisting Event or Change of Control, as applicable.
We will not issue fractional shares of common stock upon the conversion of the Series A Preferred Stock. In the event that the conversion would result in the issuance of fractional shares of common stock, we will pay the holder of Series A Preferred Stock the cash value of such fractional shares in lieu of such fractional shares.
Within 15 days following the occurrence of a Delisting Event or Change of Control, as applicable, we will provide to holders of Series A Preferred Stock a notice of occurrence of the Delisting Event or Change of Control, as applicable, that describes the resulting Delisting Event Conversion Right or Change of Control Conversion Right, as applicable. This notice will state the following:
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the events constituting the Delisting Event or Change of Control, as applicable;

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the date of the Delisting Event or Change of Control, as applicable;

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the last date on which the holders of Series A Preferred Stock may exercise their Delisting Event Conversion Right or Change of Control Conversion Right, as applicable;

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the method and period for calculating the Common Stock Price;

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the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

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that if, prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem all or any portion of the Series A Preferred Stock, holders will not be able to convert the Series A Preferred Stock and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable;

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if applicable, the type and amount of Conversion Consideration entitled to be received per share of Series A Preferred Stock;

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the name and address of the paying agent and the conversion agent;

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the procedures that the holders of Series A Preferred Stock must follow to exercise the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable; and

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the last date on which holders of Series A Preferred Stock may withdraw shares surrendered for conversion and the procedures that such holders must follow to effect such a withdrawal.

We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series A Preferred Stock.
To exercise the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, each holder of Series A Preferred Stock will be required to deliver, on or before the close of business on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, the certificates, if any, evidencing the shares of Series A Preferred Stock to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent, or, in the case of shares of Series A Preferred Stock held in global form, comply with the applicable procedures of DTC. The conversion notice must state:

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the “Delisting Event Conversion Date” or “Change of Control Conversion Date”, as applicable, which will be a business day fixed by our board of directors that is not fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of the Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock to be converted.

The “Common Stock Price” for any Change of Control will be: (1) if the consideration to be received in the Change of Control by the holders of our common stock is solely cash, the amount of cash consideration per share of common stock; and (2) if the consideration to be received in the Change of Control by holders of our common stock is other than solely cash (x) the average of the closing prices for our common stock on the principal U.S. securities exchange on which our common stock is then traded (or, if no closing sale price is reported, the average of the closing bid and ask prices per share or, if more than one in either case, the average of the average closing bid and the average closing ask prices per share) for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred as reported on the principal U.S. securities exchange on which our common stock is then traded, or (y) the average of the last quoted bid prices for our common stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization for the ten consecutive trading days immediately preceding, but not including, the date on which such Change of Control occurred, if our common stock is not then listed for trading on a U.S. securities exchange.
The “Common Stock Price” for any Delisting Event will be the average of the closing price per share of our common stock on the 10 consecutive trading days immediately preceding, but not including, the effective date of the Delisting Event.
Holders of the Series A Preferred Stock may withdraw any notice of exercise of a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable (in whole or in part), by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable. The notice of withdrawal must state:
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the number of withdrawn shares of Series A Preferred Stock;

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if certificated shares of Series A Preferred Stock have been issued, the receipt or certificate numbers of the withdrawn shares of Series A Preferred Stock; and

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the number of shares of Series A Preferred Stock, if any, which remain subject to the conversion notice.

Notwithstanding the foregoing, if the shares of Series A Preferred Stock are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.
Shares of Series A Preferred Stock as to which the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, on the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, unless prior to the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, we have provided or provide notice of our election to redeem such shares of Series A Preferred Stock, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem shares of Series A Preferred Stock that would otherwise be converted into the applicable Conversion Consideration on a Delisting Event Conversion Date or Change of Control Conversion Date, as applicable, such shares of Series A Preferred Stock will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date. See “— Optional Redemption” and “— Special Optional Redemption.”
We will deliver the applicable Conversion Consideration no later than the third business day following the Delisting Event Conversion Date or Change of Control Conversion Date, as applicable.

In connection with the exercise of any Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, we will comply with all applicable federal and state securities laws and stock exchange rules in connection with any conversion of Series A Preferred Stock into our common stock.
The Delisting Event Conversion Right or Change of Control Conversion Right, as applicable, may make it more difficult for a third party to acquire us or discourage a party from acquiring us. See “Risk Factors — The conversion feature may not adequately compensate you, and the conversion and redemption features of the Series A Preferred Stock may make it more difficult for a party to take over the Company and may discourage a party from taking over the Company.”
The Series A Preferred Stock are not convertible into or exchangeable for any other securities or property, except as provided above.
Limited Voting Rights
Except as described below, holders of Series A Preferred Stock will generally have no voting rights. In any matter in which the Series A Preferred Stock may vote (as expressly provided herein, or as may be required by law), each share of Series A Preferred Stock shall be entitled to one vote.
If dividends on the Series A Preferred Stock are in arrears, whether or not declared, for six or more quarterly periods, whether or not these quarterly periods are consecutive, holders of Series A Preferred Stock and holders of all other classes or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class, and are exercisable, voting together as a single class, will be entitled to vote, at a special meeting called by the holders of record of at least 10% of any series of preferred stock as to which dividends are so in arrears or at the next annual meeting of shareholders, for the election of two additional directors to serve on our Board of Directors until all dividend arrearages have been paid. If and when all accumulated dividends on the Series A Preferred Stock for all past dividend periods shall have been paid in full, holders of shares of Series A Preferred Stock shall be divested of the voting rights set forth above (subject to re-vesting in the event of each and every preferred dividend default) and, unless outstanding shares of parity preferred stock remain entitled to vote in the election of preferred stock directors, the term of office of such preferred stock directors so elected will terminate and the number of directors will be reduced accordingly.
In addition, so long as any shares of Series A Preferred Stock remain outstanding, we will not, without the consent or the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock and each other class or series of parity preferred stock with which the holders of Series A Preferred Stock are entitled to vote together as a single class on such matter (voting together as a single class):
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authorize, create or issue, or increase the number of authorized or issued number of shares of, any class or series of stock ranking senior to the Series A Preferred Stock with respect to payment of dividends or the distribution of assets upon our liquidation, dissolution or winding up, or reclassify any of our authorized capital stock into any such shares, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or

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amend, alter or repeal the provisions of our charter, including the terms of the Series A Preferred Stock, whether by merger, consolidation, transfer or conveyance of all or substantially all of our assets or otherwise, so as to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, except that, with respect to the occurrence of any of the events described in the second bullet point immediately above, so long as the Series A Preferred Stock remains outstanding with the terms of the Series A Preferred Stock materially unchanged, taking into account that, upon the occurrence of an event described in the second bullet point above, we may not be the surviving entity and the surviving entity may not be a corporation, the occurrence of such event will not be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock, and in such case such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. Furthermore, if holders of shares of the Series A Preferred Stock receive the greater of the full trading price of the Series A Preferred Stock on the date of an event described in the second bullet point immediately above or the $25.00 per share of the Series A Preferred Stock liquidation preference plus all accrued and unpaid dividends thereon pursuant to the occurrence of any of the events described in the second bullet point immediately above, then such holders shall not have any voting rights with respect to the events described in the second bullet point immediately above. If any event described in the second bullet point above would materially and adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock disproportionately relative to any other class or series of parity preferred stock, the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Series A Preferred Stock, voting as a separate class, will also be required.
The following actions are not deemed to materially and adversely affect the rights, preferences, powers or privileges of the Series A Preferred Stock:
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any increase in the amount of our authorized common stock or preferred stock or the creation or issuance of equity securities of any class or series ranking, as to dividends or liquidation preference, on a parity with, or junior to, the Series A Preferred Stock; or

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the amendment, alteration or repeal or change of any provision of our articles of incorporation, including the certificate of designation establishing the Series A Preferred Stock, as a result of a merger, consolidation, reorganization or other business combination, if the Series A Preferred Stock (or shares into which the Series A Preferred Stock have been converted in any successor entity to us) remain outstanding with the terms thereof materially unchanged.

No Maturity, Sinking Fund or Mandatory Redemption
The Series A Preferred Stock has no maturity date and we are not required to redeem the Series A Preferred Stock at any time. Accordingly, the Series A Preferred Stock will remain outstanding indefinitely, unless we decide, at our option, to exercise our redemption right or, under circumstances where the holders of Series A Preferred Stock have a conversion right, such holders convert the Series A Preferred Stock into our common stock. The Series A Preferred Stock is not subject to any sinking fund.
Listing
No current market exists for the Series A Preferred Stock. We will apply to list the Series A Preferred Stock on Nasdaq under the symbol “FRGAP.” If this application is approved, we expect trading in the Series A Preferred Stock to commence within 30 days of the initial delivery of the Series A Preferred Stock to the underwriters.

BOOK-ENTRY, DELIVERY AND FORM
The Series A Preferred Stock will be issued in fully registered form in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). One or more fully registered global securities will be issued representing in the aggregate the total number of the share of Series A Preferred Stock. Such global securities will be deposited with or on behalf of DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
So long as DTC, or its nominee, is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Series A Preferred Stock represented by such global security for all purposes under the instruments governing the rights and obligations of holders of the Series A Preferred Stock. Except as set forth in the accompanying prospectus, owners of beneficial interests in a global security will not be entitled to have the shares of Series A Preferred Stock represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of such shares of Series A Preferred Stock in definitive form and will not be considered the owners or holders thereof. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC for such global security and, if such person is not a participant in DTC (as described below), on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder.
As long as the shares of Series A Preferred Stock are represented by the global securities, we will pay dividends, if any, on the Series A Preferred Stock to or as directed by DTC as the registered holder of the global securities. Payments to DTC will be in immediately available funds by wire transfer. DTC will credit the relevant accounts of their participants on the applicable date. Neither we nor EQ Shareowner Services will be responsible for making any payments to participants or customers of participants or for maintaining any records relating to the holdings of participants and their customers, and each person owning a beneficial interest will have to rely on the procedures of the depositary and its participants.
DTC has advised us that it is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own DTC. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. According to DTC, the foregoing information with respect to DTC has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.
Settlement
Investors in the Series A Preferred Stock will be required to make their initial payment for the Series A Preferred Stock in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable (including DTC), but we take no responsibility for the accuracy thereof.
Neither we nor the underwriters will have any responsibility or obligation to participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any participant with respect to any ownership interest in the shares of Series A Preferred Stock or payments to, or the providing of notice to participants or beneficial owners.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
This section describes the material U.S. federal income tax consequences of owning the Series A Preferred Stock. It applies to you only if you acquire shares of Series A Preferred Stock upon their original issuance at their original offering price. This section does not describe other U.S. federal tax consequences (such as estate and gift tax consequences), nor does it describe any tax consequences arising under the laws of any state, local or foreign jurisdiction.
This section is based on the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed regulations under the Code, and published rulings and court decisions as of the date hereof, all of which are subject to change. Any such change may be applied retroactively and may adversely affect the U.S. federal income tax consequences described herein. We have not sought, and do not expect to seek, a ruling from the IRS or any other United States federal, state, or local taxing authority, or the opinion of legal counsel, with respect to any tax issue affecting the Company. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the acquisition, ownership and disposition of the Series A Preferred Stock.
This section does not describe all of the consequences that may be relevant to you if you are a member of a class of holders subject to special rules, including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, entities that are treated partnerships for U.S. federal income tax purposes, S corporations or other pass-through entities and investors in such entities, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, accrual basis taxpayers subject to special tax accounting rules under Section 451(b) of the Code, controlled foreign corporations, passive foreign investment companies or corporations that accumulate earnings to avoid U.S. federal income tax, holders who have acquired our Series A Preferred Stock through the exercise of a stock option or otherwise as compensation, and persons that will hold the shares of Series A Preferred Stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction.
If a partnership (or any other entity treated as a partnership for U.S. federal income tax purposes) holds shares of Series A Preferred Stock, the U.S. federal income tax treatment of a partner of that partnership generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership holding shares of Series A Preferred Stock, you should consult your tax advisors as to the particular U.S. federal income tax consequences of holding and disposing of shares of Series A Preferred Stock.
This discussion applies only to purchasers who purchase and hold the shares of Series A Preferred Stock as a capital asset within the meaning of Section 1221 of the Code (generally property held for investment).
Tax consequences may vary depending upon the particular status of an investor. This discussion is for information purposes only and is not tax advice. Potential investors should consult with their own tax advisers in determining the specific tax consequences and risks to them of purchasing, holding and disposing of shares of Series A Preferred Stock, including the application to their particular situation of the U.S. federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.
U.S. Holders
The following is a summary of the U.S. federal income tax consequences that will apply to a U.S. holder of Series A Preferred Stock. For purposes of this discussion, a U.S. holder means a beneficial owner of shares of Series A Preferred Stock that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.
Distributions.   Distributions with respect to the Series A Preferred Stock will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the shares of Series A Preferred Stock exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such Series A Preferred Stock (and will reduce a U.S. holder’s tax basis in the Series A Preferred Stock, but not below zero) and thereafter as gain from the disposition of the Series A Preferred Stock as described under “U.S. Holders — Dispositions.”
Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future years for distributions with respect to the Series A Preferred Stock to be treated as dividend income.
Distributions constituting dividend income received by an individual U.S. holder in respect of Series A Preferred Stock will be “qualified dividend income” if the Series A Preferred Stock has been held for more than 90 days during the 181-day period beginning 90 days before the ex-dividend date. Qualified dividend income generally is taxed at favorable rates applicable to long-term capital gains. In addition, if a dividend received by an individual holder that qualifies for the “qualified dividend income” rate is an “extraordinary dividend” within the meaning of Section 1059 of the Code, any loss recognized by such individual holder on a subsequent disposition of the stock will be treated as long-term capital loss to the extent of such “extraordinary dividend,” irrespective of such holder’s holding period for the stock.
Distributions with respect to the Series A Preferred Stock constituting dividend income paid to holders that are U.S. corporations or entities taxed as corporations generally will qualify for the dividends-received deduction if the applicable holding period is met. Corporate holders of Series A Preferred Stock should also consider the effect of Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate shareholder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock such as preferred stock. Further, corporate holders of Series A Preferred Stock should consider the effect of Section 246(c) of the Code, which, among other things, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum holding period (generally, for preferred stock, at least 91 days during the 181 day period beginning on the date which is 90 days before the date on which the Series A Preferred Stock becomes ex-dividend with respect to such dividend). Also, if a corporate holder of Series A Preferred Stock receives a dividend on the Series A Preferred Stock that is an “extraordinary dividend” within the meaning of Section 1059 of the Code, such holder in certain instances must reduce its tax basis in the Series A Preferred Stock by the amount of the “nontaxed portion” of such “extraordinary dividend” that results from the application of the dividends-received deduction. If the “nontaxed portion” of such “extraordinary dividend” exceeds such corporate holder’s basis, any excess will be taxed as gain as if such holder had disposed of its Series A Preferred Stock in the year the “extraordinary dividend” is paid. Each domestic corporate holder of Series A Preferred Stock is urged to consult with its tax advisors with respect to the eligibility for and amount of any dividends received deduction and the application of Sections 246A, 246(c) and 1059 of the Code to any dividends it receives.
The availability of the reduced dividend tax rate for individuals and the dividends-received deduction for U.S. corporations are subject to certain exceptions for short-term and hedged positions and other applicable limitations. You should consult your own tax adviser regarding the availability of the reduced dividend tax rate and the dividends-received deduction in light of your particular circumstances.
Holder’s Conversion Option in connection with a Change of Control or Delisting Event.   In the event of a U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A U.S. holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.
Adjustment of Conversion Price.   The conversion price of our Series A Preferred Stock is subject to adjustment under certain circumstances. In such circumstances, U.S. holders of our Series A Preferred

Stock may be deemed to have received a distribution if the adjustment (or failure to make an adjustment) has the effect of increasing the proportionate interest of the U.S. holder in our assets or earnings and profits. If such adjustments are made, U.S. holders will be deemed to have received constructive distributions from us even though they may not receive any cash or property. The tax consequences of a receipt of a distribution are described above under “— Distributions.” Adjustments to the conversion price made pursuant to a bona fide reasonable adjustment formula which has the effect of preventing dilution of the interest of the holders of shares of our Series A Preferred Stock generally will not be considered to result in a constructive dividend distribution.
To the extent there is a constructive dividend distribution under the rules above, under 2016 proposed regulations, (i) the amount of a constructive distribution is the excess of the fair market value of the right to acquire common stock immediately after the conversion rate adjustment over the fair market value of the right to acquire common stock (determined immediately after conversion rate adjustment) without the adjustment, and (ii) the constructive distribution occurs at the earlier of the date the adjustment occurs under the terms of the Series A Preferred Stock and the date of the actual distribution of cash or property that results in the constructive distribution. The final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of Series A Preferred Stock and withholding agents may rely on them prior to that date under certain circumstances.
Sale, Exchange, Redemption or Certain Other Taxable Dispositions.   A U.S. holder generally will recognize capital gain or loss on a sale, exchange, or other taxable disposition of the Series A Preferred Stock equal to the difference between the amount realized (which does not include any declared but unpaid distributions, which will be treated in the manner described above) upon the disposition and such U.S. holder’s adjusted tax basis in the securities sold or exchanged. A U.S. holder’s initial tax basis in the Series A Preferred Stock will equal its cost. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the securities sold or exchanged is more than one year. Long-term capital gains of non-corporate taxpayers generally are taxed at the same lower maximum tax rates applicable to qualified dividend income summarized above. Net capital gains of a U.S. holder other than long-term capital gains are taxed at the rates applicable to ordinary income. The deductibility of net capital losses is subject to limitations.
Our redemption of the Series A Preferred Stock generally would be a taxable event. A U.S. holder would be treated as if it had disposed its Series A Preferred Stock if the redemption:
•
results in a complete termination of the U.S. holder’s stock interest in us;

•
is substantially disproportionate with respect to the U.S. holder; or

•
is not essentially equivalent to a dividend with respect to the U.S. holder.

In determining whether any of these tests has been met, shares of stock deemed to be owned by the U.S. holder by reason of certain constructive ownership rules set forth in Section 318 of the Code, as well as shares actually owned and Series A Preferred Stock held by the U.S. holder, must be taken into account.
If we redeem the Series A Preferred Stock in a redemption that meets one of the tests described above, the U.S. holders generally would recognize taxable gain or loss equal to the sum of the amount of cash and fair market value of property (other than stock of us or a successor to us) paid in redemption less the U.S. holder’s tax basis in the Series A Preferred Stock. This gain or loss would be long-term capital gain or capital loss if the U.S. holder has held the Series A Preferred Stock for more than one year.
If the redemption does not meet any of the tests described above, the U.S. holder generally would be taxed on the cash and fair market value of the property paid as a distribution, and treated as a dividend to the extent paid out of our current and accumulated earnings and profits. Any amount in excess of our current or accumulated earnings and profits would first reduce the U.S. holder’s tax basis in the Series A Preferred Stock and thereafter would be treated as capital gain. If the redemption of the Series A Preferred Stock is treated as a distribution that is taxable as a dividend, U.S. holders should consult with their own tax advisors regarding the allocation of their basis in the redeemed and remaining shares of Series A Preferred Stock.

Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on all or a portion of its “net investment income”, which generally will include its dividend income and its net gains from the disposition of Series A Preferred Stock, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax adviser regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Series A Preferred Stock.
Backup Withholding and Information Reporting.   When required, we or our paying agent will report to the holders of Series A Preferred Stock and to the IRS amounts paid on or with respect to the Series A Preferred Stock during each calendar year and the amount of tax, if any, withheld from such payments. A U.S. holder will be subject to backup withholding on any dividends paid on the Series A Preferred Stock and proceeds from the disposition of the Series A Preferred Stock at the applicable rate if the U.S. holder (a) fails to provide us or our paying agent with a correct taxpayer identification number or certification of exempt status, (b) has been notified by the IRS that it is subject to backup withholding as a result of the failure to properly report payments of interest or dividends, or (c) in certain circumstances, has failed to certify under penalty of perjury that it is not subject to backup withholding. A U.S. holder may be eligible for an exemption from backup withholding by providing a properly completed IRS Form W-9 to us or our paying agent. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is properly furnished to the IRS by the U.S. holder on a timely basis.
Non-U.S. holders
The discussion in this section is addressed to non-U.S. holders of the Series A Preferred Stock. For this purpose, a non-U.S. holder is a beneficial owner of Series A Preferred Stock other than a U.S. holder or partnership.
Distributions.   Generally, dividends paid to a non-U.S. holder with respect to the Series A Preferred Stock (including any redemption that is taxed as a dividend under the rules described above under “— U.S. Holders — Sale, Exchange, Redemption or Certain Other Taxable Dispositions”) will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, provided the non-U.S. holder furnishes the payor with a properly completed IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is eligible for treaty benefits. The 30% withholding does not apply if the dividends are effectively connected with a trade or business carried on by the non-U.S. holder within the United States and, if a tax treaty applies, are attributable to a U.S. permanent establishment maintained by the non-U.S. holder and the non-U.S. holder provides the payor with a properly completed IRS Form W-8ECI. In such case, the dividends generally will be subject to U.S. federal income tax on a net basis at applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.
Distributions not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and will first be applied against and reduce a non-U.S. holder’s tax basis in the Series A Preferred Stock, but not below zero. Distributions in excess of our current and accumulated earnings and profits and in excess of a non-U.S. holder’s tax basis in its Series A Preferred Stock will be treated as gain from the sale of Series A Preferred Stock as described under “— Sale, Exchange, Redemption or Certain Other Taxable Dispositions” below.
Holder’s Conversion Option in connection with a Change of Control or Delisting Event.   In the event of a non-U.S. holder’s conversion of Series A Preferred Stock in connection with a Change of Control, Delisting Event or otherwise, the tax consequences of such conversion will depend, in part, upon the facts underlying the transaction in which the conversion occurs. A non-U.S. holder should consult its tax advisor regarding the tax consequences of the conversion of Series A Preferred Stock.
Adjustment of Conversion Price.   As described above under “U.S. Holders  —  Adjustment of Conversion Price,” adjustments in the conversion price (or failures to adjust the conversion price) that result in an increase in the proportionate interest of a Non-U.S. holder in our assets or earnings and profits could result in deemed distributions to the Non-U.S. holder that are taxed as described above under “— Non U.S. Holders  —  Distributions.”
Sale, Exchange, Redemption or Certain Other Taxable Dispositions.   Subject to the discussion of backup withholding and FATCA below, a non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized on the sale, exchange, redemption (provided the redemption is treated as a sale or exchange under the rules described above under “— Consequences to U.S. Holders — Sale, Exchange, Redemption or Certain Other Taxable Dispositions”) or other taxable disposition of the Series A Preferred Stock unless:
•
the gain is effectively connected with a U.S. trade or business of the non-U.S. holder (and if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

•
in the case of an individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition and certain other conditions exist; or

•
we have been a “U.S. real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the five-year period ending on the date of disposition of the Series A Preferred Stock and certain other conditions are met.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax on the net gain derived from the sale in the same manner as a U.S. holder. If a non-U.S. holder is eligible for the benefits of a tax treaty between the United States and its country of residence, any such gain will be subject to U.S. federal income tax in the manner specified by the treaty. To claim the benefit of a treaty, a non-U.S. holder must properly submit the appropriate IRS Form W-8 (or suitable successor or substitute form). A non-U.S. holder that is a foreign corporation and is described in the first bullet point above will be subject to tax on gain under regular U.S. federal income tax rates applicable to corporations and, in addition, may be subject to a branch profits tax at a 30% rate or a lower rate if so specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point above will be subject to a flat 30% U.S. federal income tax on the gain derived from the sale, which may be offset by U.S. source capital losses.
With regard to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We do not expect to be a USRPHC for U.S. federal income tax purposes. However, even if we are or become a USRPHC, the Series A Preferred Stock will be treated as a U.S. real property interest only if the non-U.S. holder actually or constructively holds more than 5% of the Series A Preferred Stock at any time during the holding period described above, or if the Series A Preferred Stock cease to be regularly traded on an established securities market prior to the year in which the sale occurs. Any taxable gain generally would be taxed in the same manner as gain that is effectively connected with the conduct of a trade or business in the United States, except that the branch profits tax will not apply. Non-U.S. holders should consult their own advisors about the consequences that could result if we are, or become, a USRPHC.
Information reporting and backup withholding on non-U.S. holders.   Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements by the Company. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding generally will apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor an IRS Form W-8BEN or W-8BEN-E (or other applicable form) certifying, under penalty of perjury, that the person is a non-U.S. person, or such non-U.S. holders otherwise establish an exemption.

Payment by a U.S. office of a broker of the proceeds of a sale of the Series A Preferred Stock is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on IRS Form W-8BEN or W-8BEN-E (or other applicable form), or otherwise establishes an exemption. Subject to certain exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the Series A Preferred Stock if such sale is effected through a foreign office of a broker without certain specified U.S. connections.).
FATCA withholding
Under sections 1471 through 1474 of the Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax may apply to payments of dividends on stock made to foreign financial institutions (including amounts paid to a foreign financial institution on behalf of a holder) and certain other non-financial foreign entities. Additionally, a 30% withholding tax may apply to payments of gross proceeds from the disposition of stock made to such institutions and entities; however, recently proposed Treasury regulations eliminate this 30% withholding tax on payments of gross proceeds. Taxpayers may rely on these proposed Treasury regulations until final Treasury regulations are issued. There can be no assurance that final Treasury regulations would provide an exemption from FATCA for gross proceeds.
Withholding under FATCA generally will not apply where such payments are made to (i) a “foreign financial institution” (as defined in the Code and U.S. Treasury regulations) that undertakes, under either an agreement with the United States Treasury or pursuant to an intergovernmental agreement between the jurisdiction in which it is a resident and the United States Treasury, to identify accounts held by certain United States persons or United States-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders; (ii) a “non-financial foreign entity” (as defined in the Code and U.S. Treasury regulations) that either certifies it does not have any substantial United States owners or furnishes identifying information regarding each substantial United States owner to the United States Treasury; or (iii) a foreign financial institution or non-financial foreign entity that is exempt from these rules.
Non-U.S. holders should consult their own tax advisers with respect to the U.S. federal income tax consequences of FATCA on their ownership and disposition of shares of our Series A Preferred Stock.
This summary is for general information only and is not intended to constitute a complete description of all tax consequences for non-U.S. holders relating to the purchase, ownership and disposition of the Series A Preferred Stock. You are urged to consult your tax advisors regarding the U.S. federal, state, local, and foreign income and other tax consequences of the purchase, ownership and disposition of the Series A Preferred Stock.

UNDERWRITING (Conflicts of Interest)
B. Riley Securities is acting as representative of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed to purchase from us, the number of shares of our Series A Preferred Stock set forth opposite its name below.
Name	Number of Shares
B. Riley Securities, Inc.	237,000
Incapital LLC	243,000
D.A. Davidson & Co.	306,000
Janney Montgomery Scott LLC	87,000
Ladenburg Thalmann & Co. Inc.	30,000
National Securities Corporation	168,000
Aegis Capital Corp.	129,000
Total	1,200,000
The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Series A Preferred Stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to other conditions, including the absence of any material adverse change in our business and the receipt of customary legal opinions, letters and certificates. The underwriters are committed to take and pay for all of the shares of Series A Preferred Stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the non-defaulting underwriters may be increased or the underwriting agreement may be terminated.
Commissions and Expenses
The representative has advised us that the underwriters propose initially to offer the Series A Preferred Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to securities dealers at the public offering price less a concession not in excess of $0.50 per share. The shares of Series A Preferred Stock are offered by the underwriters as stated in this prospectus supplement, subject to receipt and acceptance and subject to their right to reject any order in whole or in part. If all the shares are not sold at the public offering price, the underwriters may change the offering price and selling terms.
The following table shows the per share and total public offering price, underwriting discount and proceeds before expenses to us and the structuring fee. The amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase up to 180,000 additional shares of Series A Preferred Stock.
	Per Share	No Exercise	Full Exercise
Public offering price	$25.00	$30,000,000	$34,500,000
Underwriting discount and commissions	$0.7875	$945,000	$1,086,750
Proceeds to us, before expenses	$24.2125	$29,055,000	$33,413,250
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $200,000. We have also agreed to pay B. Riley Securities a structuring fee of $250,000 for evaluation, analysis and structuring of the Series A Preferred Stock.
Option to Purchase Additional Shares
We have granted to the underwriters an option to purchase up to an additional 180,000 shares of Series A Preferred Stock at the public offering price, less the underwriting discount. This option is exercisable for a period of 30 days. To the extent that the underwriters exercise this option, the underwriters will purchase additional shares from us in approximately the same proportion as shown in the table above
Lock-Up Agreements
We have agreed, subject to limited exceptions, for a period of 60 days from the date of this prospectus supplement, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Series A Preferred Stock or any securities convertible into or exchangeable or exercisable for shares of Series A Preferred Stock.
Indemnification
We have agreed to indemnify the underwriters and the qualified independent underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters or the qualified independent underwriter, as applicable, may be required to make in respect of those liabilities.
Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of our Series A Preferred Stock. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. The underwriters must cover any such short position by purchasing shares in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our Series A Preferred Stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of our Series A Preferred Stock made by the underwriters in the open market prior to the closing of the offering. Purchases to cover a short position and stabilizing transactions, as well as other purchases by an underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Series A Preferred Stock, and may stabilize, maintain, or otherwise affect the market price of our Series A Preferred Stock. As a result, the price of our Series A Preferred Stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise.
In connection with the offering, the underwriters may engage in passive market making transactions in the Series A Preferred Stock on Nasdaq in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of the Series A Preferred Stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid that bid must be lowered when specified purchase limits are exceeded. If passive market making is commenced, it may be discontinued at any time.
Conflicts of Interest
B. Riley Securities has a “conflict of interest in this offering within the meaning of FINRA Rule 5121, and this offering will be conducted in compliance with Rule 5121. This rule requires that a “qualified independent underwriter” meeting certain standards participate in the preparation of the registration statement, this prospectus supplement and the accompanying base prospectus and exercise the usual standards of due diligence with respect thereto. Incapital LLC has assumed the responsibilities of acting as a “qualified independent underwriter” within the meaning of Rule 5121 in connection with this offering. Incapital LLC will not receive any additional compensation for acting as qualified independent underwriter.

In addition, B. Riley Securities will not confirm sales to any account over which it exercises discretionary authority without receiving the specific prior written approval of the account holder and retaining such approval in its records.
The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. Affiliates of B. Riley Securities participate in our credit facilities. As a result, such affiliates may receive a portion of the net proceeds of this offering through the repayment of any borrowings under such facilities if we decide to pay down such indebtedness.
Electronic Offer, Sale and Distribution of Series A Preferred Stock
A prospectus in electronic format may be made available on the websites maintained by one or more of the underwriters participating in this offering and one or more of underwriters participating in this offering may distribute prospectuses electronically. The representative may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that will make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on these websites is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.
Listing
We will apply to list the Series A Preferred Stock on Nasdaq under the symbol “FRGAP.” If this application is approved, we expect trading in the Series A Preferred Stock to commence within 30 days of the initial delivery of the Series A Preferred Stock to the underwriters. The underwriters have advised us that they intend to make a market in the Series A Preferred Stock prior to the commencement of trading on Nasdaq. The underwriters will have no obligation to make a market in the Series A Preferred Stock, however, and may cease market making activities, if commenced, at any time.

LEGAL MATTERS
The validity of the securities offered by us has been passed upon for us by Troutman Pepper Hamilton Sanders LLP, Atlanta, Georgia, and for the underwriters by Duane Morris LLP, New York, New York.
EXPERTS
The financial statements as of and for the transition period ended December 28, 2019, incorporated in this prospectus supplement by reference from the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated balance sheets of the Company as of April 30, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2019 have been incorporated by reference herein in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of April 30, 2019, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of April 30, 2019, because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective.
On October 1, 2019, based on the recommendation of the Audit Committee, the Company’s Board of Directors approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately.
The audited consolidated financial statements for Buddy’s and its subsidiaries as of and for the years ended December 31, 2018 and 2017, and the related notes have been incorporated by reference herein in reliance upon the report of Rivero, Gordimer & Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) as of and for the years ended February 2, 2019 and February 3, 2018 incorporated by reference in this prospectus supplement from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Vitamin Shoppe as of and for each of the three fiscal years in the period ended December 29, 2018, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of American Freight Group, Inc. included in Franchise Group, Inc.’s Current Report on Form 8-K/A dated May 4, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to American Freight Group, Inc.’s liquidity and a support letter from Franchise Group, Inc. as described in Note 12 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Our website address is www.franchisegrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of this prospectus supplement and prior to the termination of the offering under this prospectus supplement:
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our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (including any portions of our Definitive Proxy Statement on Schedule 14A filed on April 27, 2020 that are incorporated by reference into such Transition Report on Form 10-K/T) (File No. 001-35588);

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our Quarterly Reports on Form 10-Q for the quarters ended March 28, 2020 and June 27, 2020, filed with the SEC on June 18, 2020, as amended on June 19, 2020, and August 5, 2020, respectively (File No. 001-35588);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on December 30, 2019, January 6, 2020, January 8, 2020, February 12, 2020, February 18, 2020, March 12, 2020, April 3, 2020, May 4, 2020, May 5, 2020, May 7, 2020, May 29, 2020, June 9, 2020, June 19, 2020, June 30, 2020, July 10, 2020, July 30, 2020, August 3, 2020 and August 26, 2020 (File No. 001-35588);

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all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the transition period covered by our Transition Report on Form 10-K/T referenced above; and

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the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-35588), filed with the SEC on November 13, 2019, as updated by Exhibit 4.4 to our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588).

Any statement contained in this prospectus supplement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:
Franchise Group, Inc.
2387 Liberty Way
Virginia Beach, Virginia 23456
(757) 493-8855

PROSPECTUS
FRANCHISE GROUP, INC.
$300,000,000
Common Stock
Preferred Stock
Warrants
Rights
Units
Debt Securities
26,825,951.18 Shares of Common Stock Offered by the Selling Stockholders
We may offer and sell up to $300 million in the aggregate of the securities identified above, and the selling stockholders named in this prospectus (the “Selling Stockholders”) may offer and sell up to 26,825,951.18 shares of our common stock. This prospectus provides you with a general description of the securities we and the Selling Stockholders may offer.
Pursuant to the Kayne Subscription Agreement (as defined below), certain of the shares of common stock offered by the Selling Stockholders are subject to a six-month lockup period which expires on August 14, 2020, and the filing of the registration statement of which this prospectus forms a part does not constitute a waiver of such restrictions.
We are registering the offer and sale of the shares of our common stock by the Selling Stockholders to satisfy registration rights we have granted to certain of the Selling Stockholders pursuant to registration rights agreements more fully described in this prospectus under “Description of Capital Stock.” We will not receive any proceeds from the sale of shares of common stock by the Selling Stockholders pursuant to this prospectus.
Our registration of the shares of common stock held by the Selling Stockholders that are covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of their shares of common stock. The Selling Stockholders may sell their shares of common stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell their shares in the section entitled “Plan of Distribution.”
Each time we or any of the Selling Stockholders offer and sell securities, we or such Selling Stockholders will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. In addition, the Selling Stockholders may offer and sell their shares of our common stock from time to time, together or separately. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold under this prospectus without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on The NASDAQ Global Market, or Nasdaq, under the symbol “FRG”. On May 20, 2020, the closing price of our common stock was $14.59.
See the section entitled “Risk Factors” beginning on page 7 of this prospectus to read about factors you should consider before buying our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is June 22, 2020.

You should rely only on the information provided in this prospectus, as well as the information incorporated by reference into this prospectus and any applicable prospectus supplement. Neither we nor the Selling Stockholders have authorized anyone to provide you with different information. Neither we nor the Selling Stockholders are making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any applicable prospectus supplement or any documents incorporated by reference is accurate as of any date other than the date of the applicable document. Since the respective dates of this prospectus and the documents incorporated by reference into this prospectus, our business, financial condition, results of operations and prospects may have changed.
Unless the context indicates otherwise or as otherwise expressly stated, references in this prospectus to the “Company,” “Franchise Group,” “we,” “us,” “our” and similar terms refer to Franchise Group, Inc. and its subsidiaries and references in this prospectus to “common stock,” “our common stock,” “shares of common stock” and similar terms refer to shares of common stock of Franchise Group, Inc.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, we may sell securities from time to time and in one or more offerings up to an aggregate amount of $300 million and the Selling Stockholders may, from time to time, sell the securities offered by them described in this prospectus. We will not receive any proceeds from the sale by such Selling Stockholders of the securities offered by them described in this prospectus.
Each time we or any of the Selling Stockholders offer and sell securities using this prospectus, we or such Selling Stockholders will provide a supplement to this prospectus, if required, that contains specific information about the offering, as well as the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should read both this prospectus and any applicable prospectus supplement together with the additional information to which we refer you in the sections of this prospectus entitled “Where You Can Find More Information” and “Documents Incorporated By Reference.”
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our business, operations, financial performance, and condition, as well as our plans, objectives, and expectations for our business operations and financial performance and condition. Any statements contained herein that are not of historical facts may be deemed to be forward-looking statements. You can identify these statements by words such as “aim,” “anticipate,” “assume,” “believe,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends. These forward-looking statements are based on current expectations, estimates, forecasts, projections about our business and the industry in which we operate, and our management’s beliefs and assumptions. They are not guarantees of future performance or development and involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. As a result, any or all of our forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may turn out to be inaccurate or could cause our actual results to differ materially from historical results or from any results expressed or implied by such forward-looking statements. Factors that may cause such differences include, but are not limited to, the risks described under “Item 1A — Risk Factors” in our Transition Report on Form 10-K/T for the transition period ended December 28, 2019 and other filings with the SEC, including:
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the possibility that any of the anticipated benefits of our acquisitions will not be realized or will not be realized within the expected time period; our businesses, our Liberty Tax segment, our Buddy’s segment, our American Freight segment, our Vitamin Shoppe segment or American Freight (as defined below) may not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; revenues following any of our acquisitions may be lower than expected; or completing our acquisitions on the expected timeframe may be more difficult, time-consuming or costly than expected;

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our inability to grow on a sustainable basis;

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changes in operating costs, including employee compensation and benefits;

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the seasonality of our business segments;

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departures of key executives or directors;

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our ability to attract additional talent to our senior management team;

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our ability to maintain an active trading market for our common stock on Nasdaq;

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our inability to secure reliable sources of the tax settlement products we make available to our customers;

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government regulation and oversight over our products and services;

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our ability to comply with the terms of the settlement with the Department of Justice and Internal Revenue Service;

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government initiatives that simplify tax return preparation, improve the timing and efficiency of processing tax returns, limit payments to tax preparers, or decrease the number of tax returns filed or the size of the refunds;

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government initiatives to pre-populate income tax returns;

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the effect of regulation of the products and services that we offer, including changes in laws and regulations and the costs and administrative burdens associated with complying with such laws and regulations;

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the possible characterization of refund transfers as a form of loan or extension of credit;

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changes in the tax settlement products offered to our customers that make our services less attractive to customers or more costly to us;

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our ability to maintain relationships with third-party product and service providers;

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our ability to offer merchandise and services that our customers demand;

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our ability to successfully manage our inventory levels and implement initiatives to improve inventory management and other capabilities;

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competitive conditions in the retail industry;

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the performance of our products within the prevailing retail industry;

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worldwide economic conditions and business uncertainty, the availability of consumer and commercial credit, change in consumer confidence, tastes, preferences and spending, and changes in vendor relationships;

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the risk that natural disasters, public health crises, political uprisings, uncertainty or unrest, or other catastrophic events could adversely affect our operations and financial results, including the impact of the coronavirus (COVID-19) outbreak on manufacturing operations and our supply chain, customer traffic and our operations in general;

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the impact of the coronavirus (COVID-19) and the related government mitigation efforts on our business and our financial results;

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disruption of manufacturing, warehouse or distribution facilities or information systems;

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the continued reduction of our competitors’ promotional pricing on new-in-box appliances, potentially adversely impacting our sales of out-of-box appliances and associated margin;

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any potential non-compliance, fraud or other misconduct by our franchisees or employees;

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our ability and the ability of our franchisees to comply with legal and regulatory requirements;

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failures by our franchisees and their employees to comply with their contractual obligations to us and with laws and regulations, to the extent these failures affect our reputation or subject us to legal risk;

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the ability of our franchisees to open new territories and operate them successfully;

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the availability of suitable store locations at appropriate lease terms;

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the ability of our franchisees to generate sufficient revenue to repay their indebtedness to us;

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our ability to manage Company-owned offices;

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our exposure to litigation and any governmental investigations;

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our ability and our franchisees’ ability to protect customers’ personal information, including from a cyber-security incident;

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the impact of identity-theft concerns on customer attitudes toward our services;

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our ability to access the credit markets and satisfy our covenants to lenders;

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challenges in deploying accurate tax software in a timely way each tax season;

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delays in the commencement of the tax season attributable to Congressional action affecting tax matters and the resulting inability of federal and state tax agencies to accept tax returns on a timely basis, or other changes that have the effect of delaying the tax refund cycle;

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competition in the tax preparation market;

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the effect of federal and state legislation that affects the demand for paid tax preparation, such as the Affordable Care Act and potential immigration reform;

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our reliance on technology systems and electronic communications;

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our ability to effectively deploy software in a timely manner and with all the features our customers require;

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the impact of any acquisitions or dispositions, including our ability to integrate acquisitions and capitalize on their anticipated synergies;

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our ability to obtain payment for net working capital adjustments in connection with any of our acquisitions; and

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other factors, including the risk factors discussed in this prospectus.

You are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on the forward-looking statements. These forward-looking statements speak only as of the date hereof. Unless required by law, we do not intend to publicly update or revise any forward-looking statements to reflect new information or future events or otherwise. You should, however, review the factors and risks we describe in the reports we will file from time to time with the SEC after the date of this prospectus.

THE COMPANY
We are a franchisor, operator and acquiror of franchised and franchisable businesses that we believe we can scale using our operating expertise. On July 10, 2019, we formed Franchise Group New Holdco, LLC which holds all of our operating subsidiaries. Our stores and franchises operate under the names of Liberty Tax, Buddy’s Home Furnishings, American Freight and Vitamin Shoppe.
On July 10, 2019, we completed our acquisition of Buddy’s Home Furnishings. On October 23, 2019, we completed our acquisition of the Sears Outlet business from Sears Hometown and Outlet Stores, Inc. On December 16, 2019, we completed our acquisition of The Vitamin Shoppe, Inc. On February 14, 2020, we completed our acquisition of American Freight Group, Inc. (“American Freight”). In February 2020, we announced our intent to combine American Freight with the Sears Outlet business and have rebranded the combined business as American Freight Appliances, Furniture and Mattress. These acquisitions have transformed us from a tax preparation business to a multi-segment operator and franchisor.
We operate in four reportable segments: Liberty Tax, Buddy’s, American Freight and Vitamin Shoppe. Our Liberty Tax segment provides tax preparation services in the United States and Canada. Our Buddy’s segment is a specialty retailer of high quality, name brand consumer electronics, residential furniture, appliances and household accessories through rent-to-own agreements. Our American Freight segment provides in-store and online access to purchase new, one-of-a-kind, out-of-carton, discontinued, obsolete, used, reconditioned, overstocked and scratched and dented products, collectively “outlet-value products,” across a broad assortment of merchandise categories, including home appliances, mattresses, furniture and lawn and garden equipment at value-oriented prices. Our Vitamin Shoppe segment is an omni-channel specialty retailer of vitamins, minerals, herbs, specialty supplements, sports nutrition and other health and wellness products.
Recent Developments
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread globally, including to the United States. In March 2020, the World Health Organization declared the coronavirus a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed or potentially exposed to the coronavirus. As a result of these restrictions, together with a general fear of the impact on the global economy and financial markets, there is significant uncertainty surrounding the potential impact on our business. While too early to quantify, we have recently experienced a negative impact on our sales and profitability. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of shutdowns, quarantines and travel restrictions, the ultimate geographical spread of the virus, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak.
Background
On July 10, 2019, we entered into and completed certain transactions contemplated by an Agreement of Merger and Business Combination Agreement with Buddy’s Newco, LLC (“Buddy’s”), Franchise Group New Holdco, LLC, our direct subsidiary (“New Holdco”), Franchise Group B Merger Sub, LLC, a wholly-owned indirect subsidiary of New Holdco (“B Merger Sub”) and Vintage RTO, L.P., solely in its capacity as the representative of the former holders of common units of Buddy’s (the “Buddy’s Members”), to acquire Buddy’s by way of a merger of B Merger Sub with and into Buddy’s, with Buddy’s continuing as the surviving entity in the merger and as a wholly-owned indirect subsidiary of New Holdco (the “Buddy’s Acquisition”). At the completion of the Buddy’s Acquisition, each common unit of Buddy’s outstanding immediately prior to the completion of the Buddy’s Acquisition was exchanged for 0.091863 shares of our voting, non-economic preferred stock (the “Voting Non-Economic Preferred Stock”) and 0.459315 common units of New

Holdco (the “New Holdco Units”). Each of the New Holdco Units held by the Buddy’s Members was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, redeemable in exchange for one share of our common stock pursuant to the Certificate of Designation for the Voting Non-Economic Preferred Stock (as amended and together with any certificate of increase adopted or approved in respect thereof, the “Certificate of Designation”) and the First Amended and Restated Limited Liability Company Agreement of New Holdco (as amended, the “New Holdco LLC Agreement”) after an initial six-month lockup period following their issuance, which has expired.
In addition, concurrently with the completion of the Buddy’s Acquisition, we entered into a registration rights agreement with certain investors (as amended, the “Vintage Registration Rights Agreement”). The Vintage Registration Rights Agreement provides certain of our investors and New Holdco with certain registration rights applicable to certain shares of our common stock, including shares of our common stock issued in exchange for the redemption of certain New Holdco Units and shares of Voting Non-Economic Preferred Stock as described above (collectively, the “Vintage Registrable Shares”). The Vintage Registration Rights Agreement was amended following the completion of the Buddy’s Acquisition in connection with subsequent acquisitions by us or our subsidiaries to, among other things, include shares of our common stock and shares of our common stock issued in exchange for the redemption of certain New Holdco Units and shares of Voting Non-Economic Preferred Stock received by these investors in connection with such acquisitions as Vintage Registrable Shares under the Vintage Registration Rights Agreement.
On January 31, 2020, the Vintage Registration Rights Agreement was further amended, among other things, to include as Vintage Registrable Shares under the Vintage Registration Rights Agreement shares of the Company’s common stock received by certain investors in the Company in connection with certain equity investments made following the prior amendment to the Vintage Registration Rights Agreement and relating to the repurchases of the VSI Convertible Notes (as defined below) in connection with the Vitamin Shoppe Merger and to update certain investor information.
As of April 1, 2020, all shares of Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
On February 7, 2020, in connection with our repurchases of The Vitamin Shoppe, Inc.’s outstanding 2.25% Convertible Senior Notes due 2020 (the “VSI Convertible Notes”), certain investors (each, an “Investor” and, collectively, the “Investors”) provided us with an aggregate of approximately $65,925,422.32 of equity financing in order for Valor Acquisition, LLC, our subsidiary, to fund the repurchase or redemption of the VSI Convertible Notes and to make interest payments on the VSI Convertible Notes that were not so repurchased or redeemed until their maturity and to also fund our general, working capital and cash needs through purchases of approximately 3,877,964.65 shares of our common stock, par value $0.01 per share (the “Investor Shares”), at $12.00 per share under the Equity Commitment Letter, dated August 7, 2019, between us and Tributum, L.P. (as amended, the “Equity Commitment Letter”), and $23.00 per share in connection with a separate private placement of shares of our common stock, par value $0.01 per share (collectively, the “Equity Financing”), pursuant to certain subscription agreements (each, a “Subscription Agreement”) entered into by each Investor with us. Pursuant to the Equity Commitment Letter, Tributum, L.P. assigned certain of its obligations thereunder to provide a portion of such Equity Financing to the Investors and certain other investors. In connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
In addition, on February 14, 2020, in connection with our acquisition of American Freight, Franchise Group Intermediate Holdco, LLC, a Delaware limited liability company (“Lead Borrower”), New Holdco and various subsidiaries of New Holdco entered into (i) a Credit Agreement (as amended by Amendment Number One to Credit Agreement, dated as of March 13, 2020, as amended by Limited Waiver, Joinder and Amendment Number Two to Credit Agreement, dated as of May 1, 2020, and as otherwise amended, restated, supplemented or otherwise modified from time to time, the “AF Credit Agreement”) with various lenders from time to time party thereto (the “Term Lenders”), GACP Finance Co., LLC, as administrative agent (“Term Administrative Agent”) and Kayne Solutions Fund, L.P., as collateral agent (“Term Collateral Agent”) and (ii) an ABL Credit Agreement (as amended by Amendment Number One to ABL Credit Agreement, dated as of March 13, 2020, as amended by Limited Waiver and Amendment Number Two to

ABL Credit Agreement, dated as of April 3, 2020, as amended by Joinder and Amendment Number Three to ABL Credit Agreement, dated as of May 1, 2020, and as otherwise amended, restated supplemented or otherwise modified from time to time, the “ABL Credit Agreement”) with various lenders from time to time party thereto (the “ABL Lenders”) and GACP Finance Co., LLC, as administrative agent and collateral agent (in such capacities, the “ABL Agent”). In addition, on February 14, 2020, we issued to Kayne FRG Holdings, L.P. (“Kayne FRG”) 1,250,000 shares of our common stock, par value $0.01 per share (the “Kayne Subscription Shares”), pursuant to a subscription agreement (the “Kayne Subscription Agreement”) entered into between Kayne FRG and us, as consideration and payment for services rendered by Kayne FRG or its affiliates to us and our affiliates in connection with the AF Credit Agreement, our acquisition of American Freight and debt financing transactions contemplated thereby. In connection with the Kayne Subscription Agreement, on February 14, 2020, we entered into a Registration Rights Agreement with Kayne FRG (the “Kayne Registration Rights Agreement”). The Kayne Registration Rights Agreement provides Kayne FRG with certain registration rights applicable to the Kayne Subscription Shares (the “Kayne Registrable Shares”) upon the expiration of an initial six-month lock-up period following their issuance.
The registration statement of which this prospectus forms a part is being filed, in part, to comply with these registration obligations under the Vintage Registration Rights Agreement, the Kayne Registration Rights Agreement and our registration obligations in connection with the Equity Financing.
In addition, the registration statement of which this prospectus forms a part is being filed to provide us with the ability to issue and sell up to $300 million of our securities in primary offerings in order to provide additional funds for our general corporate purposes (as further described below under “Use of Proceeds”).
Additional Information
Our principal executive offices are located at 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454. Our telephone number is (757) 493-8855. Our website address is www.franchisegrp.com. Information contained on our website or connected thereto does not constitute part of, and is not incorporated by reference into, this prospectus or the registration statement of which it forms a part.

RISK FACTORS
Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth herein and in our most recent Transition Report on Form 10-K/T, or any updates in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, together with all other information appearing in or incorporated by reference into such reports and this prospectus or any applicable prospectus supplement. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business.
Risks Related to Our Common Stock
Risks relating to our common stock include, but are not limited to, the following:
The novel strain of coronavirus (COVID-19) could have an adverse impact on our business and financial results.
In December 2019, a novel strain of coronavirus (COVID-19) emerged in Wuhan, Hubei Province, China. While initially the outbreak was largely concentrated in China and caused significant disruptions to its economy, it has now spread to several other countries and infections have been reported globally, including in the United States. In March 2020, the World Health Organization declared the coronavirus as a global pandemic. In an effort to mitigate the continued spread of the virus, federal, state and local governments, as well as certain private entities have mandated various restrictions, including travel restrictions, restrictions on public gatherings, closing of nonessential businesses and quarantining of people who may have been exposed to the coronavirus. As a result of these restrictions, together with a general fear of the impact on the global economy and financial markets, there is significant uncertainty surrounding the potential impact on our business. While too early to quantify, we have recently experienced a negative impact on our sales. The coronavirus could continue to negatively impact our business and financial results by continuing to weaken demand for our products, interfering with our ability and our franchisees’ ability to operate store locations, disrupting our supply chain or affecting our ability to raise capital from financial institutions. As events are rapidly changing, we are unable to accurately predict the impact that the coronavirus will have on our results of operations due to uncertainties including, but not limited to, the duration of quarantines and other travel restrictions within China, the United States and other affected countries, the ultimate geographical spread of the virus, the severity of the disease, the duration of the outbreak and the public’s response to the outbreak; however, we are actively managing our business to respond to the impact.
Our Certificate of Incorporation provides that the Court of Chancery of the State of Delaware is the exclusive forum for certain disputes between us and our stockholders, which may limit a stockholder’s ability to bring a claim in a judicial forum that it finds preferable for disputes with us and our directors, officers or other employees.
Our Certificate of Incorporation provides that, unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law, our Certificate of Incorporation or Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This forum selection provision does not apply to suits brought to enforce a duty or liability created by the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any claim for which the federal courts have exclusive jurisdiction. However, our Certificate of Incorporation does not relieve us of our duties to comply with federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.
This forum selection provision may limit a stockholder’s ability to bring a claim that is not arising under the Securities Act or the Exchange Act, in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us or any of our directors, officers or other employees, which may discourage lawsuits with respect to such claims and result in increased costs for stockholders to bring a claim. If a court were to find this forum selection provision to be inapplicable or unenforceable in an action, we may incur additional costs or business interruption associated with resolving such action in other jurisdictions, which could adversely affect our business and financial condition.
Our stock price has been extremely volatile, and investors may be unable to resell their shares at or above their acquisition price or at all.
Our stock price has been, and may continue to be, subject to wide fluctuations in response to many risk factors listed in this section, and others beyond our control, including, but not limited to:
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actual or anticipated variations in our operating results from quarter to quarter;

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actual or anticipated variations in our operating results from the expectations of securities analysts and investors;

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actual or anticipated variations in our operating results from our competitors;

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fluctuations in the valuation of companies perceived by investors to be comparable to us;

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sales of common stock or other securities by us or our stockholders in the future;

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changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

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certain non-compliance, fraud and other misconduct by our franchisees and/or employees;

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departures of key executives or directors;

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resignation of our auditors;

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announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, financing efforts or capital commitments;

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delays or other changes in our expansion plans;

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involvement in litigation or governmental investigations or enforcement activity;

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stock price and volume fluctuations attributable to inconsistent trading volume levels of our shares;

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general market conditions in our industry and the industries of our customers;

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general economic and stock market conditions;

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regulatory or political developments;

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global pandemics (such as the recent coronavirus (COVID-19) pandemic); and

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terrorist attacks or natural disasters.

Furthermore, the capital markets experience extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political, and market conditions such as recessions, interest rate changes, or international currency fluctuations may negatively impact our stock price. Trading price fluctuations may also make it more difficult for us to use our common stock as a means to make acquisitions or to use options to purchase our common stock to attract and retain employees. If our stock price does not exceed the price at which stockholders acquired their shares, investors may not realize any return on their investment. In the past, companies that have experienced volatility in the market price of their stock have been subject to securities class-action litigation. We currently are, and may be in the future, the target of this type of litigation.
A significant portion of our outstanding shares of common stock may be sold into the market, which could adversely affect our stock price.
Although our common stock is currently quoted on Nasdaq, sales of a substantial number of shares of our common stock in the public market could occur at any time, subject to certain securities law restrictions.

Sales of shares of our common stock or the perception in the market that the holders of a large number of shares of common stock intend to sell shares could reduce our stock price.
Our stock price and trading volume could decline if securities or industry analysts do not publish research or reports about our business or if they publish misleading or unfavorable research or reports about our business.
The trading market for our common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. The number of securities or industry analysts that commence or maintain coverage of our common stock could adversely impact the trading price and liquidity for our shares. In the event we obtain securities or industry analyst coverage, if one or more of the analysts who covers us downgrades our stock or publishes misleading or unfavorable research about our business, our stock price could decline. If one or more of these analysts ceases to cover us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause our stock price or trading volume to decline.
Our management and other personnel have devoted a substantial amount of time to these compliance matters. Also, these rules and regulations have increased our legal and financial compliance costs and have made some activities more time consuming and costly than would be the case for a private company. For example, these rules and regulations have made it more expensive for us to maintain director and officer liability insurance. As a result, it may be more difficult for us to recruit and retain qualified individuals to serve on our Board of Directors or as our executive officers.
In addition, as a public company, we are subject to financial reporting, internal controls over financial reporting and other requirements. Our failure to maintain adequate internal controls over financial reporting has adversely affected investor confidence in the accuracy of our financial statements which has had an unfavorable impact on the value of our common stock. In addition, our failure to timely comply with reporting requirements has resulted in our inability to complete franchise sales and to provide current financial information to our investors.
Although we may desire to continue to pay dividends in the future, our financial condition, debt covenants, or Delaware law may prohibit us from doing so.
Beginning in April 2015 through July 2018, we announced a $0.16 per share quarterly cash dividend. We had not declared a dividend since July 2018, until November 2019 when we announced a $0.25 per share quarterly cash dividend. Although we expect to pay a quarterly cash dividend to holders of our common stock, we have no obligation to do so, and our dividend policy may change at any time without notice to our stockholders. The payment of dividends will be at the discretion of our Board of Directors and will depend, among other things, on our earnings, capital requirements, and financial condition. Our ability to pay dividends will also be subject to compliance with financial covenants that are contained in our credit facility and may be restricted by any future indebtedness that we incur or issuances of preferred stock. In addition, applicable law requires our Board of Directors to determine that we have adequate surplus prior to the declaration of dividends. We cannot provide an assurance that we will continue to pay dividends at any specific level or at all.
Anti-takeover provisions in our charter documents, Delaware law, and our credit facility could make an acquisition of us more difficult, limit attempts by our stockholders to replace or remove our current management, and adversely affect the value of our common stock.
Provisions in our second amended and restated certificate of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our second amended and restated certificate of incorporation and bylaws also include provisions that:
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authorize our Board of Directors to issue, without further action by the stockholders, up to approximately 20.0 million shares of undesignated preferred stock;

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specify that special meetings of our stockholders can be called only by our Board of Directors, the Chair of our Board of Directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting;

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establish an advance notice procedure for stockholder proposals to be brought before an annual meeting, including proposed nominations of persons for election to our Board of Directors; and

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do not provide for cumulative voting in the election of directors.

In addition, our credit facility contains covenants that may impede, discourage, or prevent a takeover of us. For instance, upon a change of control, we would default on our credit facility. As a result, a potential takeover may not occur unless sufficient funds are available to repay our outstanding debt.
These provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our Board of Directors, which is responsible for appointing the members of our management. Any provision of our amended and restated certificate of incorporation and bylaws or our debt documents that has the effect of delaying or deterring a change of control could limit the opportunity for our stockholders to receive a premium for their shares of our common stock. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect our stock value if they are viewed as discouraging takeover attempts in the future.

USE OF PROCEEDS
Unless we specify otherwise in an accompanying prospectus supplement, we intend to use the net proceeds from the issuance or sale of our securities to provide additional funds for general corporate purposes, which may include, without limitation, future acquisitions, the repayment of outstanding indebtedness, capital expenditures and working capital. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the accompanying prospectus supplement to this prospectus.
All of the shares of common stock offered by the Selling Stockholders pursuant to this prospectus will be sold by the Selling Stockholders for their respective accounts. We will not receive any of the proceeds from these sales.
Under the Vintage Registration Rights Agreement and the Kayne Registration Rights Agreement, except for certain expenses the Selling Stockholders have agreed to bear pursuant to the Vintage Registration Rights Agreement and Kayne Registration Rights Agreement, respectively, we will bear all fees and expenses incurred in effecting the registration of the common stock covered by this prospectus, including, without limitation, all registration and filing fees, all printing costs and all fees and expenses of our and our subsidiaries’ counsel and independent registered public accountants.

DESCRIPTION OF CAPITAL STOCK
The following is a summary of our capital stock and certain terms of our Second Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), the Certificate of Designation of our Voting Non-Economic Preferred Stock (the “Voting Non-Economic Preferred Stock”), as amended, and together with that certain Certificate of Increase, dated September 30, 2019 (the “Certificate of Designation”), our Second Amended and Restated Bylaws (the “Bylaws”), that certain Registration Rights Agreement, dated July 10, 2019, as amended as of September 30, 2019, October 23, 2019 and December 16, 2019, between us and certain of our investors listed on Schedule I thereto (the “Vintage Registration Rights Agreement”), that certain Registration Rights Agreement, dated February 14, 2020, between us and Kayne FRG Holdings, L.P. (the “Kayne Registration Right Agreement” and together with the Vintage Registration Rights Agreement, the “Registration Rights Agreements”) and that certain First Amended and Restated Limited Liability Company Agreement of New Holdco, dated as of July 10, 2019, by and among New Holdco and its members, as amended, restated or otherwise modified from time to time (the “New Holdco LLC Agreement”). This discussion summarizes the material features of our capital stock but does not purport to be a complete description of these rights and may not contain all of the information regarding our capital. The descriptions herein are qualified in their entirety by reference to our Certificate of Incorporation, Certificate of Designation, Bylaws and Registration Rights Agreements, copies of which are filed as exhibits to the registration statement of which this prospectus is a part.
General
Our current authorized capital stock consists of 180,000,000 shares of common stock, par value $0.01 per share, and 20,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), of which 1,886,667 shares are designated as shares of our Voting Non-Economic Preferred Stock. As of May 12, 2020, we had outstanding 35,148,658.51 shares of common stock.
Certain of the common units (“New Holdco Units”) of Franchise Group New Holdco, LLC (“New Holdco”) issued under the New Holdco LLC Agreement were, together with one-fifth of a share of Voting Non-Economic Preferred Stock, redeemable in exchange for one share of our common stock after an initial six-month lockup period following their issuance, which has expired. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Common Stock
Dividends and Distributions.   Subject to preferences that may apply to any shares of Preferred Stock outstanding at the time, the holders of shares of our common stock are entitled to share equally, on a per share basis, in dividends and other distributions of cash, property or shares of our stock as may be declared by our board of directors with respect to the shares of common stock out of our assets or funds legally available for dividends.
Liquidation.   In the event of a voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Company, the holders of shares of our common stock are entitled to share equally, on a per share basis, in all assets of the Company of whatever kind available for distribution after payment to creditors and subject to any prior distribution rights granted to holders of any outstanding shares of Preferred Stock.
Voting Rights.   Each holder of shares of our common stock is entitled to one vote for each share of Common Stock held of record as of the applicable record date on any matter submitted to a vote of our stockholders.
Fundamental Transactions.   In connection with certain fundamental transactions, all holders of shares of our common stock are entitled to receive consideration in the same form and of the same kind and amount, calculated on a per share basis.
Related Person Transactions.   Certain transactions with persons owning 20% or more of our outstanding shares of common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.
Preferred Stock
Liquidation.   The Voting Non-Economic Preferred Stock has no economic rights other than to receive $0.01 per share of Voting Non-Economic Preferred Stock upon the liquidation, dissolution or winding up of the Company prior to any distribution of assets to holders of our common stock or any other class of our shares of capital stock ranking junior to the Voting Non-Economic Preferred Stock in connection with such liquidation, dissolution or winding up of the Company. As a result, there are no restrictions on the repurchase or redemption of shares of Preferred Stock while there is any arrearage in the payment of dividends or sinking fund installments.
Voting Rights.   With respect to all meetings of our stockholders at which the holders of our shares of common stock are entitled to vote and with respect to any written consent sought by us or any other person from the holders of our shares of common stock, the holders of Voting Non-Economic Preferred Stock will vote together with the holders of shares of our common stock as a single class, except as otherwise required under non-waivable provisions of the Delaware General Corporation Law (the “DGCL”), and the holders of Voting Non-Economic Preferred Stock are entitled to cast five votes per share of Voting Non-Economic Preferred Stock held on any such matter. Until the date on which no shares of Voting Non-Economic Preferred Stock are outstanding, we are prohibited, without the prior affirmative vote or written consent of the holders of a majority of the issued and outstanding shares of Voting Non-Economic Preferred Stock, from changing, amending, altering or repealing any provision of the Certificate of Incorporation or the Bylaws, whether by merger, consolidation or otherwise, or creating a new series of Preferred Stock or issuing any other securities, in each case to the extent any such action would have a material and disproportionate adverse effect on the voting rights of the holders of Voting Non-Economic Preferred Stock relative to the voting rights of the holders of shares of our common stock. As no shares of Voting Non-Economic Preferred Stock are currently outstanding, the consent requirements described in the immediately preceding sentence are not currently in effect.
Redemption and Exchange.   One-fifth of a share of Voting Non-Economic Preferred Stock held by certain holders thereof, together with one New Holdco Unit held by such holders, was redeemable at the election of such holders, following the expiration of an initial six-month lockup period following their issuance, which has expired, in exchange for one share of our common stock in accordance with the Certificate of Designation and the New Holdco LLC Agreement. Under certain circumstances as provided in the New Holdco LLC Agreement and the Certificate of Designation (e.g., a change of control), we had the right to require New Holdco Units and shares of Voting Non-Economic Preferred Stock held by certain holders to be redeemed in exchange for shares of our common stock as further described above. As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Transfer Restrictions.   Subject to certain exceptions set forth in the New Holdco LLC Agreement, Voting Non-Economic Preferred Stock may not have been transferred, in whole or in part, by any holder directly or indirectly without our prior written consent. To the extent that certain holders of New Holdco Units transferred any of their New Holdco Units in accordance with the New Holdco LLC Agreement, such holders were required to transfer one-fifth of a share of Voting Non-Economic Preferred Stock held by such holders for each such New Holdco Unit transferred, to the same transferee of such New Holdco Unit.
Our board of directors may in the future, without further action by our stockholders, fix the rights, preferences, privileges and restrictions of up to an aggregate of 18,113,333 shares of Preferred Stock in one or more series and authorize their issuance. These rights, preferences and privileges could include dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, any or all of which could adversely affect the rights of holders of our common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. In addition, the issuance of additional Preferred

Stock could have the effect of delaying, deferring or preventing a change of control or other corporate action. We have no present plan to issue any additional shares of Preferred Stock.
Registration Rights
We are party to the Registration Rights Agreements with certain of our investors granting such investors certain registration rights applicable to certain shares of our common stock as set forth below. The registration of shares of our common stock pursuant to the exercise of the registration rights described below would enable the holders of these shares to trade these shares without restriction under the Securities Act when the applicable registration statement is declared effective. We will pay certain of the registration expenses of the Vintage Registrable Shares and the Kayne Registrable Shares registered pursuant to the Form S-3, demand and piggyback registrations described below.
Form S-3 Registration.   Pursuant to the Vintage Registration Rights Agreement, on or before January 31, 2020, we were required to register the Vintage Registrable Shares on a “shelf” registration statement on Form S-1 or Form S-3 if we were eligible to do so at such time and we are required to maintain the effectiveness of such registration statement until no Vintage Registrable Shares remain.
Pursuant to the Kayne Registration Rights Agreement, on or before the expiration of a six-month lockup period applicable to the Kayne Registrable Shares pursuant to the Kayne Subscription Agreement, we are required to register the Kayne Registrable Shares on a “shelf” registration statement on Form S-1 or Form S-3 if we are eligible to do so at such time, except to the extent we have an existing shelf registration statement covering the Kayne Registrable Shares which may be used for the purposes contemplated in the Kayne Registration Rights Agreement, and to maintain the effectiveness of such registration statement until no Kayne Registrable Shares remain. The “Kayne Registrable Shares”, together with the Vintage Registrable Shares, are herein referred to as the “Registrable Shares”.
In addition, in connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
The registration statement of which this prospectus forms a part is being filed to comply with our registration obligations under each of the Registration Rights Agreements and our registration obligations in connection with the Equity Financing.
Demand Registration Rights.   Pursuant to the Vintage Registration Rights Agreement, certain holders of share of our common stock are entitled to certain demand registration rights. During a period in which a shelf registration statement covering the Vintage Registrable Shares is effective, if any of Tributum, L.P., Vintage Tributum, L.P., Vintage Capital Management, LLC, Samjor Family LP, Vintage RTO, L.P., Stefac LP, Brian Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc., or certain of their respective affiliates (each, a “Vintage Group Member”) holding any Vintage Registrable Shares delivers notice to us stating that it and/or one or more other holders of Vintage Registrable Shares (such Vintage Group Member, together with such other holders, the “Participating Investors”) intend(s) to effect an underwritten public offering of all or part of its or their Vintage Registrable Shares included on the shelf registration statement (a “Demand Underwritten Offering”), we are required to use our reasonable best efforts to amend or supplement the shelf registration statement or related prospectus as may be necessary in order to enable such Vintage Registrable Shares to be distributed pursuant to the Demand Underwritten Offering. The holders of Vintage Registrable Shares are only entitled to offer and sell their Vintage Registrable Shares pursuant to a Demand Underwritten Offering if the aggregate amount of Vintage Registrable Shares to be offered and sold in such offering by the Participating Investors is reasonably expected to result in aggregate gross proceeds (based on the current market price of the number of Vintage Registrable Shares to be sold) of not less than $25 million.
Piggyback Registration Rights.   In the event that we propose to publicly sell or register for sale any of our securities in an underwritten offering pursuant to a registration statement under the Securities Act (other than a registration statement on Form S-8 or on Form S-4) (a “Piggyback Registration”), we are required to give prompt written notice to the holders of Registrable Securities of our intention to effect such sale or registration and, subject to certain exceptions, are required to include in such transaction all Registrable

Shares with respect to which we have received a written request from any holder of Registrable Shares or inclusion therein within ten business days after the receipt of our notice.
Certificate of Incorporation and Bylaws
Certain provisions of the DGCL and our Certificate of Incorporation and Bylaws could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions are designed in part to allow management to continue making decisions for the long-term best interest of Franchise Group and all of our stockholders and encourage anyone seeking to acquire control of us to first negotiate with our board of directors.
Our Bylaws include an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors. The advance notice provisions will make it more difficult for our existing stockholders to replace our board of directors as well as for another party to obtain control of us by replacing our board of directors. Since our board of directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management. In addition, the authorization of undesignated Preferred Stock in our Certificate of Incorporation makes it possible for our board of directors to issue Preferred Stock with voting or other rights or preferences that could impede the success of any attempt to change our control. Our Certificate of Incorporation also provides that certain transactions with persons owning 20% or more of our outstanding common stock are subject to (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements. Finally, our Bylaws specify that special meetings of our stockholders can be called only by our board of directors, the Chair of our board of directors, or holders of at least 20% of the shares that will be entitled to vote on the matters presented at such special meeting, which restricts the ability of our stockholders to meet and act outside of regularly scheduled meetings of our board of directors, adding delay to attempts to change our control.
Our Certificate of Incorporation does not give stockholders the right to cumulative voting in the election of directors. Without cumulative voting, a minority stockholder may not be able to gain as many seats on the board of directors as the stockholder would be able to gain if cumulative voting were permitted. The absence of cumulative voting makes it more difficult for a minority stockholder to gain a seat on our board of directors or influence our board of directors’ decision regarding a takeover.
These provisions may have the effect of deterring hostile takeovers or delaying changes in our control or management. They are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. In addition, these provisions are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the value of our stock that could result from actual or rumored takeover attempts.
Section 203 of the Delaware General Corporation Law
We have elected not to be governed by Section 203 of the DGCL (“Section 203”). Section 203 regulates corporate acquisitions and provides that specified persons who, together with affiliates and associates, own, or within three years did own, 15% or more of the outstanding voting stock of a corporation may not engage in business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder unless:
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prior to such time, the corporation’s board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

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upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the corporation’s outstanding voting stock at the time the transaction commenced, other than statutorily excluded shares; or

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at or after the time a person became an interested stockholder, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two thirds of the outstanding voting stock which is not owned by the interested stockholder.

The term “business combination” is defined to include mergers, asset sales and other transactions in which the interested stockholder receives or could receive a financial benefit on other than a pro rata basis with other stockholders.
Limitations of Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. The Certificate of Incorporation includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent authorized by the DGCL. The DGCL does not permit exculpation for liability:
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for breach of the duty of loyalty;

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for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law;

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under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases); or

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for transactions from which the director derived improper personal benefit.

The Certificate of Incorporation and Bylaws provide that we indemnify our directors and officers to the fullest extent permitted by law. The limitation of liability and indemnification provisions in the Certificate of Incorporation and Bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, an investment in our common stock may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers in accordance with these indemnification provisions.
Exclusive Forum
The Certificate of Incorporation provides that unless we otherwise determine, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for any derivative action or proceeding brought on our behalf, any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, any action asserting a claim against us arising pursuant to any provision of the DGCL, the Certificate of Incorporation or Bylaws, or any action asserting a claim against us governed by the internal affairs doctrine. This provision may limit a stockholder’s ability to bring a claim in a judicial forum (other than in a Delaware court) that it finds preferable for disputes with us and our directors, officers or other employees.
The exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction.
Authorized but Unissued Shares
Our authorized but unissued shares of our common stock and Preferred Stock will be available for future issuance and such future issuance may not require stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions, employee benefit plans and rights plans. The existence of authorized but unissued shares of our common stock and Preferred Stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Transfer Agent and Registrar
The transfer agent and registrar for our common stock and Voting Non-Economic Preferred Stock is EQ Shareowner Services.
Listing of Securities
Our common stock is listed on Nasdaq under the symbol “FRG.”

DESCRIPTION OF WARRANTS
The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants, as well as any warrant agreement that contains the terms of the warrants. We urge you to read the applicable prospectus supplements related to the warrants that we may sell under this prospectus, as well as the complete warrant agreements that will contain the terms of any warrants.
We may issue warrants to purchase shares of common stock or preferred stock. Such warrants may be issued in one or more series, independently or together with shares of common stock or preferred stock or other equity or debt securities and may be attached or separate from such securities. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We may issue warrants directly or under a separate warrant agreement to be entered into between us and a warrant agent. We will name any warrant agent in the applicable prospectus supplement. Any warrant agent will act solely as our agent in connection with the warrants of a particular series and will not assume any obligation or relationship of agency or trust for or with holders or beneficial owners of warrants.
The applicable prospectus supplement and the applicable warrant agreement will describe the particular terms of any series of warrants we may issue, including the following:
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the title of such warrants;

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the aggregate number of such warrants;

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the price or prices at which such warrants will be issued;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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the number of shares common stock or preferred stock purchasable upon exercise of one warrant and the price at which these shares may be purchased upon such exercise;

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the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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whether such warrants will be issued in registered form or bearer form;

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if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;

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if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the warrants;

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the anti-dilution provisions of the warrants, if any;

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any redemption or call provisions;

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if applicable, a discussion of certain federal U.S. income tax considerations; and

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any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.
Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive distributions or dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

DESCRIPTION OF RIGHTS
The following is a general description of the rights we may offer from time to time. We may issue rights to our stockholders to purchase shares of our common stock and/or any of the other securities offered hereby. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. When we issue rights, we will provide the specific terms of the rights and the applicable rights agreement in a prospectus supplement. Because the terms of any rights we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus. We will incorporate by reference into the registration statement of which this prospectus is a part the form of rights agreement that describes the terms of the series of rights we are offering before the issuance of the related series of rights.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
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the date for determining the persons entitled to participate in the rights distribution;

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the exercise price for the rights;

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the aggregate number or amount of underlying securities purchasable upon exercise of the rights;

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the number of rights issued to each stockholder and the number of rights outstanding, if any;

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the extent to which the rights are transferable;

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the date on which the right to exercise the rights will commence and the date on which the right will expire;

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the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities;

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anti-dilution provisions of the rights, if any; and

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any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as described in the applicable prospectus supplement.

DESCRIPTION OF UNITS
The following is a general description of the terms of the units we may offer from time to time. Particular terms of the units will be described in the applicable unit agreements and the applicable prospectus supplement for the units. We urge you to read the applicable prospectus supplements related to the units that we may sell under this prospectus, as well as the complete unit agreements that will contain the terms of any units.
We may issue units comprised of common stock, preferred stock, warrants or any combination thereof. Units may be issued in one or more series, independently or together with common stock, preferred stock or warrants, and the units may be attached to or separate from such securities. We may issue units directly or under a unit agreement to be entered into between us and a unit agent. We will name any unit agent in the applicable prospectus supplement. Any unit agent will act solely as our agent in connection with the units of a particular series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of units.
Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time, or at any time before a specified date. We may issue units in such amounts and in such numerous distinct series as we determine.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
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the title of the series of units;

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identification and description of the separate constituent securities comprising the units;

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the price or prices at which the units will be issued;

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the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

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a discussion of certain U.S. federal income tax considerations applicable to the units; and

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any other terms of the units and their constituent securities.

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. When we refer to “the Company,” “we,” “our,” and “us” in this section, we mean Franchise Group, Inc., a Delaware corporation, excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.
We may issue debt securities, either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations, and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series. Any secured debt or other secured obligations will be effectively senior to the debt securities of any series to the extent of the value of the assets securing such debt or other obligations.
The debt securities will be issued under an indenture between us and a trustee named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture. The indenture will not limit the amount of debt securities that we may issue. The indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture.
We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. The applicable prospectus supplement and/or free writing prospectus will describe any additional or different terms of the debt securities being offered, including, without limitation, the following, as applicable:
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the title and type of the debt securities;

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the ranking of the debt securities, including whether the debt securities will be senior or subordinated debt securities, and the terms on which they are subordinated;

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the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

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the price or prices at which we will sell the debt securities;

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the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

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the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

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the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

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the right, if any, to extend the interest payment periods and the duration of that extension;

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the manner of paying principal and interest and the place or places where principal and interest will be payable;

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provisions for a sinking fund, purchase fund or other analogous fund, if any;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities, including any redemption dates, prices, obligations and restrictions on the debt securities;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

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any conversion or exchange features of the debt securities;

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whether and upon what terms the debt securities may be defeased;

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the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

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any events of default or covenants in addition to or in lieu of those set forth in the indenture;

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whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

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whether the debt securities will be guaranteed as to payment or performance;

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a discussion of certain U.S. federal income tax considerations; and

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.” We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture.
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
A holder may present debt securities for exchange and may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide those services to the holders without charge, although the holder may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate.
Certain Terms of the Debt Securities
Covenants.   We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
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the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust (subject to certain exceptions provided for in the indenture);

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we are the surviving corporation or the successor entity assumes our obligations on the debt securities and under the indenture; and

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing.

No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   The following are events of default under the indenture for any series of debt securities:
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failure to pay interest on any debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

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failure to pay principal on the debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the indenture applicable to debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary, and, in the case of an order or decree in an involuntary proceeding, such order or decree remains unstayed and in effect for a period of 90 days; and

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any other event of default provided for in such series of debt securities as may be specified in the applicable prospectus supplement.

No event of default with respect to a particular series of debt securities, except as noted in the subsequent paragraph, necessarily constitutes an event of default with respect to any other series of debt securities.
If an event of default other than an event of default specified in the fourth bullet point immediately above occurs with respect to a series of debt securities and is continuing under the indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point immediately above occurs and is continuing, the entire principal amount of and accrued interest on each series of debt securities then outstanding shall become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the indenture, the holders of a majority in aggregate principal amount of a series of debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such debt securities and its consequences, except a default in the payment of principal of or interest on such debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each such debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such debt securities shall be deemed to have been cured, for every purpose of the indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of debt securities. A holder may not pursue any remedy with respect to the indenture or any series of debt securities unless:
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the holder gives the trustee written notice of a continuing event of default with respect to debt securities of that series;

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the holders of at least 25% in aggregate principal amount of such series of debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a debt security to receive payment of the principal of and interest on such debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the debt securities, which right shall not be impaired or affected without the consent of the holder.
The indenture requires certain of our officers to certify, on or before a fixed date in each year in which any debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we pay or cause to be paid, as and when due and payable, the principal of and any interest on all debt securities of such series outstanding under the indenture;

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we deliver to the trustee for cancellation all debt securities of any series theretofore authenticated (other than securities that have been destroyed, lost or stolen); or

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all debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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We deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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We deliver to the trustee a legal opinion of our counsel confirming there was a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. The holders could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, the holder would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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We must deposit in trust for the benefit of all direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holder to be taxed on the debt securities any differently than if we did not make the deposit and instead paid the amounts due on the debt securities as and when due.

If we accomplish covenant defeasance, the holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, the holders may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the indenture or the debt securities without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the indenture;

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the indenture or in any supplemental indenture or to conform the indenture or the debt securities to the description of debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the debt securities of any series;

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to establish the form or forms or terms of the debt securities as permitted by the indenture;

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to evidence and provide for the acceptance of appointment under the indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the indenture by more than one trustee;

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to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of debt securities;

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to make any change to the debt securities of any series so long as no debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the indenture or the debt securities issued may be made, and our compliance with any provision of the indenture with respect to any series of debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding debt securities of all series affected by the amendment or modification (voting together as a single class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the final maturity of any debt securities of such series;

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reduces the principal amount of on any debt securities of such series;

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reduces the rate or extends the time of payment of interest on any debt securities of such series;

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reduces the amount payable upon the redemption of any debt securities of such series;

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changes the currency of payment of principal of or interest on any debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a default in the payment of principal of or interest on the debt securities;

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changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each debt security of such series affected by the modification; or

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reduces the above-stated percentage of outstanding debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
No Personal Liability of Incorporators, Shareholders, Officers, and Directors.   The indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the indenture or any supplemental indenture, or in any of the debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, shareholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the debt securities, waives and releases all such liability.
Concerning the Trustee.   The indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.
Governing Law.   The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by, and construed in accordance with, the internal laws of the State of New York.

SELLING STOCKHOLDERS
Up to 26,825,951.18 shares of our common stock held by the Selling Stockholders may be offered for resale by the Selling Stockholders under this prospectus, in each case from time to time in one or more offerings.
Certain of the shares of our common stock being registered by the registration statement of which this prospectus forms a part are being registered pursuant to registration rights that have been granted to the Selling Stockholders pursuant to the Vintage Registration Rights Agreement or the Kayne Registration Rights Agreement. See the sections entitled “Selling Stockholders — Material Relationships with the Selling Stockholders — Vintage Registration Rights Agreement” and “Selling Stockholders — Material Relationships with the Selling Stockholders — Kayne Registration Rights Agreement.”
When we refer to the “Selling Stockholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Stockholders’ interests in the shares of common stock after the date of this prospectus, including as may be named in any supplement to this prospectus. The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Stockholder.
We cannot advise you as to whether the Selling Stockholders will in fact sell any or all of such shares of common stock. In particular, the Selling Stockholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. Any changed or new information given to us by the Selling Stockholders, including regarding the identity of, and the securities held by, each Selling Stockholder, will be set forth in a prospectus supplement or an amendment to the registration statement of which this prospectus is a part, if and when necessary. Pursuant to the Registration Rights Agreement, we are obligated to use reasonable best efforts to amend this registration statement and this prospectus to reflect any distribution of Registrable Shares by a Selling Stockholder to any of its direct or indirect equity holders that does not involve a disposition for value.
Pursuant to the Kayne Subscription Agreement, certain of the shares of our common stock offered hereby are subject to a six-month lockup period following their issuance (which expires on August 14, 2020), and the filing of the registration statement of which this prospectus forms a part does not constitute a waiver of such restrictions.
The table below presents information regarding (i) the Selling Stockholders, (ii) the number and percentage of common stock beneficially owned by each of them prior to the offering, (iii) the common stock that each of them may sell or otherwise dispose of from time to time under this prospectus and (iv) the number and percentage of the common stock the Selling Stockholders will own assuming all of the shares of common stock covered by this prospectus are sold by the Selling Stockholders. The information in the table below is based on 35,148,658.51 shares of common stock outstanding as of May 12, 2020 and was prepared based in part on information supplied to us by the Selling Stockholders. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities, including any securities that grant the Selling Stockholders the right to acquire shares of common stock within 60 days. Other than the transactions referred to in this prospectus or in any prospectus supplement and in documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and incorporated into this prospectus by reference, the Selling Stockholders have not within the past three years had any position, office or other material relationship with us or any of our subsidiaries other than as a holder of our securities.
Because the Selling Stockholders identified in the table may sell some or all of the shares of common stock listed in the table, and because, other than the Vintage Registration Rights Agreement and the Kayne Registration Rights Agreement, there are currently no agreements, arrangements or understandings with respect to the sale of any of the shares of common stock, no estimate can be given as to the number of shares of common stock available for resale hereby that will be held by the Selling Stockholders upon termination of this offering. In addition, the Selling Stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the common stock they hold in transactions exempt from the registration requirements of the Securities Act after the date on which they acquired the shares of common stock. We have, therefore, assumed for the purposes of the following table, that all of the common stock covered by this prospectus will be sold by the Selling Stockholders.
Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of the Selling Stockholders and the number of shares of common stock registered on its behalf. The Selling Stockholders may sell or otherwise transfer all, some or none of the common stock held by each of them in this offering. See “Plan Of Distribution.”
	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Stefac, LP(2)	4,437,333.00	12.62%	4,437,333.00	—	*
Samjor Family LP(3)	3,937,726.03	11.20%	3,937,726.03	—	*
Tributum, L.P.(4)	2,270,833.33	6.46%	2,270,833.33	—	*
Vintage Tributum, L.P.(5)	2,075,151.00	5.90%	2,075,151.00	—	*
Brian Kahn and Lauren Kahn, as tenants by the entirety(6)	2,173,590.00	6.18%	2,172,217.00	1,373.00	*
B. Riley FBR, Inc.(7)	3,520,991.00	10.02%	1,340,263.00	475,375.00	1.35%
Kayne FRG Holdings, L.P.(8)	1,250,000.00	3.56%	1,250,000.00	—	*
Brian DeGustino Revocable Trust(9)	1,129,328.31	3.21%	1,129,328.31	—	*
David O’Neil(11)	898,130.31	2.56%	898,130.31	—	*
Jeffrey D. Miller(12)	898,130.31	2.56%	898,130.31	—	*
American First Finance, Inc.(13)	529,411.58	1.51%	529,411.58	—	*
Martin Meyer and Fengfeng Ren(14)	336,798.69	*	336,798.69	—	*
Simkins Buddy’s LLC(15)	304,751.00	*	304,751.00	—	*
Nantahala Capital Partners, SI LP(15)	908,233.00	2.58%	279,458.00	628,775.00	1.79%
180 Degree Capital Corp.(17)	264,706.00	*	264,706.00	—	*
The Estate of Paul T. Stoffel(18)	243,801.00	*	243,801.00	—	*
William Herbert Hunt Trust(19)	229,999.92	*	229,999.92	—	*
Nantahala Capital Partners II Limited Partnership(16)	351,704.00	1.00%	191,799.00	159,905.00	*
BRC Partners Opportunity Fund, LP(20)	651,471.00	1.85%	176,471.00	475,000.00	1.35%
Acrewood 2012, LP(21)	169,715.94	*	169,715.94	—	*
Mike Piper(22)	213,505.37	*	163,149.37	50,356.00	*
Great American Life Insurance Company(23)	153,156.51	*	153,156.51	—	*
Great American Insurance Company(23)	153,156.51	*	153,156.51	—	*
NCP QR LP(16)	147,927.00	*	147,927.00	—	*
SLPR, LLP(24)	121,900.00	*	121,900.00	—	*
Tristan Partners, L.P.(25)	121,309.00	*	121,309.00	—	*
Prelude Opportunity Fund, LP(26)	120,962.00	*	120,962.00	—	*
Drop Bear LLC(27)	117,646.51	*	117,646.51	—	*
John B. Berding(28)	172,022.51	*	111,649.51	—	*
Punch Micro Cap Partners, LLC(29)	100,000.00	*	100,000.00	—	*
Ohsang Kwon(30)	99,999.96	*	99,999.96	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
David S. Hunt(31)	99,999.96	*	99,999.96	—	*
Blackwell Partners LLC — Series A(16)	282,191.00	*	92,287.00	189,904.00	*
Tonga Partners, L.P.(32)	88,807.00	*	88,807.00	—	*
Polar Multi-Strategy Master Fund(33)	88,236.00	*	88,236.00	—	*
Matthew Avril(34)	107,748.00	*	75,469.00	1,804.00	*
John B. Berding Irrevocable Family Trust(35)	75,469.00	*	75,469.00	—	*
Rangeley Capital Partners, L.P.(36)	148,735.00	*	62,863.00	85,872.00	*
Denman Street LLC(37)	60,373.00	*	60,373.00	—	*
Credentia Partners Funds I, LP(38)	60,000.00	*	60,000.00	—	*
AFOB FIP MS, LLC(39)	58,828.00	*	58,828.00	—	*
Special Opportunities Fund, Inc.(40)	58,824.00	*	58,824.00	—	*
Bryant & Carleen Riley JTWROS(41)	4,777,210.00	13.59%	58,824.00	3,201,652.00	9.11%
Robert Antin Children Irrevocable Trust(42)	58,824.00	*	58,824.00	—	*
Ardsley Partners Renewable Energy Fund(43)	58,823.98	*	58,823.98	—	*
Manatuck Hill Scout Fund, LP(44)	55,000.00	*	55,000.00		*
Acrewood 2014, LP(45)	52,528.13	*	52,528.13	—	*
Tristan Offshore Fund, Ltd.(46)	52,204.00	*	52,204.00	—	*
William M. Laurence(47)	51,665.00	*	51,665.00	—	*
Weintraub Capital Management, L.P.(48)	50,000.00	*	50,000.00	—	*
Hunt Technology Ventures, L.P.(49)	49,999.98	*	49,999.98	—	*
Kingdom Investments, Limited(50)	49,999.98	*	49,999.98	—	*
Placid Ventures, LP(51)	49,999.98	*	49,999.98	—	*
Manatuck Hill Mariner Master Fund, LP(52)	44,300.00	*	44,300.00	—	*
Rangeley Capital Partners II, L.P.(36)	102,774.00	*	43,619.00	59,155.00	*
L. Kevin Dann(53)	42,665.00	*	42,665.00	—	*
Patrick Sullivan(54)	42,665.00	*	42,665.00	—	*
Lydia Hunt Allred(55)	39,999.98	*	39,999.98	—	*
Glynn Venture Group, LLC(56)	36,570.00	*	36,570.00	—	*
Karen K. Moraitis IRA(57)	35,497.46	*	35,497.46	—	*
Matthew E. and Kathleen B. Avril(58)	107,748.00	*	30,475.00	1,804	*
Raymond Gellein(59)	30,475.00	*	30,475.00	—	*
Saker Partners LP(60)	30,000.00	*	30,000.00	—	*
Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt(61)	29,999.99	*	29,999.99	—	*
David E Abell(62)	29,411.76	*	29,411.76	—	*
Silver Creek CS SAV, L.L.C.(16)	90,121.00	*	28,950.00	61,171.00	*
Kelleher Family Trust(63)	25,000.00	*	25,000.00	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Lydia Hunt — Herbert Trusts — Bruce William Hunt(64)	25,000.00	*	25,000.00	—	*
MACABA, LLC(65)	25,000.00	*	25,000.00	—	*
Lery Development Corp.(66)	24,380.00	*	24,380.00	—	*
Steven B. Malkenson(67)	24,380.00	*	24,380.00	—	*
Jon D and Linda W Gruber Trust(68)	23,529.00	*	23,529.00	—	*
William Powell(69)	23,500.00	*	23,500.00	—	*
Rangeley Capital Partners Special Opportunities Fund, L.P. (36)	50,032.00	*	21,811.00	28,221.00	*
Manatuck Hill Navigator Master Fund, LP(70)	18,400.00	*	18,400.00	—	*
Robert D’Agostino(71)	17,647.00	*	17,647.00	—	*
Allred 2002 Trust — HHA(72)	17,499.99	*	17,499.99	—	*
Allred 2002 Trust — NLA(72)	17,499.99	*	17,499.99	—	*
Cuttyhunk Master Portfolio(73)	16,719.00	*	16,719.00	—	*
Jeffrey H. Cutshall(74)	14,705.88	*	14,705.88	—	*
Richard J. Reisman(75)	14,705.88	*	14,705.88	—	*
Adam Silverman(76)	14,699.99	*	14,699.99	—	*
Kenneth Silverman(77)	14,628.00	*	14,628.00	—	*
Nantahala Capital Partners Limited Partnership(16)	130,071.00	*	14,262.00	115,809.00	*
Ben R. Strickland(78)	12,000.00	*	12,000.00	—	*
James D. Blue(79)	11,764.70	*	11,764.70	—	*
Daniel Shribman(80)	11,471.00	*	11,471.00	—	*
Eric Seeton(81)	11,320.00	*	11,320.00	—	*
Andrew Moore(82)	10,000.00	*	10,000.00	—	*
Andrew F. Kaminsky(83)	10,000.00	*	10,000.00	—	*
Herbert Hunt Allred(84)	10,000.00	*	10,000.00	—	*
Taylor F. Hunt(85)	10,000.00	*	10,000.00	—	*
Davin P. Hunt(86)	10,000.00	*	10,000.00	—	*
Bryant Riley C/F Abigail Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Charlie Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Eloise Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Bryant Riley C/F Susan Riley UTMA CA(87)	8,824.00	*	8,824.00	—	*
Joseph Robert Nardini(88)	8,823.53	*	8,823.53	—	*
Bradley Michael Silver(89)	8,823.53	*	8,823.53	—	*
Derek Schoettle(90)	7,547.00	*	7,547.00	—	*

	Beneficially Owned Before this Offering		Total Number of Shares of Common Stock to be Offered Pursuant to this Prospectus(1)	Beneficially Owned Upon Completion of this Offering
Name and Address of Selling Stockholder	Common Stock	% of Common Stock		Common Stock	% of Common Stock
Daniel Meitner Ondeck(91)	6,764.70	*	6,764.70	—	*
Jonathan Michael Mitchell(92)	6,000.00	*	6,000.00	—	*
Jimmy Baker(93)	6,000.00	*	6,000.00	—	*
Patrice McNicoll(94)	6,000.00	*	6,000.00	—	*
Maurice Robert Poplausky(95)	5,882.00	*	5,882.00	—	*
Eric Rajewski(96)	2,941.00	*	2,941.00	—	*
Kevin S. Lee(97)	2,941.00	*	2,941.00	—	*
Lauren Susanne Pollard(98)	2,000.00	*	2,000.00	—	*
Joseph A. Haverkamp(99)	1,887.00	*	1,887.00	—	*
Joel David Cady(100)	1,000.00	*	1,000.00	—	*
Amy R. Redin(101)	1,000.00	*	1,000.00	—	*
Karl James Finley(102)	1,000.00	*	1,000.00	—	*
John Christopher Batten(103)	1,000.00	*	1,000.00	—	*
Ethan Brian MacManus(104)	588.00	*	588.00	—	*

*
Less than 1%.

(1)
This column assumes all shares of common stock held by the Selling Stockholders included in this prospectus are offered and sold in a future offering.

(2)
FCF GP LLC (“FCF”) is general partner of Stefac LP. Vintage Capital Management, LLC is the investment manager and member of FCF. Kahn Capital, as a member and the majority owner of Vintage, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Stefac LP, and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Stefac LP, and may be deemed to be the indirect beneficial owner of such shares. The address for Stefac LP is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(3)
Samjor Inc. is the general partner of Samjor Family LP. Brian Kahn, as the President of Samjor Inc., may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Samjor Family LP and may be deemed to be the indirect beneficial owner of such securities. The address for Samjor Family LP is c/o Brian R. Kahn 9935 Lake Louise Drive, Windermere, Florida 34786.

(4)
Vintage Vista GP, LLC (“Vintage Vista”) is general partner of Tributum, L.P. Vintage Capital Management, LLC is the investment manager and member of Vintage Vista. Kahn Capital Management, LLC (“Kahn Capital”), as a member and the majority owner of Vintage Capital Management, LLC, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. The address for Tributum, L.P. is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.

(5)
Vintage Capital Management, LLC is the general partner of Vintage Tributum, L.P. Kahn Capital, as a member and the majority owner of Vintage Capital Management, LLC, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Vintage Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. Brian Kahn, as the manager of each of Vintage Capital Management, LLC and Kahn Capital, may be deemed to have the power to direct the voting and disposition of the shares of common stock directly owned by Vintage Tributum, L.P., and may be deemed to be the indirect beneficial owner of such shares. The address for Vintage Tributum, L.P. is c/o Vintage Capital Management, LLC, 4705 S. Apopka Vineland Road, Suite 206, Orlando, Florida 32819.
(6)
150,000 of the shares registered in the name of Brian Kahn and Lauren Kahn, as tenants by the entirety, pursuant to the registration statement of which this prospectus forms a part were acquired by Brian Kahn and Lauren Kahn, as tenants by the entirety, pursuant to a share purchase agreement with Dialectic Antithesis Partners, LP, and we agreed to provide certain registration rights applicable to such shares. The address for Brian Kahn and Lauren Kahn, as tenants by the entirety, is 9935 Lake Louise Drive, Windermere, Florida 34786.

(7)
B. Riley FBR, Inc. is a broker-dealer. The securities identified in the table above for B. Riley FBR, Inc. were acquired in the ordinary course of business and at the time of acquisition, neither B. Riley FBR, Inc. nor any of its affiliates had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for B. Riley FBR, Inc. is 111000 Santa Monica Boulevard, Suite 800, Los Angeles, California 90025.

(8)
Kayne FRG Holdings, L.P. is a limited partnership of which KAFRG Investors GP, LLC is the general partner. KAFRG Investors GP, LLC is managed by its managing member, Kayne Anderson Capital, L.P. Jon Levinson is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Kayne FRG Holdings, L.P. Kayne FRG Holdings, L.P. may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Kayne FRG Holdings, L.P. were acquired in the ordinary course of business and at the time of acquisition, Kayne FRG Holdings, L.P. had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Kayne FRG Holdings, L.P. is 1800 Avenue of the Stars, 3rd Floor, Los Angeles, California 90067.

(9)
As trustee of the Brian DeGustino Revocable Trust, Brian DeGustino has voting and dispositive power over such securities. The Brian DeGustino Revocable Trust may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Brian DeGustino Revocable Trust were acquired in the ordinary course of business and at the time of acquisition, the Brian DeGustino Revocable Trust had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Brian DeGustino Revocable Trust is 32 Wedgewood Drive, Hawthorn Woods, Illinois 60047.

(11)
David O’Neil may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. O’Neil were acquired in the ordinary course of business and at the time of acquisition, Mr. O’Neil had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. O’Neil is 350 N. Orleans Street, Suite 2N, Chicago, Illinois 60654.

(12)
Jeffrey D. Miller may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Miller were acquired in the ordinary course of business and at the time of acquisition, Mr. Miller had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Miller is 240 Maplewood Road, Riverside, Illinois 60546.

(13)
Doug Rippel is the Chief Executive Officer of American First Finance, Inc., and, as such, is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by American First Finance, Inc. The address for American First Finance, Inc. is 3515 N. Ridge Road, Wichita, Kansas 67205.

(14)
Each of Martin Meyer and Fengfeng Ren may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Martin Meyer and Fengfeng Ren were acquired in the ordinary course of business and at the time of acquisition, none of Martin Meyer and Fengfeng Ren had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Martin Meyer and Fengfeng Ren is P.O. Box 553, Tabernash, Colorado, 80478.

(15)
Simkins Buddy’s LLC is a limited liability company that is managed by its manager, David Simkins, who is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Simkins Buddy’s LLC. The address for Simkins Buddy’s LLC is 301 West 41 Street, #406, Miami Beach, Florida 33140.

(16)
Nantahala Capital Management, LLC is a Registered Investment Adviser and has been delegated the legal power to vote and/or direct the disposition of securities on behalf of these entities, and is a beneficial owner of such securities. The above shall not be deemed to be an admission by the record owners or these selling stockholders that they are themselves beneficial owners of these securities for purposes of Section 13(d) of the Exchange Act or any other purpose. Wilmot Harkey and Daniel Mack are managing members of Nantahala Capital Management, LLC and may be deemed to have voting and dispositive power over the securities held by such selling stockholders.

(17)
180 Degree Capital Corp. may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for 180 Degree Capital Corp. were acquired in the ordinary course of business and at the time of acquisition, 180 Degree Capital Corp. had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for 180 Degree Capital Corp. is 7 N. Willow Street, Suite 4B, Montclair, New Jersey 07042.

(18)
As executor of the Estate of Paul T. Stoffel, Ronald G. Steinhart has voting and dispositive power over such securities. The address for the Estate of Paul T. Stoffel is 25 Robledo Drive, Dallas, Texas 75230.

(19)
As trustee of the William Herbert Hunt Trust, Gage A. Prichard, Sr. has voting and dispositive power over such securities. The address for the William Herbert Hunt Trust is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(20)
BRC Partners Opportunity Fund, LP is a limited partnership of which BRC Partners Management GP, LLC is the general partner. Bryant Riley is the managing member of BRC Partners Management GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by BRC Partners Opportunity Fund, LP. Nicholas Capuano is also a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by BRC Partners Opportunity Fund, LP. BRC Partners Opportunity Fund, LP may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for BRC Partners Opportunity Fund, LP were acquired in the ordinary course of business and at the time of acquisition, BRC Partners Opportunity Fund, LP had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for BRC Partners Opportunity Fund, LP is 11100 Santa Monica Blvd. Suite 800, Los Angeles, California 90025.

(21)
Acrewood 2012, LP is a limited partnership of which Acrewood Investment Management, LP is the general partner. Acrewood Investment Management, LP is a limited partnership of which Acrewood GP, LLC is the general partner. Stephen Chang is the managing member of Acrewood GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Acrewood 2012, LP. The address for Acrewood 2012, LP is 40 Morris Avenue, Suite 230, Bryn Mawr, Pennsylvania 19010.

(22)
The address for Michael Piper is 105 42nd Street, Virginia Beach, Virginia 23451.

(23)
Each of Great American Life Insurance Company and Great American Insurance Company may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for Great American Life Insurance Company and Great American Insurance Company were acquired in the ordinary course of business and at the time of acquisition, none of Great American Life Insurance Company and Great American Insurance Company had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for each of Great American Life Insurance Company and Great American Insurance Company is 301 E. Fourth Street, Cincinnati, Ohio 45202.

(24)
SLRP LLP is a limited liability partnership of which SLP Holding Company, LLC is the general partner. Wanda L. Brown and C. David Brown II, as tenants by the entirety, are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by SLPR, LLP. The address for SLPR, LLP is 390 N. Orange Avenue, Suite 1400, Orlando, Florida 32801.
(25)
Tristan Partners, L.P. is a limited partnership of which Cannell Capital LLC is the general partner. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tristan Partners, L.P. The address for Tristan Partners, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(26)
Prelude Opportunity Fund, L.P. is a limited partnership of which Prelude Capital Partner LLC is the general partner. Gavin Saitowitz and Cisco J. del Valle are the managing members of Prelude Capital Partner LLC, and, as such are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Prelude Opportunity Fund, L.P. The address for Prelude Opportunity Fund, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(27)
Drop Bear LLC is a limited liability company that is managed by its majority unitholder Black Maple Capital Partners LP, which is managed by its investment manager, Black Maple Capital Management LP. Robert Barnard is the Chief Executive Officer of Black Maple Capital Management LP, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Drop Bear LLC. The address for Drop Bear LLC is 735 N. Water Street Suite 790 Milwaukee, Wisconsin 53202.

(28)
The address for John B. Berding is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.

(29)
Punch Micro Cap Partners, LLC is a limited liability company managed by Punch & Associates Investment Management, Inc. The address for Punch Micro Cap Partners, LLC is 7701 France Avenue South, Suite 300 Edina, Minnesota 55435.

(30)
The address for Ohsang Kwon is 38 Warren Street, Apt 5C, New York, New York 10007.

(31)
The address for David S. Hunt is 2101 Cedar Spring Road, Suite 600, Dallas, Texas 75201.

(32)
Tonga Partners, L.P. is a limited partnership of which Cannell Capital LLC is the general partner. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tonga Partners, L.P. The address for Tonga Partners, L.P. is 245 Meriwether Circle, Alta, Wyoming 83414.

(33)
Polar Multi-Strategy Master Fund is managed by its investment adviser, Polar Asset Management Partners Inc. Paul Sabourin is the Chief Investment Officer of Polar Asset Management Partners, Inc., and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Polar Multi-Strategy Master Fund. The address for Polar Multi-Strategy Master Fund is c/o Polar Asset Management Partners Inc., 401 Bay Street Suite 1900, P.O. Box 19, Toronto, Ontario M5H 2Y4.

(34)
The address for Matthew Avril is 216 Ocean Way, Vero Beach, Florida 32963.

(35)
As trustee of the John B. Berding Irrevocable Family Trust, Susan M. Berding has voting and dispositive power over such securities. The address for John B. Berding Irrevocable Family Trust is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.

(36)
Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, LP and Rangeley Capital Partners II, LP are limited partnerships of which Rangeley Capital GP, LLC is the general partner and Rangeley Capital, LLC is the investment manager. Christopher DeMuth, Jr. is the managing partner of Rangeley Capital GP, LLC and the managing member of Rangeley Capital, LLC, and as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, LP and Rangeley Capital Partners II, LP. The address for each of Rangeley Capital Partners Special Opportunities Fund, L.P., Rangeley Capital Partners, L.P. and Rangeley Capital Partners II, L.P. is 3 Forest Street, New Canaan, Connecticut 06840.

(37)
John B. Berding is the Manager of Denman Street, LLC and, as such, is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Denman Street, LLC. The address for Denman Street, LLC is 4705 Burley Hills Drive, Cincinnati, Ohio 45243.
(38)
Credentia Partners Fund I, LP is a limited partnership of which Credentia Group LLC is the general partner. Michael Bamburg is a member of Credentia Group LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Credentia Partners Fund I, LP. The address for Credentia Partners Fund I, LP is 17005 Max Ct, Village of Loch Lloyd, Missouri 64012.

(39)
AFOB FIB MS, LLC is a limited liability company managed by AFO Blackberry, LLC. The following members of AFO Blackberry, LLC are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by AFOB FIB MS, LLC: Elizabeth Asher, Fred Goldman, Andrew Russell and John Rijo. The address for AFOB FIB MS, LLC is 111 W. Jackson Blvd, Suite 20000, Chicago, Illinois 60604.

(40)
Bulldog Investors, LLC is the investment adviser of Special Opportunities Fund, Inc., a closed-end investment company. Andrew Dakos and Phillip Goldstein, members of Bulldog Investors, LLC are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Special Opportunities Fund, Inc. The address for Special Opportunities Fund, Inc. is c/o Bulldog Investors, LLC, Park 80 West — Plaza Two, 250 Pehle Avenue, Suite 708, Saddle Brook, New Jersey 07663.

(41)
Each of Bryant and Carleen Riley may be deemed to be an affiliate of a broker-dealer, but is not himself or herself a broker-dealer. The securities identified in the table above for Bryant and Carleen Riley were acquired in the ordinary course of business and at the time of acquisition, none of Bryant and Carleen Riley had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address of Bryant and Carleen Riley JTWROS is 826 Greentree Road, Pacific Palisades, California 90272.

(42)
As trustee of the Robert Antin Children Irrevocable Trust Dtd 1/1/2001, Bryant Riley has voting and dispositive power over such securities. The Robert Antin Children Irrevocable Trust Dtd 1/1/2001 may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Robert Antin Children Irrevocable Trust Dtd 1/1/2001 were acquired in the ordinary course of business and at the time of acquisition, the Robert Antin Children Irrevocable Trust Dtd 1/1/2001 had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Robert Antin Children Irrevocable Trust Dtd 1/1/ 2001 is 11100 Santa Monica Blvd. Suite 800, Los Angeles, California 90025.

(43)
Ardsley Partners Renewable Energy Fund, L.P. is a limited partnership of which Ardsley Advisory Partners LP is the general partner. Spencer Hempleman is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Ardsley Partners Renewable Energy Fund, L.P. The address for Ardsley Partners Renewable Energy Fund, L.P. is 262 Harbor Drive, Stamford, Connecticut 06902.

(44)
Manatuck Hill Scout Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Scout Fund, LP. The address for Manatuck Hill Scout Fund, LP is 1465 Post Road East Westport, Connecticut 06880.

(45)
Acrewood 2014, LP is a limited partnership of which Acrewood Investment Management, LP is the general partner. Acrewood Investment Management, LP is a limited partnership of which Acrewood GP, LLC is the general partner. Stephen Chang is the managing member of Acrewood GP, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Acrewood 2014, LP. The address for Acrewood 2014, LP is 40 Morris Avenue, Suite 230, Bryn Mawr, Pennsylvania 19010.

(46)
Tristan Offshore Fund, Ltd. is a Cayman Islands Exempted Company managed by Cannell Capital LLC. J. Carlo Cannell is the managing member of Cannell Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Tristan Offshore Fund, Ltd. The address for Tristan Offshore Fund, Ltd. is P.O. Box 897, Windward1, Regatta Office Park, Grand Cayman KY1‑ 1103, Cayman Islands.
(47)
The address for William M. Laurence is 11 Southfield Court, Needham, Massachusetts 02492.

(48)
Jerald M. Weintraub is the President of Weintraub Capital Management LLC, the general partner of Weintraub Capital Management, L.P., and in such capacity holds voting and dispositive power over the securities identified in the table above as owned by Weintraub Capital Management, L.P. The address for Weintraub Capital Management, L.P. is 3527 Mt. Diablo Boulevard #322, Lafayette, California 94549.

(49)
Hunt Technology Ventures, L.P. is a limited partnership of which D.S. Hunt Corporation is the general partner. David S. Hunt is the President of D.S. Hunt Corporation, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Hunt Technology Ventures, L.P. The address for Hunt Technology Ventures, L.P. is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(50)
Kingdom Investments, Limited is a limited partnership of which the William Herbert Hunt Trust Estate is the general partner. Gage A. Prichard, Sr. is trustee of the William Herbert Hunt Trust Estate, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Kingdom Investments, Limited. The address for Kingdom Investments, Limited is 2101 Cedar Springs Road. Suite 600, Dallas, Texas 75201.

(51)
Placid Ventures, L.P. is a limited partnership of which Propel Corporation is the general partner. David S. Hunt is the President of Propel Corporation, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Placid Ventures, L.P. The address for Placid Ventures, L.P. is 2101 Cedar Springs Road. Suite 600, Dallas, Texas 75201.

(52)
Manatuck Hill Mariner Master Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Mariner Master Fund, LP. The address for Manatuck Hill Mariner Master Fund, LP is 1465 Post Road East, Westport, Connecticut 06880.

(53)
The address for L. Kevin Dann is 10 Rapids Lane, Greenwich, Connecticut 06831.

(54)
The address for Patrick Sullivan is 1438 W. Chesnut Street Apt. 3F, Chicago, Illinois 60642.

(55)
The address for Lydia Hunt Allred is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(56)
Glynn Venture Group LLC is a limited liability company that is managed by its manager, Neil G. Glynn, who is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Glynn Venture Group LLC. The address for Glynn Venture Group LLC is 83 Central Street, Boston, Massachusetts 02109.

(57)
The address for Karen K. Moraitis IRA is 631 Middle River Drive, Fort Lauderdale, Florida 33304.

(58)
The address for Matthew E. and Kathleen B. Avril is 216 Ocean Way, Vero Beach, Florida 32963.

(59)
The address for Raymond Lange Gellein Jr. is 642 N. Interlachen Avenue, Winter Park, Florida 32789.

(60)
Saker Partners LP is a limited partnership of which Saker Management LP is the general partner. The general partner of Saker Management LP is AMG Capital LLC and Andrew Greenberg is the managing member of AMG Capital LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Saker Partners LP. The address for Saker Partners LP is 444 N. Wells Street, Suite 504, Chicago, Illinois 60654.

(61)
As trustee of Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt, Walter P. Roach has voting and dispositive power over such securities. The address for Lydia Hunt — Herbert Trusts — Douglas Herbert Hunt is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(62)
The address for David Abell is 900 S. U.S. Hwy 1, Suite 204, Jupiter, Florida 33477.

(63)
As trustee of the Kelleher Family Trust, Thomas J. Kelleher and his wife, Mary Meighan Kelleher, have voting and dispositive power over such securities. The Kelleher Family Trust may be deemed to be an affiliate of a broker-dealer, but is not itself a broker-dealer. The securities identified in the table above for the Kelleher Family Trust were acquired in the ordinary course of business and at the time of acquisition, the Kelleher Family Trust had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Kelleher Family Trust is 29646 Ridgeway Drive, Agoura Hills, California 91301.

(64)
The address for Lydia Hunt — Herbert Trusts — Bruce William Hunt is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201. As trustee of Lydia Hunt — Herbert Trusts — Bruce William Hunt, Walter P. Roach has voting and dispositive power over such securities.

(65)
Carter Hunt is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by MACABA, LLC. The address for MACABA, LLC is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(66)
Leed Silverfield, Rebecca Silverfield and Ryan Silverfield are natural persons who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Lery Development Corp. The address for Lery Development Corp. is 10175 Fortune Parkway, Suite 1005, Jacksonville, Florida 32256.

(67)
The address for Steven B. Malkenson is 70 Perry Street, Apt. #4, New York, New York 10014.

(68)
As trustee of the Jon D. and Linda W, Gruber Trust, Jon D. Gruber has voting and dispositive power over such securities. The address for the Jon D. and Linda W. Gruber Trust is 300 Tamal Plaza, Suite 280, Corte Madera, California 94925.

(69)
William Powell has been the Chief Executive Officer of American Freight from February 2020 to present. Mr. Powell was formerly the Chief Executive Officer of Sears Outlet from October 2019 through February 2020. The address for Mr. Powell is 226 Plymouth Drive, Bay Village, Ohio 44140.

(70)
Manatuck Hill Navigator Master Fund, LP is a limited partnership of which Manatuck Hill Partners, LLC is the general partner. Mark Broach is the managing member of Manatuck Hill Partners, LLC, and, as such is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Manatuck Hill Navigator Master Fund, LP. The address for Manatuck Hill Navigator Master Fund, LP is 1465 Post Road East, Westport, Connecticut 06880.

(71)
Robert D’Agostino is a member of the board of directors of B. Riley Financial, Inc. The address for Mr. D’Agostino is 6279 Pidcock Creek Road, New Hope, Pennsylvania 18938.

(72)
As trustee of the Allred 2002 Trust — HHA and the Allred 2002 Trust — NLA, Brittny Allred has voting and dispositive power over such securities. The address for the Allred 2002 Trust — HHA and the Allred 2002 Trust — NLA is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(73)
Cuttyhunk Master Portfolio is a sub trust of a Cayman Islands Umbrella Trust, the Optima Umbrella Trust, which is managed by Optima Managers GP-MM LLC. J. Carol Cannell is a natural person who may be deemed to have shared voting, investment and/or dispositive power with respect to the securities identified in the table above as owned by Cuttyhunk Master Portfolio. The address for Cuttyhunk Master Portfolio is P.O. Box 309, Ugland House, George Town, Grand Cayman, KY1-1104.

(74)
The address for Jeffrey H. Cutshall is 3921 Windsor Avenue, Dallas, Texas 75205.

(75)
The address for Richard J. Reisman is 1717 Boulder Street, Denver, Colorado 80211.

(76)
The address for Adam Silverman is 5 Paragon Drive, Montvale, New Jersey 07645.

(77)
The address for Kenneth Silverman is 160 Jeremy Hill Road, Pelham, New Hampshire 03076.

(78)
The address for Ben R. Strickland is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(79)
The address for James D. Blue is 159 Farm Lane, Westwood, Massachusetts 02090.

(80)
Daniel Shribman may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Shribman were acquired in the ordinary course of business and at the time of acquisition, Mr. Shribman had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Shribman is 270 Taconic Road, Greenwich Connecticut 06831.

(81)
The address for Eric Seeton is 325 Prospect Street, Shrewsbury, Massachusetts 01545.

(82)
Andrew Moore is the Chief Executive Officer of B. Riley FBR, Inc. Mr. Moore may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Moore were acquired in the ordinary course of business and at the time of acquisition, Mr. Moore had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Moore is 521 24th Street, Manhattan Beach, California 90266.

(83)
The address for Andrew F. Kaminsky is c/o Franchise Group, Inc., 1716 Corporate Landing Parkway, Virginia Beach, Virginia 23454.

(84)
The address for Herbert Hunt Allred is 8235 Douglas Avenue, Suite 1300, Dallas, Texas 75225.

(85)
The address for Taylor F. Hunt is 2101 Cedar Springs Road, Suite 600, Dallas, Texas 75201.

(86)
The address for Davin P. Hunt is 2101 Cedar Spring Road, Suite 600, Dallas, Texas 75201.

(87)
Bryant Riley is the custodian of Bryant Riley C/F Abigail Riley UTMA CA, Bryant Riley C/F Charlie Riley UTMA CA, Bryant Riley C/F Eloise Riley UTMA CA and Bryant Riley C/F Susan Riley UTMA CA is 826 Greentree Road Pacific Palisades, CA 90272 (collectively, the “Riley Trusts”). The Riley Trusts may be deemed to be affiliates of broker-dealers, but are not themselves broker-dealers. The securities identified in the table above for the Riley Trusts were acquired in the ordinary course of business and at the time of acquisition, none of the Riley Trusts had an agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for the Riley Trusts is 826 Greentree Road Pacific Palisades, California 90272.

(88)
Joseph Robert Nardini is an employee of B. Riley FBR, Inc. Mr. Nardini may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Nardini were acquired in the ordinary course of business and at the time of acquisition, Mr. Nardini had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Nardini is 1545 22nd Street N, Arlington, Virginia 22209.

(89)
The address for Bradley Michael Silver is 1827 Corcoran Street NW, Apt. A, Washington, District of Columbia 20009.

(90)
The address for Derek Schoettle is 27 Forest Street, Milton, Massachusetts 02186.

(91)
Daniel Meitner Ondeck is an employee of B. Riley FBR, Inc. Mr. Ondeck may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Ondeck were acquired in the ordinary course of business and at the time of acquisition, Mr. Ondeck had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Ondeck is 13301 Beall Creek Court, Potomac, Maryland 20854.

(92)
Jonathan Michael Mitchell is an employee of B. Riley FBR, Inc. Mr. Mitchell may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Mitchell were acquired in the ordinary course of business and at the time of acquisition, Mr. Mitchell had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Mitchell is 633 Saint Johns Place, Brooklyn, New York 11226.

(93)
Jimmy Baker is an employee of B. Riley FBR, Inc. Mr. Baker may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. Baker were acquired in the ordinary course of business and at the time of acquisition, Mr. Baker had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Baker is 5608 33rd Street N, Arlington, Virginia 22207.

(94)
Patrice McNicoll is an employee of B. Riley FBR, Inc. Mr. McNicoll may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for Mr. McNicoll were acquired in the ordinary course of business and at the time of acquisition, Mr. McNicoll had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. McNicoll is 215 West 78th 9A, New York, New York 10024.

(95)
The address for Maurice Robert Poplausky is 61 Country Ridge Drive, Rye Brook, New York 10573.

(96)
Eric Rajewski is an employee of B. Riley FBR, Inc. Mr. Rajewski may be deemed to be an affiliate of a broker-dealer, but is not himself a broker-dealer. The securities identified in the table above for

Mr. Rajewski were acquired in the ordinary course of business and at the time of acquisition, Mr. Rajewski had no agreement or understanding, directly or indirectly, with any person to distribute the securities. The address for Mr. Rajewski is 62 Rancheria Road, Kentfield, California 94904.
(97)
The address for Kevin S. Lee is 15 Shepherd Lane, Roslyn Heights, New York 11577.

(98)
Lauren Susanne Pollard is Chief Merchandising Officer of American Freight. The address for Ms. Pollard is 6366 Township Road 49, Mansfield, Ohio 44904.

(99)
The address for Joseph A. Haverkamp is 301 E. Fourth Street, Cincinnati, Ohio 45202.

(100)
Joel David Cady is the Vice President of Sales Training and Development of American Freight. The address for Mr. Cady is 254 Miller Road, Getzville, New York 14068.

(101)
Amy R. Redin is the Vice President, Merchandise Planning & Allocation of American Freight. The address for Ms. Redin is1889 Rocklake Court, Lewis Center, Ohio 43035.

(102)
The address for Karl James Finley is 1039 Caballo Trail, Gallatin, Tennessee 37066.

(103)
John Christopher Batten is the Chief Marketing Officer of American Freight. The address for Mr. Batten is 7815 Soft Rush Drive, Westerville, Ohio 43082.

(104)
Ethan MacManus is Vice President of Sales of American Freight. The address for Mr. MacManus is 940 Oxford Street, Hamilton, Ohio 45013.

Material Relationships with the Selling Stockholders
Buddy’s Acquisition
On July 10, 2019, we completed the Buddy’s Acquisition. At the completion of the Buddy’s Acquisition, each common unit of Buddy’s outstanding immediately prior to the Buddy’s Acquisition was exchanged for 0.091863 shares of Voting Non-Economic Preferred Stock and 0.459315 New Holdco Units. Each of the New Holdco Units held by the Buddy’s Members was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, redeemable in exchange by the Buddy’s Members for shares of the our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
Subscription Agreements
Concurrently with the completion of the Buddy’s Acquisition, we entered into a subscription agreement (the “Tributum Closing Subscription Agreement”) with Tributum, L.P.. Pursuant to the Tributum Closing Subscription Agreement, concurrently with the completion of the Buddy’s Acquisition, we sold Tributum, L.P. approximately 2,083,333 shares of our common stock at a purchase price of $12.00 per share, or $25 million in the aggregate. In addition, concurrently with the completion of the Buddy’s Acquisition, we entered into another subscription agreement with Tributum, L.P. (the “Tributum Post-Closing Subscription Agreement” and, together with the Tributum Closing Subscription Agreement, the “Tributum Subscription Agreements”) pursuant to which Tributum, L.P. committed to purchase from us additional shares of our common stock at a purchase price of $12.00 per share to the extent such funds were required to fund the tender offer by us of our shares of common stock (the “Tender Offer”). The Tender Offer expired at 5:00 P.M., Eastern Time, on November 13, 2019, and the funds under the Tributum Post-Closing Subscription Agreement were not required to finance the Tender Offer.
Buddy’s Asset Acquisition
On September 30, 2019, New Holdco entered into an asset purchase agreement (the “Buddy’s Asset Purchase Agreement”) with Guzman RTO LLC, a Delaware limited liability company (“Guzman”), RNB RTO LLC, a Delaware limited liability company (“RNB”), and RNBJ RTO LLC, a Delaware limited liability company (“RNBJ” and, collectively with Guzman and RNB, the “Buddy’s Sellers”), each of which is a franchisee of Buddy’s, pursuant to which New Holdco acquired 21 Buddy’s Home Furnishings stores from the Sellers (the “Buddy’s Asset Acquisition”). The Buddy’s Asset Acquisition was completed on September 30, 2019. In connection with the Buddy’s Asset Acquisition, the Buddy’s Sellers became entitled to receive, in the aggregate, 1,350,000 New Holdco Units and 270,000 shares of Voting Non-Economic Preferred Stock, which were issued at the direction of the Buddy’s Sellers to Vintage RTO, L.P., Samjor Family LP and the Brian DeGustino Revocable Trust (collectively, the “Buddy’s Seller Owners”), which are direct or indirect equity holders of the Buddy’s Sellers and are also Buddy’s Members. Each of such New Holdco Units was, together with one-fifth of a share of Voting Non-Economic Preferred Stock, redeemable in exchange by the Buddy’s Seller Owners for one share of our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
Redemption of Voting Non-Economic Preferred Stock and New Holdco Units
As noted above, in connection with the Buddy’s Acquisition and the Buddy’s Asset Acquisition, the Buddy’s Members and the Buddy’s Seller Owners were issued shares of Voting Non-Economic Preferred Stock and New Holdco Units. Each of such New Holdco Units was, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members and the Buddy’s Seller Owners, redeemable in exchange for one share of our common stock pursuant to the Certificate of Designation and the New Holdco LLC Agreement after an initial six-month lockup period following their issuance, which has expired.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).
Certificate of Designation
The Certificate of Designation originally designated 1,616,667 shares of Voting Non-Economic Preferred Stock, substantially all of which were issued to the Buddy’s Members as consideration in the Buddy’s Acquisition and the remainder of which were issued as consideration in the Buddy’s Asset Acquisition.
The Voting Non-Economic Preferred Stock has no economic rights other than to receive $0.01 per share upon the liquidation, dissolution or winding up of the Company prior to any distribution of assets to holders of our common stock or any other class of our capital stock ranking junior to the Voting Non-Economic Preferred Stock in connection with such liquidation, dissolution or winding up of the Company.
With respect to all meetings of our stockholders at which the holders of our common stock are entitled to vote and with respect to any written consent sought by us or any other person from the holders of such common stock, the holders of shares of Voting Non-Economic Preferred Stock vote together with the holders of shares of our common stock as a single class, except as otherwise required under non-waivable provisions of applicable law, and the holders of shares of Voting Non-Economic Preferred Stock are entitled to cast five votes per share of Voting Non-Economic Preferred Stock on any such matter.
As noted above, each one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members and the Buddy’s Seller Owners, together with one New Holdco Unit held by the Buddy’s Members and the Buddy’s Seller Owners, was redeemable at the election of the Buddy’s Member or the Buddy’s Seller Owner that was the holder thereof, following an initial six-month lockup period following their issuance, in exchange for one share of our common stock.
Pursuant to the Certificate of Increase, the number of shares of designated as shares of Voting Non-Economic Preferred Stock was increased from 1,616,667 shares to 1,886,667 shares to account for the shares of Voting Non-Economic Preferred Stock issued as consideration in the Buddy’s Asset Acquisition.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us).

New Holdco LLC Agreement
New Holdco was formed in connection with the Buddy’s Acquisition and generally serves as a holding company for our operating subsidiaries. We were the sole manager of New Holdco, and the other members of New Holdco generally had no rights with respect to the management of New Holdco.
As described above, each New Holdco Unit held by the Buddy’s Members, together with one-fifth of a share of Voting Non-Economic Preferred Stock held by the Buddy’s Members, was redeemable at the election of the Buddy’s Member that is the holder thereof, at any time following an initial six-month lockup period following their issuance, which has expired, in exchange for one share of our common stock.
In connection with the Buddy’s Asset Acquisition, on September 30, 2019, Schedule 1 to the New Holdco LLC Agreement was amended to reflect the issuance of additional New Holdco Units to the Buddy’s Seller Owners.
As of April 1, 2020, all shares of outstanding Voting Non-Economic Preferred Stock and New Holdco Units (except for the New Holdco Units held by us) were redeemed for shares of our common stock and no shares of Voting Non-Economic Preferred Stock or New Holdco Units remained outstanding (except for the New Holdco Units held by us). On April 1, 2020, we entered into the Second Amended and Restated Limited Liability Company Agreement of New Holdco to amend and restate the New Holdco LLC Agreement in its entirety to reflect, among other things, that we are the sole member of New Holdco as a result of these redemptions.
Tax Receivable Agreement
In connection with the Buddy’s Acquisition, we and the Buddy’s Members entered into an income tax receivable agreement (the “Tax Receivable Agreement”). Subject to certain exceptions set forth in the Tax Receivable Agreement, the Tax Receivable Agreement generally provides for the payment by us to the Buddy’s Members of 40% of our realized tax benefit resulting from a redemption of New Holdco Units and Voting Non-Economic Preferred Stock in exchange for our common stock. We generally will retain the benefit of the remaining 60% of any such tax benefit.
Vintage Registration Rights Agreement
Concurrently with the completion of the Buddy’s Acquisition, we entered into the Vintage Registration Rights Agreement. The Vintage Registration Rights Agreement provides certain of the Selling Stockholders with certain registration rights applicable to the Vintage Registrable Shares.
Pursuant to the Vintage Registration Rights Agreement, we are required to, as promptly as practicable but in any event no later than January 31, 2020, prepare and file with the SEC a shelf registration statement with respect to the offer and resale of all Vintage Registrable Shares. We must use our reasonable best efforts to, among other things, have such shelf registration statement declared effective under the Securities Act, as promptly as practicable after such filing and maintain the effectiveness of (and availability for use of) such shelf registration statement until such time as there are no Vintage Registrable Shares. Once the shelf registration statement covering the Vintage Registrable Shares is effective, certain Vintage Group Members will have the right to request that we initiate a demand underwritten offering related to Vintage Registrable Shares, subject to certain limitations. Certain Vintage Group Members holding Vintage Registrable Shares, collectively, will have the right to request no more than an aggregate of two such demand underwritten offerings in any 12-month period. Additionally, pursuant to the Vintage Registration Rights Agreement, we granted the registration rights holders piggyback registration rights on the terms and conditions set forth therein.
Voting Agreements
In connection with the Buddy’s Acquisition, we agreed to commence the Tender Offer to purchase any and all of the outstanding shares of our common stock for cash at a price of $12.00 per share, without interest. In connection with the Tender Offer, we entered into voting agreements (the “Voting Agreements”) with (i) Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC, (ii) B. Riley Financial, Inc. and certain of its affiliates and (iii) each of the Buddy’s Members. Pursuant to the terms of the Voting Agreements, each of the parties thereto (other than us) agreed to, among other things, vote all of their shares of our common stock and Voting Non-Economic Preferred Stock in favor of amendments to the Certificate of Incorporation which provided for, among other things: increasing the number of our authorized shares to 200,000,000, designating 180,000,000 shares of which as common stock and 20,000,000 shares of which as our preferred stock (including the Voting Non-Economic Preferred Stock); requiring that all holders of our common stock would receive consideration in the same form and of the same kind and amount, calculated on a per share basis, in certain fundamental transactions; and requiring that certain transactions with persons owning 20% or more of our then outstanding common stock would require (i) the approval of 66-2/3% of the voting power of our capital stock held by unaffiliated stockholders, (ii) the approval of independent directors or (iii) the satisfaction of certain price requirements.
In addition, subject to certain exceptions set forth in the Voting Agreements, Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC agreed not to acquire any additional shares of our capital stock to the extent that any such acquisition would cause Vintage Capital Management, LLC and its affiliates to beneficially own more than 105% of the amount of our capital stock that Vintage Capital Management, LLC and its affiliates hold after the completion of the Tender Offer until the date that Vintage Capital Management, LLC and its affiliates cease to beneficially own at least 15% of our outstanding voting stock. Tributum, L.P. and certain other affiliates of Vintage Capital Management, LLC and B. Riley Financial, Inc. and its affiliates also agreed not to tender their shares of common stock in the Tender Offer. On November 13, 2019, we completed the Tender Offer. Each of the Voting Agreements terminated upon the approval by our stockholders of the amendments to the Certificate of Incorporation.
SHOS Acquisition
On October 23, 2019, we completed our acquisition of the Sears Outlet segment and Buddy’s Home Furnishing Stores businesses (the “SHOS Acquisition”) of Sears Hometown and Outlet Stores, Inc., a Delaware corporation (“SHOS”), pursuant to the terms of the Equity and Asset Purchase Agreement (as amended, the “SHOS Purchase Agreement”), dated as of August 27, 2019, by and among SHOS, Franchise Group Newco S, LLC (“Newco S”) and us, solely for the purposes guaranteeing, among other things, the performance of Newco S’s obligations and the payment of amounts due to SHOS under the SHOS Purchase Agreement up to and including the closing of the SHOS Acquisition (the “SHOS Closing”), in addition to agreeing to fund a certain equity contribution to Newco S in order to consummate the SHOS Acquisition. Our guarantee and agreement under the SHOS Purchase Agreement terminated upon the closing of the SHOS Acquisition. Immediately prior to the SHOS Closing, Stefac LP, a Delaware limited partnership and an affiliate of Vintage Capital Management, LLC (“Stefac”), Brian R. Kahn and Lauren Kahn, as tenants by the entirety, and B. Riley FBR, Inc. provided us with an aggregate $40 million of equity financing in order to partially fund the SHOS Acquisition through the purchase of shares of our common stock at $12.00 per share pursuant to certain subscription agreements entered into by each SHOS Investor with us.
Vitamin Shoppe Acquisition and Equity Financing
On December 16, 2019, we and Vitamin Shoppe completed the Vitamin Shoppe Merger. In addition, on December 16, 2019, Tributum, L.P. and certain other investors (collectively, the “Vitamin Shoppe Investors”) provided us with an aggregate of approximately $31.0 million of equity financing in order to partially fund the closing of the Merger (the “Vitamin Shoppe Closing”) and to fund certain costs and expenses related thereto (including the repurchase of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020 following the Vitamin Shoppe Closing), in cash by wire transfer of immediately available funds, through purchases of shares of our common stock at $12.00 per share under the Equity Commitment Letter, and $25.90 per share in connection with a separate private placement of shares of common stock pursuant to certain subscription agreements entered into by each Vitamin Shoppe Investor with us. Further, on December 16, 2019, we and Tributum, L.P. agreed to amend the Equity Commitment Letter (the “Amendment to Equity Commitment Letter”) to provide that any portion of the equity commitment from Tributum, L.P. under the Equity Commitment Letter that is not funded at the Vitamin Shoppe Merger Closing would remain available following the Vitamin Shoppe Merger Closing to fund repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020 (the “Convertible Notes”). Such equity commitment to fund the repurchase of the Convertible Notes would remain available until the earlier to occur of (i) the Fundamental Change Repurchase Date (as defined in the Convertible Notes indenture) and (ii) February 14, 2020.

In connection with funding repurchases of Vitamin Shoppe’s 2.25% Convertible Senior Notes due 2020, on January 3, 2020, we entered into a subscription agreement with Stefac, pursuant to which Stefac purchased from us 2,354,000 shares of our common, at a purchase price of $12.00 per share for an aggregate purchase price of $28,248,000 in cash. The shares of our common stock were purchased pursuant to the Amendment to Equity Commitment Letter.
Subordinated Note
On May 16, 2019, we entered into a subordinated note (the “Subordinated Note”) payable to Vintage Capital Management, LLC. The aggregate principal amount of all loans to be made by Vintage Capital Management, LLC under the Subordinated Note was limited to $10.0 million. We did not make any borrowings under the Subordinated Note, and the Subordinated Note was terminated effective October 2, 2019.
Equity Financing
On February 7, 2020, in connection with our repurchases of the VSI Convertible Notes, the Investors provided us with an aggregate of approximately $65,925,422.32 of equity financing in order for Valor Acquisition, LLC, our subsidiary, to fund the repurchase or redemption of the VSI Convertible Notes and to make interest payments on the VSI Convertible Notes that are not so repurchased or redeemed until their maturity and to also fund our general, working capital and cash needs through purchases of approximately 3,877,964.65 shares of our common stock at $12.00 per share under the Equity Commitment Letter, and $23.00 per share in connection with a separate private placement of shares of our common stock pursuant to Subscription Agreements entered into by each Investor with us (the “Private Placement”). Pursuant to the Equity Commitment Letter, Tributum, L.P. assigned certain of its obligations thereunder to provide a portion of such Equity Financing to the Investors and certain other investors. In connection with the Equity Financing, we agreed to provide the Investors certain registration rights applicable to the Investor Shares.
B. Riley Financial, Inc. Fee Letter
On February 19, 2020, we entered into a fee letter with B. Riley Financial, Inc. pursuant to which B. Riley Financial, Inc. received an equity fee equal to 6% of the $36.0 million of equity raised by it for us in connection with the Private Placement.
AF Credit Agreement and AF Term Loan
On February 14, 2020, the Lead Borrower, New Holdco and various subsidiaries of New Holdco entered into the AF Credit Agreement with the Term Lenders, the Term Administrative Agent and the Term Collateral Agent. The AF Credit Agreement (as amended on March 13, 2020 and May 1, 2020) provides for a $575.0 million senior secured term loan, which consists of a $375.0 million tranche and $200.0 million tranche, made by the Term Lenders to the Lead Borrower and to certain of its subsidiaries party to the AF Credit Agreement as borrowers.
The Term Collateral Agent is an affiliate of Kayne FRG, a Selling Stockholder named in this prospectus. The Term Administrative Agent is an affiliate of Bryant Riley, a Selling Stockholder named in this prospectus.
ABL Credit Agreement and ABL Term Loan
On February 14, 2020, the Lead Borrower, New Holdco and various subsidiaries of New Holdco entered into the ABL Credit Agreement with the ABL Lenders and the ABL Agent. The ABL Credit Agreement (as amended on March 13, 2020, April 3, 2020 and May 1, 2020) provides for a $100.0 million senior secured asset based term loan, made by the ABL Lenders to the Lead Borrower and to certain of its subsidiaries party to the ABL Credit Agreement as borrowers.
The ABL Agent is an affiliate of Bryant Riley, a Selling Stockholder named in this prospectus.
Kayne Subscription Agreement
In addition, on February 14, 2020, we issued the Kayne Subscription Shares to Kayne FRG pursuant to the Kayne Subscription Agreement, as consideration and payment for services rendered by Kayne FRG or its affiliates to us and our affiliates in connection with the AF Credit Agreement and debt financing transactions contemplated thereby.
Kayne Registration Rights Agreement
In connection with the Kayne Subscription Agreement, on February 14, 2020, we entered into the Kayne Registration Rights Agreement. Pursuant to the Kayne Registration Rights Agreement, we are required to, as promptly as practicable but in any event no later than six months from the date of the Kayne Subscription Agreement, prepare and file with the SEC a shelf registration statement on Form S-1 (or Form S-3 if we are eligible to use Form S-3 at such time) with respect to the offer and resale of all Kayne Registrable Shares, or include such Kayne Registrable Shares in any registration statement that we then have on file with the SEC. We are also required to use our reasonable best efforts to, among other things, have such shelf registration statement declared effective under the Securities Act, as promptly as practicable after such filing and maintain the effectiveness of (and availability for use of) such shelf registration statement until such time as there are no Kayne Registrable Shares. Additionally, pursuant to the Kayne Registration Rights Agreement but subject to the terms of the Kayne Subscription Agreement, we granted Kayne FRG piggyback registration rights on the terms and conditions set forth in the Kayne Registration Rights Agreement.
Backstop ABL Commitment Letter
On May 1, 2020, in connection with our acquisition of American Freight and the ABL Credit Agreement, we entered into an Amended and Restated ABL Commitment Letter with B. Riley Financial, Inc. pursuant to which B. Riley Financial, Inc. agreed to provide, subject to the terms and conditions set forth therein, a backstop commitment for a $100 million asset-based lending facility.
American First Finance, Inc. Referral Agreement
American First Finance, Inc. (“AFF”), a Selling Stockholder named in this prospectus, provides certain consumer finance and leasing products to customers of American Freight (the “AFF Program”). On March 26, 2020, we entered into a Referral Agreement with American First Finance Inc. (the “Referral Agreement”) pursuant to which AFF agreed to pay us certain compensation in exchange for allowing AFF to establish and provide the AFF Program. In addition, pursuant to the Referral Agreement, we issued to AFF 529,411.76 shares of our common stock.
Stock Purchase Agreements
On July 19, 2018, John T. Hewitt, our former Chairman of the Board and Chief Executive Officer, entered into a Stock Purchase Agreement, as subsequently amended, with, Vintage Tributum LP, pursuant to which, among other things, Mr. Hewitt agreed to sell to Vintage Tributum LP all of the shares of our Class A common stock and Class B common stock owned directly and indirectly by him (the “Hewitt Sale”). In connection with the Hewitt Sale, the shares of Class B common stock converted into shares of Class A common stock, and following the Sale, no shares of our Class B common stock remained outstanding. In connection with the Hewitt Sale, Vintage Tributum LP also entered into an agreement to purchase shares from additional holders of our securities, including the holder of our exchangeable shares and special voting preferred stock. In connection with the additional purchases, we redeemed the special voting preferred stock, leaving our Class A common stock as the only class of its securities outstanding following the Hewitt Sale. The Hewitt Sale was completed on August 3, 2018.
On August 3, 2018, in connection with the Hewitt Sale, Mr. Hewitt agreed to tender his resignation to our board of directors and agreed to cause several members of our board of directors previously elected to the board of directors by Mr. Hewitt to tender their resignations to the board of directors, in each case, effective upon the closing of the Hewitt Sale. Following the Hewitt Sale, we decreased the size of our board of directors to five members with one vacancy. Also in connection with the Hewitt Sale and at the request of Vintage, we agreed that our board of directors would take all necessary action to increase the size of the board of directors to nine directors, resulting in five vacancies. Vintage indicated to us its intent to fill the five vacancies in the near term by the written consent of at least a majority of the outstanding shares of our Class A common stock (the “Vintage Written Consent”) and agreed that at least three of the individuals elected to fill the vacancies would, in Vintage’s reasonable judgment, meet the standards necessary for our board of directors to reasonably determine they are “independent” for purposes of the Nasdaq Listing Rules. Our action to increase the size of the board of directors to nine directors would become effective on the date immediately prior to the effective date of the Vintage Written Consent. On August 9, 2018, we received the Vintage Written Consent executed by stockholders representing a majority of the outstanding shares of our Class A common stock electing Brian R. Kahn, Andrew M. Laurence, Matthew Avril, Bryant R. Riley, and Kenneth M. Young as our directors to serve until our next annual meeting of stockholders and until their successors are duly elected and qualified.
Executive Officers, Directors and Employment Agreements
Brian R. Kahn
On October 2, 2019, Brian R. Kahn was appointed our President and Chief Executive Officer. Mr. Kahn also currently serves as a member of our board of directors. Mr. Kahn has served as the investment manager of Vintage Capital Management, LLC and its predecessor, Kahn Capital Management, LLC, since 1998.
Eric Seeton
On October 2, 2019, Eric Seeton was appointed our Chief Financial Officer, effective October 28, 2019.
Andrew M. Laurence
On October 2, 2019, Andrew M. Laurence was appointed our Executive Vice President, effective October 2, 2019. Mr. Laurence also currently serves as a member of our board of directors. In addition, he is a partner of Vintage Capital Management, LLC, which he joined in 2010.
Andrew F. Kaminsky
On October 2, 2019, Andrew F. Kaminsky was appointed our Executive Vice President and Chief Administrative Officer.
Employment Agreements with Messrs. Kahn, Seeton, Laurence, and Kaminsky
On October 2, 2019, we entered into employment agreements with Messrs. Kahn, Seeton, Laurence and Kaminsky (collectively, the “Employment Agreements”), effective as of October 2, 2019 (the “Effective Date”), and the terms of the Employment Agreements are substantially similar to each other, except as described below.
The Employment Agreements provide for an initial three-year term, each beginning on October 2, 2019, unless terminated under the provisions of the Employment Agreements. Thereafter, the Employment Agreements automatically renew for successive one-year terms, unless we or the executive gives written notice of non-renewal at least 90 days prior to the renewal date.
Under the Employment Agreements, Mr. Kahn’s annual base salary is $900,000; Mr. Seeton’s annual base salary is $400,000; Messrs. Laurence’s and Kaminsky’s annual base salary each is $500,000, subject to review for potential increases at least once per year by the Board. The executives are eligible to participate in our annual cash incentive plans and programs that are generally provided to senior executives pursuant to the terms and conditions as our board of directors may prescribe from time to time. Additionally, the executives are eligible to participate in our long-term cash and equity incentive plans and programs as are generally provided to other senior executives, as determined by our board of directors in its discretion, and have received (or may be entitled to receive) from time to time grants of options, restricted stock units or similar equity incentives. Under the Employment Agreements, each executive is also eligible to participate in our employee benefit plans as in effect from time to time on the same basis as those benefits generally made available to our other similarly-situated senior executives. Mr. Seeton is also entitled to four weeks of paid time-off per fiscal year, prorated for the first calendar year of employment. The Employment Agreements also entitle the executives to severance benefits upon certain qualifying terminations of their respective employments and include customary confidentiality, non-competition and non-solicitation covenants.
Michael S. Piper
On October 2, 2019, Mr. Piper was appointed Vice President and Chief Financial Officer of Franchise Group Intermediate L1, LLC, our subsidiary. Mr. Piper previously served as our Chief Financial Officer from June 2018 to October 2019. In addition, Mr. Piper served as our Vice President of Financial Products from December 2014 to September 2017. From August 2004 to December 2014, Mr. Piper served us in other roles, including Director of Finance and Director of Financial Products.
Employment Agreement with Mr. Piper
In connection with his service as our Chief Financial Officer, on June 15, 2018, we entered into an employment agreement (the “Piper Employment Agreement”) with Mr. Piper, effective as of that date. The initial term of the Piper Employment Agreement ended on July 31, 2019 but automatically extends for successive one-year periods unless written notice of non-renewal is provided by either party at least 90 days prior to the expiration of the then current term.
Under the Piper Employment Agreement, Mr. Piper is entitled to an annual base salary of $346,000 and a one-time signing bonus consisting of the following components: (i) $200,000 payable in cash, (ii) restricted stock units valued at $285,000 as of the date of grant which vest in three equal installments over a three-year period, and (iii) stock options to purchase 175,000 shares of our common stock with an exercise price equal to the fair market value of the shares on the date of grant which vest in three equal installments over a three-year period. Mr. Piper is also entitled to an annual bonus with a target maximum of 80% of his base salary as of the last day of the previous fiscal year, and his eligibility for such annual bonus shall be determined on a basis consistent with other named executive officers. Mr. Piper is entitled to employee and executive benefits, perquisites, reimbursement of expenses and vacation consistent with the benefits provided to executive officers and as otherwise set forth in the Piper Employment Agreement. The Piper Employment Agreement also entitles Mr. Piper to severance benefits upon certain qualifying terminations of his employment. The Piper Employment Agreement also includes customary confidentiality, non-competition and non-solicitation covenants.
Matthew Avril
Matthew Avril has served as a member of our board of directors since September 2018, the chairman of our board of directors since March 2020 and is a self-employed consultant. He is currently a member of the strategic advisory board of Vintage Capital Management, LLC.
Bryant R. Riley
Bryant R. Riley served as a member of our board of directors from September 2018 through March 2020 and has served as Chief Executive Officer and Chairman of B. Riley since June 2014, and as a director since August 2009. Previously, Mr. Riley served as the Co-Chief Executive Officer of B. Riley FBR, Inc. (formerly FBR Capital Markets & Co., LLC) from July 2017 to July 2018, as the Chairman of B. Riley & Co., LLC since founding the stock brokerage firm in 1997 and as Chief Executive Officer of B. Riley & Co., LLC from 1997 to 2006.
Kenneth M. Young
Kenneth M. Young served as a member of our board of directors from September 2018 through March 2020 and currently serves as President of B. Riley Financial, Inc. In addition, Mr. Young serves as Chief Executive Officer for B. Riley Principal Investments, a wholly-owned subsidiary of B. Riley Financial, Inc.
Stock Ownership
As of May 12, 2020, 35,148,658.51 shares of our common stock were issued and outstanding, of which approximately 14,894,633.36 shares of our common stock were held by Brian Kahn and certain related persons, including affiliates or entities managed by Vintage Capital Management, LLC (the “Vintage Group”) and 4,622,462 shares of our common stock were held by B. Riley Financial, Inc. and certain of its affiliates.
The significant ownership stakes of the Vintage Group and B. Riley Financial, Inc. and certain of its affiliates enable these stockholders to exercise substantial control over us and our strategic direction. The interests of the Vintage Group and B. Riley Financial, Inc. and its applicable affiliates may be different from the interests of other stockholders.

PLAN OF DISTRIBUTION
We or the Selling Stockholders may offer and sell the applicable securities described in this prospectus and the accompanying registration statement from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, through underwriters or dealers, through agents and/or directly or other methods to one or more purchasers. The term “Selling Stockholders” includes any donees, pledgees, assignees, transferees or any of the successors in interest selling securities received after the date of this prospectus from a Selling Stockholder as a gift, pledge, assignment, partnership distribution or other transfer. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale by them.
We are required to pay all fees and expenses incident to the registration of the securities to be offered and sold by us pursuant to this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants. We are required to pay all fees and expenses incident to the registration of certain of the shares of our common stock to be offered and sold by the Selling Stockholders pursuant to this prospectus.
Sales of the securities may be made on one or more exchanges or in the over-the-counter market, in private transactions with respect to shares sold by the Selling Stockholders, or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. The securities described in this prospectus and the accompanying registration statement may be offered, sold or distributed from time to time in one more of, or a combination of, the following methods:
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purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

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ordinary brokerage transactions and transactions in which the broker solicits purchasers;

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block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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an over-the-counter distribution in accordance with the rules of Nasdaq;

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through trading plans entered into by the Company or a Selling Stockholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

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to or through underwriters, broker-dealers or agents;

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in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

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in privately negotiated transactions;

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in underwritten transactions;

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in options transactions;

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in short sales entered into after the effective date of the registration statement of which this prospectus forms a part;

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by pledge to secure debts and other obligations;

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distributions by the Selling Stockholders to one or more of their direct or indirect equity holders for subsequent sale or distribution; or

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any other method permitted pursuant to applicable law.

In addition, any shares of common stock held by the Selling Stockholders may be sold pursuant to Rule 144 of the Securities Act, if available, or pursuant to other available exemptions from the registration requirements of the Securities Act, rather than pursuant to this prospectus.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution or to name any pledgee, transferee, assignee, successor or other transferee that received shares of our common stock from a Selling Stockholder. Pursuant to the Registration Rights Agreements, we are obligated to use reasonable best efforts to amend this registration statement and this prospectus to reflect any distribution of Registrable Shares by a Selling Stockholder to any of its direct or indirect equity holders that does not involve a disposition for value.
We and the Selling Stockholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged us or any Selling Stockholder or borrowed from us or any Selling Stockholder or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or any Selling Stockholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we and the Selling Stockholders may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
In effecting sales, we or the Selling Stockholders may engage broker-dealers or agents, who may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from us or the Selling Stockholders in amounts to be negotiated immediately prior to the sale.
In offering the shares covered by this prospectus, any broker-dealers who execute sales for the Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.
In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
We have advised the Selling Stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the Selling Stockholders and their affiliates. In addition, we will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. We and the Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.
We and the Selling Stockholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the Selling Stockholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the Selling Stockholders or their affiliates in the ordinary course of business.
At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.
Underwriters, dealers and agents may be customers of, engage in transactions with or perform services for, us in the ordinary course of their businesses. We will describe in the applicable prospectus supplement naming the underwriters, dealers or agents, the nature of any material relationship between us and the underwriters, dealers or agents, respectively. Unless otherwise specified in the applicable prospectus supplement, each class or series of our securities issued hereunder will be a new issue with no established trading market, other than our common stock, which is listed on Nasdaq. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of our securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of these securities.

LEGAL MATTERS
The validity of the securities offered by us has been passed upon for us by Troutman Sanders LLP, Atlanta, Georgia, and for any underwriters or agents by counsel named in the applicable prospectus supplement.
EXPERTS
The financial statements as of and for the transition period ended December 28, 2019, incorporated in this prospectus by reference from the Company’s Transition Report on Form 10-K/T for the transition period ended December 28, 2019, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
The audited consolidated balance sheets of the Company as of April 30, 2019 and 2018, the related consolidated statements of operations, comprehensive income (loss), stockholders’ equity, and cash flows for each of the years in the two-year period ended April 30, 2019, and the related notes, and management’s assessment of the effectiveness of internal control over financial reporting as of April 30, 2019 have been incorporated by reference herein in reliance upon the reports of Cherry Bekaert LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audit report on the effectiveness of internal control over financial reporting as of April 30, 2019, expresses an opinion that the Company did not maintain effective internal control over financial reporting as of April 30, 2019, because the control environment, risk assessment, control activities, information and communication, and monitoring controls were not effective.
On October 1, 2019, based on the recommendation of the Audit Committee, the Company’s Board of Directors approved a change in the Company’s fiscal year end from April 30 to the Saturday closest to December 31 of each year, effective immediately.
The audited consolidated financial statements for Buddy’s and its subsidiaries as of and for the years ended December 31, 2018 and 2017, and the related notes have been incorporated by reference herein in reliance upon the report of Rivero, Gordimer & Company, P.A., independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Sears Outlet Stores (a carve-out business of Sears Hometown and Outlet Stores, Inc.) as of and for the years ended February 2, 2019 and February 3, 2018 incorporated by reference in this prospectus from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been so incorporated in reliance on the report of BDO USA, LLP, independent auditor, upon the authority of said firm as experts in accounting and auditing.
The consolidated financial statements of Vitamin Shoppe as of and for each of the three fiscal years in the period ended December 29, 2018, incorporated in this prospectus by reference from the Company’s Current Report on Form 8-K/A filed on January 8, 2020 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
The audited historical financial statements of American Freight Group, Inc. included in Franchise Group, Inc.’s Current Report on Form 8-K/A dated May 4, 2020 have been so incorporated in reliance on the report (which contains an emphasis of matter paragraph relating to American Freight Group, Inc.’s liquidity and a support letter from Franchise Group, Inc. as described in Note 12 to the financial statements) of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.
Our website address is www.franchisegrp.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC, including our Annual Reports on Form 10-K; our proxy statements for our annual and special stockholder meetings; our Quarterly Reports on Form 10-Q; our Current Reports on Form 8-K; Forms 3, 4 and 5 and Schedules 13D with respect to our securities filed on behalf of our directors and our executive officers; and amendments to those documents. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information about us by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents listed below and any future filings made by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than any portions of the respective filings that are furnished, rather than filed, pursuant to Item 2.02 or Item 7.01 of Current Reports on Form 8-K including exhibits related thereto or other applicable SEC rules) after the date of the initial registration statement and prior to effectiveness of the registration statement and after the date of this prospectus and prior to the termination of the offering under this prospectus:
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our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588);

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our Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on December 30, 2019, January 6, 2020, January 8, 2020, February 12, 2020, February 18, 2020, March 12, 2020, April 3, 2020, May 4, 2020, May 5, 2020 and May 7, 2020 (File No. 001-35588);

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all other reports filed with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, since the end of the transition period covered by our Transition Report on Form 10-K/T referenced above; and

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the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-35588), filed with the SEC on November 13, 2019, as updated by Exhibit 4.4 to our Transition Report on Form 10-K/T for the transition period ended December 28, 2019, filed with the SEC on April 24, 2020 (File No. 001-35588).

Any statement contained in this prospectus, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded to the extent that a statement contained herein, or in any subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request copies of these documents, at no cost to you, by writing or telephoning us at the below address. Exhibits to the filings, however, will not be sent, however, unless those exhibits have specifically been incorporated by reference in this document:
Franchise Group, Inc.
1716 Corporate Landing Parkway
Virginia Beach, Virginia 23454
(757) 493-8855

FRANCHISE GROUP, INC.
1,200,000 Shares of 7.50% Series A Cumulative Perpetual Preferred Stock
(Liquidation Preference of $25.00 Per Share)
Joint Book-Running Managers
B. Riley Securities
Incapital
D.A. Davidson & Co.
Janney Montgomery Scott
Ladenburg Thalmann
National Securities Corporation
Aegis Capital Corp.
September 15, 2020